   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1999



                                                      REGISTRATION NO. 333-89061

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                        HOLLEY PERFORMANCE PRODUCTS INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          336399                         61-1291482
   (State of Incorporation)       (Primary Standard Industrial           (I.R.S. Employer
                                   Classification Code Number)          Identification No.)

                             1801 RUSSELLVILLE ROAD
                         BOWLING GREEN, KENTUCKY 42101

                                 (270) 782-2900

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                             ---------------------

                               ROBERT L. WINELAND
                             1801 RUSSELLVILLE ROAD
                         BOWLING GREEN, KENTUCKY 42101

                                 (270) 782-2900

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                             ---------------------

FOR INFORMATION REGARDING ADDITIONAL REGISTRANTS, SEE "INFORMATION REGARDING ADDITIONAL REGISTRANTS."

                                   COPIES TO:
                            DANIEL O. KENNEDY, ESQ.
                               HUNTON & WILLIAMS
                             BANK OF AMERICA PLAZA
                                   SUITE 4100
                            600 PEACHTREE ST., N.E.
                             ATLANTA, GA 30308-2216
                                 (404) 888-4000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNDER SECTION 8 OF THE SECURITIES ACT OF 1933. THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

                  INFORMATION REGARDING ADDITIONAL REGISTRANTS

     The following additional registrants are wholly owned, direct and indirect subsidiaries of Holley Performance Products Inc. and guarantors of the Notes and exchange Notes.


                                                                          PRIMARY S.I.C.    IRS EMPLOYER
                                                        JURISDICTION OF        CODE        IDENTIFICATION
NAME                                                     ORGANIZATION         NUMBER           NUMBER
----                                                    ---------------   --------------   --------------
Holley Performance Systems, Inc.......................     Delaware           336399         61-1338014

Lunati Cams, Inc......................................    Tennessee           336399         62-0869631

Weiand Automotive Industries, Inc.....................   California           336399         95-2040701

LMT Motor Sports Corporation..........................  Mississippi           336399         62-1716079

Lunati & Taylor Pistons...............................  Mississippi           336399         58-2047484

Hooker Industries, Inc................................   California           336399         95-2421847

Nitrous Oxide Systems, Inc............................   California           336399         95-3382481

Earl's Supply Company, Inc............................   California           336399         95-2662422

Biggs Manufacturing, Inc..............................      Arizona           336399         86-0751111


     The address and telephone number of the principal executive offices and the agent for service for each of the additional registrants are the same as for Holley Performance Products Inc., as set forth on the facing page of this Registration Statement.

PROSPECTUS

                                  $150,000,000

                        HOLLEY PERFORMANCE PRODUCTS INC.

                       Offer to Exchange all Outstanding
                   $150,000,000 12 1/4% Senior Notes due 2007

            for $150,000,000 12 1/4% Senior Notes due 2007, Series B


                             ---------------------


     - We are offering to exchange the outstanding notes described above for an equal amount of new notes that are registered under the Securities Act of 1933.



     - The exchange offer will expire at 5:00 P.M., New York City time, on
                   , 2000, unless extended.



     - We do not intend to list the exchange notes on any national securities exchange or Nasdaq.


                             ---------------------


     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER OR INVESTING IN THE EXCHANGE NOTES ISSUED IN THE EXCHANGE OFFER.


     We are not making this exchange offer in any state or jurisdiction where it is not permitted.


     Neither the U.S. Securities and Exchange Commission nor any other federal or state securities commission has approved or disapproved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                             ---------------------

               The date of this prospectus is             , 1999.

                               PROSPECTUS SUMMARY


     Throughout this prospectus, the words "Holley," "we" and "our" refer to Holley Performance Products Inc. and all of its subsidiaries, unless the context otherwise requires. The following summary contains basic information about Holley and this offering. It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred you. For purposes of this prospectus, when we describe information as being on a "pro forma" basis, unless otherwise indicated, we are assuming that our acquisitions of Lunati, Weiand, Hooker, FlowTech, NOS and Earl's and the original notes issuance had been completed on the first day of the period indicated, in the case of sales or other income statement information, or as of the day indicated, in the case of assets, liabilities or other balance sheet information. In this prospectus, we rely on and refer to information regarding the specialty/performance products market and its segments in the United States provided by Specialty Equipment Market Association market research reports and other publicly available sources. Although we believe this information is reliable, we cannot guarantee the accuracy and completeness of the information and have not independently verified it.



                         SUMMARY OF THE EXCHANGE OFFER



The Exchange Offer.........  We are offering to exchange $1,000 principal amount of our 12 1/4% Senior Notes due 2007, Series B, which have been registered under the Securities Act, for each $1,000 principal amount of our outstanding unregistered 12 1/4% Senior Notes due 2007, which were issued by us on September 20, 1999 in a private offering. In order for your outstanding notes to be exchanged, you must properly tender them prior to the expiration of the exchange offer. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes on or promptly after the expiration of the exchange offer. Outstanding notes may be tendered for exchange in whole or in part in integral multiples of $1,000 principal amount.



Registration Rights
  Agreement................  We sold the outstanding notes on September 20, 1999 to the initial purchasers of the outstanding notes. Simultaneously with that sale we signed a registration rights agreement with the initial purchasers which requires us to conduct this exchange offer. You have the right pursuant to the registration rights agreement to exchange your outstanding notes for exchange notes with substantially identical terms. This exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes. For a description of the procedures for tendering outstanding notes, please refer to "The Exchange Offer" on page 20.



Consequences of Failure to
  Exchange Your Outstanding
  Notes....................  If you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer provided in the outstanding notes and the indenture. In general, the outstanding notes may not be offered or sold unless registered under the

                             Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the outstanding notes under the Securities Act. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted outstanding notes will be adversely affected.



Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, on             , 2000 unless
                             extended by us, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.



Conditions to the Exchange
  Offer....................  The exchange offer is subject to conditions that we may waive at our reasonable discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. We reserve the right to terminate the exchange offer if specified conditions have not been satisfied and to waive any condition or otherwise amend the terms of the exchange offer in any respect.



Procedures for Tendering
  Outstanding Notes........  If you wish to tender outstanding notes for exchange, you must:



                             - complete and sign a letter of transmittal in
                               accordance with the instructions contained in the letter of transmittal; and



                             - forward the letter of transmittal by mail,
                               facsimile transmission or hand delivery, together with any other required documents, to the exchange agent, either with the outstanding notes to be tendered or in compliance with the specified procedures for guaranteed delivery of such outstanding notes.



                             Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.



                             Please do not send your letter of transmittal or certificates representing your outstanding notes to us. Those documents should only be sent to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent.



Special Procedures for
  Beneficial Owners........  If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact such person promptly if you wish to tender your outstanding notes pursuant to the exchange offer.



Withdrawal Rights..........  You may withdraw the tender of your outstanding notes at any time prior to the expiration date by delivering a written notice of your withdrawal to the exchange agent in accordance with the withdrawal procedures set forth in this prospectus.

Consequences of Not
  Complying with Exchange
  Offer Procedures.........  You are responsible for complying with all exchange offer procedures. You will only receive exchange notes in exchange for your outstanding notes if, prior to the expiration date, you:



                             - deliver to the exchange agent the letter of
                               transmittal, properly completed and duly executed, along with any other documents or signature guarantees required by the letter of transmittal, as well as certificates for the outstanding notes or a book-entry confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at the Depository Trust Company; or



                             - comply with the guaranteed delivery procedures
                               set forth in this prospectus.



                             Any outstanding notes you hold and do not tender, or which you tender but which are not accepted for exchange, will remain outstanding. You will not have any appraisal or dissenters' rights in connection with the exchange offer. You should allow sufficient time to ensure that the exchange agent receives all required documents before the expiration of the exchange offer. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with respect to the tender of your outstanding notes for exchange.



Resales of Exchange Notes    We believe that you will be able to resell exchange
                             notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:



                             - you are acquiring the exchange notes in the
                               ordinary course of your business;



                             - you are not participating, and have no
                               arrangement or understanding with any person to participate, in the distribution of the exchange notes; and



                             - you are not an insider or a related party of
                               Holley.



                             Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume or indemnify you against such liability.



                             Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with those resales.

Exchange Agent.............  The exchange agent for the exchange offer is State
                             Street Bank and Trust Company. The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange Offer -- Exchange Agent" and in the letter of transmittal.



Use of Proceeds............  We will not receive any cash proceeds from the issuance of the exchange notes offered hereby. We used the net proceeds from the original notes issuance, together with $5 million of new equity invested in Holley and borrowings under our revolving credit facility (a) to repay approximately $122.0 million of borrowings under our bank credit facility, (b) to fund approximately $33.0 million for the acquisitions of FlowTech, NOS and Earl's described in this prospectus and (c) for general corporate purposes. Please refer to "Use of Proceeds" for a description of such uses.



Federal Income Tax
  Consequences.............  Your acceptance of the exchange offer and the related exchange of your outstanding notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as a result of the exchange. Please refer to "The Exchange Offer" section of this prospectus for more detailed information concerning the exchange offer. However, because the notes were issued with an original issue discount, there will be income tax consequences associated with the exchange notes. Please refer to the "Federal Income Tax Consequences" section of this prospectus for a description of the income tax consequences associated with the exchange notes.



                      SUMMARY TERMS OF THE EXCHANGE NOTES



     The exchange offer relates to the exchange of up to $150 million principal amount of exchange notes for an equal principal amount of outstanding notes. The form and terms of the exchange notes are substantially identical to the form and terms of the outstanding notes, except the exchange notes will be registered under the Securities Act. Therefore, the exchange notes will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. The exchange notes will evidence the same debt as the outstanding notes, which they replace, and both the outstanding notes and the exchange notes are governed by the same indenture.



Issuer.....................  Holley Performance Products Inc.



Notes Offered..............  $150.0 million aggregate principal amount of
                             12 1/4% Senior Notes due 2007, Series B.



Maturity...................  September 15, 2007.



Issue Price................  96.346%.



Interest...................  Annual rate: 12 1/4%.



                             Payment frequency: every six months on March 15 and September 15, commencing March 15, 2000.

Guarantors.................  All of our existing domestic restricted subsidiaries will fully and unconditionally guarantee the exchange notes on a joint and several basis. Future wholly owned domestic restricted subsidiaries will also be required to guarantee the exchange notes. Our present and future foreign subsidiaries and future less than wholly owned domestic restricted subsidiaries acquired by us will not be required to guarantee the exchange notes. If we cannot make payments on the exchange notes when they are due, the guarantors must make them instead.



Ranking and Subsidiary
  Guarantees...............  The exchange notes will be senior unsecured obligations of ours and will effectively rank junior to our secured obligations to the extent of the value of the assets securing those debts and to all existing and future debts and other liabilities of our foreign subsidiaries and our future less than wholly owned domestic restricted subsidiaries that do not guarantee the exchange notes. They will rank equally with all of our existing and future unsubordinated, unsecured debts that do not expressly provide that they are subordinated to the exchange notes, and will rank ahead of all of our future debts that expressly provide that they are subordinated to the exchange notes. Please refer to "Description of the Exchange Notes" for a description of the exchange notes' ranking status.



                             All of our existing domestic restricted
                             subsidiaries and all future wholly owned domestic restricted subsidiaries will guarantee our obligation to pay principal, premium, if any, and interest on the exchange notes. The subsidiary guarantees will be senior unsecured obligations of the guarantors and will effectively rank junior to all the secured obligations of the guarantors to the extent of the value of the assets securing those debts. Please refer to "Description of the Exchange Notes -- Brief Description of the Notes and the Subsidiary Guarantees" for a description of the subsidiary guarantees.



                             After giving pro forma effect to this offering, $5 million of new equity invested in Holley and the application of the net proceeds as intended, as of October 3, 1999, we and our guarantors would have had approximately $152.4 million of senior indebtedness outstanding, consisting of the exchange notes offered hereby and approximately $7.9 million of secured indebtedness outstanding under our revolving credit facility.



Optional Redemption........  We may redeem some or all of the exchange notes at our option at any time on or after September 15, 2003 at the redemption prices listed in "Description of the Exchange Notes -- Optional Redemption."



                             In addition, on or before September 15, 2002, we may, at our option, use the net cash proceeds from one or more public equity offerings to redeem up to 35% of the aggregate principal amount of the exchange notes originally issued at the price listed in "Description of the Exchange
                             Notes -- Optional Redemption."

Mandatory Offer to
  Repurchase...............  If we experience specific kinds of changes of control or asset sales, we must offer to repurchase the exchange notes at the prices listed in "Description of the Exchange Notes -- Repurchase at the Option of Holders -- Change of Control" and
                             "-- Asset Sales."



Basic Covenants of the
  Indenture................  We will issue the exchange notes under an indenture with State Street Bank and Trust Company. The indenture will limit our ability and the ability of certain of our subsidiaries to:



                             - incur more debt;



                             - pay dividends, redeem stock or make other
                               distributions;



                             - issue capital stock;



                             - make investments;



                             - use assets as security in other transactions;



                             - enter into transactions with affiliates; and



                             - merge or consolidate.



                             These covenants are subject to a number of important qualifications and limitations. See "Description of the Exchange Notes -- Covenants" for a list of such items.


                                  THE COMPANY

GENERAL


     Founded in 1903, Holley is a leading manufacturer and marketer of specialty products for the performance automotive, marine and powersports aftermarkets. Powersports vehicles include motorcycles, jet-skis, snowmobiles and go-carts. Holley designs, manufactures and markets a diversified line of automotive performance and racing products that include fuel, air, spark and internal engine management systems. Our products include:


- throttle body and multi-port fuel injection systems;

- performance and remanufactured carburetors;

- digital ignition systems;

- distributors;

- fuel pumps;


- camshafts;


- crankshafts;

- intake manifolds;

- pistons;

- super chargers;

- exhaust systems;

- headers, mufflers and motorcycle exhaust pipes;

- cylinder heads;

- water pumps;

- throttle bodies;

- nitrous oxide injection systems; and

- performance plumbing products.


     In the performance automotive aftermarket, we have the most widely recognized brand name and believe we have the broadest distribution network, which includes:



- specialized retailers;



- performance wholesale distributors;



- mail order retailers; and



- original equipment manufacturers.

     For the twelve months ended October 3, 1999, Holley generated pro forma revenue of $167.5 million, pro forma EBITDA of $25.9 million and net loss of $4.3 million.



     We believe that our focus on the performance sector of the automotive aftermarket, our dedication to quality and our commitment to the Holley brand name have positioned Holley as a market leader. We believe we have the leading market share of at least 60% in performance carburetors and an approximate 41% market share in performance fuel injection systems. As fuel injection is becoming an increasingly important part of the performance market, we have used our strong brand name to enter this new and growing market segment. We have expanded our fuel injection business to include broad coverage for both throttle body and multi-port systems for four, six and eight cylinder applications, and today we are the market leader in performance fuel injection systems.



     We are committed to providing superior products and services to our customers and believe that our comprehensive quality control and consumer support programs position Holley as the industry leader in quality and service. We perform computer controlled tests on all our products prior to shipment to ensure maximum reliability and "out of the box race readiness" -- meaning each product is 100% tested and tuned for maximum performance and is ready for installation. Additionally, we have a significant focus on research and development to continually advance our technology and introduce new products. Our R&D resources include a 14,000 square foot laboratory staffed by 24 degreed engineers who are supported by highly trained technicians. In 1999, we introduced over 1,100 new products numbers, leveraging the Holley name and capitalizing on our superior R&D capability.



     Our commitment to quality and reputation for superior performance is widely recognized by performance enthusiasts and racers at all levels. For example, since 1969, every race-car on the NASCAR circuit has been equipped with a Holley carburetor.


INDUSTRY OVERVIEW


     Holley competes in the automotive specialty/performance products market, which has been more stable and faster growing than the overall automotive aftermarket. From 1988 to 1997, the specialty/performance products market grew at a compound annual growth rate of 7.8%, while the overall automotive aftermarket grew by an average of 3.4% during the same period. The customer base for specialty/performance products can be divided into three categories: street, circle track and drag racers. The street category includes street rods, muscle cars and sport utility vehicles. The average customer is between 30 and 50 years old with annual income in excess of $57,000 and purchases approximately $1,200 of performance automotive parts annually.



     Sales in the specialty/performance products market in the United States were approximately $6.9 billion in 1997, according to the Specialty Equipment Marketing Association. Holley primarily competes in the performance (or underhood) segment of this market which had sales of approximately $750 million in 1997. This segment is projected to be the fastest growing segment of the specialty/performance products market, with a compound annual growth rate of approximately 9.5% from 1997 through 2002.



     One of the primary catalysts of growth in the specialty/performance products market has been the growth in motorsports as a whole. Over the past ten years, the growth rate of motorsports attendance has substantially outpaced that of other professional sports. In addition, major motorsports attendance is expected to increase 5.1% annually from 15.4 million in 1996 to 18.8 million in 2000. Attendance at NASCAR's major events has grown for 17 consecutive years. NASCAR's attendance growth from 1990 to 1996 of approximately 66% equals the attendance growth of the NBA, NHL, NFL and MLB combined.


     We also compete in the remanufactured carburetor market, which provides replacement parts to older vehicles. While the oldest vehicles in this market are slowly being retired and this market is in decline, there were still approximately 51 million carbureted vehicles in operation on the road in 1997. We have recently introduced a line of remanufactured fuel injectors for this marketplace and believe that this line will offset over time the decline in remanufactured carburetor sales.


BUSINESS STRATEGY


     As a leading manufacturer of underhood performance products, Holley is well positioned to take advantage of the projected growth in our marketplace. Our growth strategy includes both internal expansion and acquisitions. The primary components of our business strategy are as follows:



- Leverage the Holley Brand Name Through New Product Introductions. The Holley name is widely recognized for superior performance. We believe that we can leverage our strong brand name recognition and our reputation for quality through new product introductions. Additionally, we believe we can leverage the Holley name with new products obtained through acquisitions.



- Market Our Products As Systems. We currently offer the most comprehensive line of fuel, air, spark and internal engine management systems and components in the industry. To address the growing complexity of modern engines and to simplify the selling process with the retail consumer, we have begun to market consumer friendly, fully integrated power systems. These systems are comprised of integrated Holley products designed to enhance performance for specific vehicle applications. This strategy enables us to aggressively introduce complementary products and to increase our market share in existing and new products.



- Continue to Diversify Product and System Offerings. We are committed to diversifying our product offerings away from our historical focus on carburetors and associated components. Since 1997, we have targeted our new product and business development efforts on non-carburetor market segments through developing comprehensive underhood power packages for late model fuel-injected vehicles.



- Improve Manufacturing Efficiency. We are committed to reducing operating costs and improving manufacturing efficiency. In 1997, we implemented a program to reduce manufacturing costs by changing our manufacturing operations from a traditional inventory-intensive batch process to a productive and flexible "pull through" cellular manufacturing system. Additionally, we implemented a process to design our new products to maximize manufacturing efficiency.



- Leverage Distribution Channels. We have a diverse and broad distribution network that encompasses retail chains, performance wholesale distributors, mail order retailers and original equipment manufacturers. Given our strong relationship with our customers and the importance of our brands to our key customers, we believe that we are well positioned to benefit from the consolidation occurring in the distribution channels.



- Pursue Strategic Acquisitions. The specialty/performance products market is highly fragmented, and as a leader in our market, we are well positioned to make strategic acquisitions. We intend to pursue acquisition opportunities that expand our manufacturing capabilities, leverage our extensive distribution network and enhance the Holley family of quality brand names.



OUR ACQUISITIONS



  As part of our acquisition strategy, we have acquired the following performance product companies:



     - Hooker Industries, Inc. In July 1999, we acquired Hooker, a leading manufacturer of performance exhaust systems, headers, mufflers and Harley-Davidson(R) exhaust pipes under the well known brand "Hooker Headers."

     - Lunati Companies. In October 1998, we acquired Lunati, which manufactures and distributes internal engine systems including performance camshafts, crank shafts, pistons, rods and other automotive products to the racing market under the "Lunati" brand name.



     - Weiand Automotive Industries. In August 1998, we acquired Weiand, a leading manufacturer of induction systems components including intake manifolds, super chargers and water pumps.



     - FlowTech. In October 1999, we acquired FlowTech, a leading manufacturer of performance exhaust systems, headers, mufflers and exhaust accessories.



     - Nitrous Oxide Systems, Inc. In October 1999, we acquired Nitrous Oxide Systems, Inc., the leading manufacturer of nitrous oxide injection systems to the performance aftermarket.



     - Earl's Performance Products. In October 1999, we acquired Earl's Supply Company, Inc., also known as Earl's Performance Products, a provider of underhood performance fittings, brake lines and hoses.


COMPANY INFORMATION


     Holley was founded in 1903 and incorporated in Delaware in October 1995. In May 1998, affiliates of Kohlberg & Co., L.L.C., together with certain members of our management, acquired Holley for $100.0 million. In connection with the Lunati acquisition, Kohlberg increased its equity investment to approximately $41.0 million. Kohlberg and its management invested an additional $5.0 million in connection with the Hooker acquisition, and $5 million in connection with the original notes issuance, bringing their total equity investment to approximately $51.0 million. Our principal executive offices are located at 1801 Russellville Road, Bowling Green, Kentucky 42101, and our telephone number is 270-782-2900.

             SUMMARY PRO FORMA AND HISTORICAL FINANCIAL INFORMATION


     We have derived the historical financial data included in the following summary financial data from Holley's audited Consolidated Financial Statements which are included elsewhere herein and unaudited Consolidated Financial Statements of Holley and the Predecessor (as defined in the notes hereto). The selected historical consolidated financial information for the years ended December 31, 1996 and 1997 and the periods from January 1, 1998 to May 15, 1998 and from May 16, 1998 to December 31, 1998 are derived from the Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants. The selected historical consolidated financial information for the years ended December 31, 1994 and 1995 and the period from May 16, 1998 to September 27, 1998 and the nine months ended October 3, 1999 are derived from the unaudited Consolidated Financial Statements of the Predecessor and Holley, which in the opinion of management, reflect all adjustments necessary for a fair presentation of such data. Results for the nine months ended October 3, 1999 are not necessarily indicative of results to be expected for the full year.



     We have derived the pro forma financial data from Holley's audited and unaudited Consolidated Financial Statements, audited Financial Statements of Hooker and FlowTech for the year ended June 30, 1999, audited Financial Statements of NOS for the year ended December 31, 1998 as well as unaudited financial statements of Lunati, Weiand, Hooker, FlowTech, NOS and Earl's for the remaining respective periods presented.



     The pro forma consolidated financial data are presented as if the original notes issuance had been completed, our acquisitions of Weiand, Lunati, Hooker, FlowTech, NOS, and Earl's had occurred and the additional equity contribution of $5 million had been contributed as of the beginning of the period presented. The pro forma balance sheet data are presented as if the acquisitions of NOS and Earl's, the additional equity contribution of $5 million and the use of proceeds therefrom had occurred on October 3, 1999.



     The selected pro forma consolidated financial data are not necessarily indicative of results of operations Holley would have obtained had this offering been completed, our acquisitions of Weiand, Lunati, Hooker, FlowTech, NOS, and Earl's occurred or the additional equity contributions been contributed as of the beginning of the period presented. You should read the following information in conjunction with Holley's Consolidated Financial Statements and the Notes thereto, the Consolidated Financial Statements of Hooker and the Notes thereto, the Financial Statements of FlowTech and the notes thereto, the Financial Statements of NOS and the notes thereto, the information contained in "Unaudited Pro Forma Consolidated Financial Information," and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are included elsewhere in this prospectus.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION


                                                                       NINE MONTHS    TWELVE MONTHS
                                                         YEAR ENDED       ENDED           ENDED
                                                        DECEMBER 31,    OCTOBER 3,     OCTOBER 3,
                                                            1998           1999           1999
                                                        ------------   ------------   -------------
                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Net sales.............................................    $161,350       $131,661       $167,499
Cost of sales.........................................     107,174         83,776        107,730
                                                          --------       --------       --------
Gross profit..........................................      54,176         47,885         59,769
Selling, general and administrative expenses(a).......      34,944         29,360         37,681
Non-recurring charge(h)...............................         452            755          1,207
Amortization expense..................................       4,523          3,709          4,838
                                                          --------       --------       --------
Income from operations................................      14,257         14,061         16,043
Interest expense(b)...................................      21,445         16,084         21,445
Other income (expense), net...........................        (424)            65            220
Provision (benefit) for income taxes..................      (1,795)            78           (874)
                                                          --------       --------       --------
          Net income (loss)...........................    $ (5,817)      $ (2,036)      $ (4,308)
                                                          ========       ========       ========
OTHER FINANCIAL DATA:
EBITDA(c).............................................    $ 24,114       $ 21,793       $ 25,877
EBITDA margin(d)......................................        15.0%          16.6%          15.4%
Cash interest expense.................................    $ 19,572       $ 14,679       $ 19,572
Depreciation and amortization.........................       9,857          7,732          9,834
Capital expenditures..................................       5,121          1,464          4,695
Ratio of EBITDA to cash interest expense(b)...........         1.2x           1.5x           1.3x
Ratio of net debt to EBITDA(e)........................         6.4x            --            6.0x
Ratio of earnings to fixed charges(f).................         1.0x           0.9x           0.8x



                                                               AS OF OCTOBER 3, 1999
                                                              -----------------------
                                                               ACTUAL      PRO FORMA
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $ 14,487      $     --
Total assets................................................   233,309       249,618
Total debt..................................................   147,441       155,369
Stockholder's equity........................................    46,513        51,513

                    SUMMARY HISTORICAL FINANCIAL INFORMATION


                                        THE PREDECESSOR(G)                                 THE COMPANY(G)
                        --------------------------------------------------   -------------------------------------------
                                                                JANUARY 1,     MAY 16,         MAY 16,       NINE MONTHS
                               YEAR ENDED DECEMBER 31,           1998 TO       1998 TO         1998 TO          ENDED
                        -------------------------------------    MAY 15,     DECEMBER 31,   SEPTEMBER 27,    OCTOBER 3,
                         1994      1995      1996      1997        1998          1998            1998           1999
                        -------   -------   -------   -------   ----------   ------------   --------------   -----------
                                                             (DOLLARS IN THOUSANDS)
Statements of Income Data:
Net sales.............  $91,535   $96,322   $96,290   $98,803    $36,632       $64,731         $39,156         $94,739
Cost of sales.........   65,676    66,499    65,368    69,192     25,728        44,269          26,085          62,610
                        -------   -------   -------   -------    -------       -------         -------         -------
Gross profit..........   25,859    29,823    30,922    29,611     10,904        20,462          13,071          32,129
Selling, general and
  administrative
  expenses(a).........   15,443    18,558    18,868    22,759      7,616        11,795           7,108          18,851
Non-recurring
  charge(h)...........       --        --        --        --         --           452              --             755
Amortization expense..       --        --       113       113         45         1,626             846           2,936
                        -------   -------   -------   -------    -------       -------         -------         -------
Income from
  operations..........   10,416    11,265    11,941     6,739      3,243         6,589           5,117           9,587
Interest expense(b)...       --        --        --        --         --         4,705           2,649           7,412
Other income
  (expense), net(i)...       23        13      (183)       45     (1,395)         (231)            (81)             (9)
                        -------   -------   -------   -------    -------       -------         -------         -------
Income before income
  taxes...............   10,439    11,278    11,758     6,784      1,848         1,653           2,387           2,166
Provision for income
  taxes(j)............       --        --     4,514     2,520        797         1,034           1,045           2,038
                        -------   -------   -------   -------    -------       -------         -------         -------
Income before
  extraordinary
  item................   10,439    11,278     7,244     4,264      1,051           619           1,342             128
Extraordinary Item....       --        --        --        --         --            --              --           1,654
                        -------   -------   -------   -------    -------       -------         -------         -------
Net income (loss).....  $10,439   $11,278   $ 7,244   $ 4,264    $ 1,051       $   619         $ 1,342         $(1,526)
                        =======   =======   =======   =======    =======       =======         =======         =======
Other Financial Data:
EBITDA(c).............  $11,505   $12,299   $13,091   $ 7,802    $ 3,819       $10,136         $ 6,259         $16,172
EBITDA margin(d)......     12.6%     12.8%     13.6%      7.9%      10.4%         15.7%           16.0%           17.1%
Depreciation and
  amortization........  $ 1,089   $ 1,034   $ 1,150   $ 1,063    $   576       $ 3,547         $ 1,142         $ 6,585
Capital
  expenditures........    2,414       532       466       942      1,188         2,819           1,353           3,024
Ratio of earnings to
  fixed charges(f)....     37.9x     63.4x     61.4x     34.8x      26.8x          1.3x            1.9x            1.3x


---------------


(a) Selling, general and administrative expenses include management fees Holley paid to Coltec Industries Inc. ("Coltec") and KHPP Holdings, Inc. totaling $2.1 million, $2.2 million, $2.3 million, $2.3 million, $0.8 million, $0.4 million, $0.2 million and $0.7 million for the fiscal years ended December 31, 1994, 1995, 1996 and 1997 and the periods from January 1, 1998 to May 15, 1998, from May 16, 1998 to December 31, 1998, and from May 16, 1998 to
    September 27, 1998 and the nine month period ended October 3, 1999, respectively. For the year ended December 31, 1997, selling, general and administrative expenses also include a provision for doubtful accounts of $1.9 million, increased marketing spending of $1.0 million, additional cash discounts of $0.5 million and additional R&D spending of $0.5 million. The provision for doubtful accounts resulted from the Super Shops bankruptcy and the recognition of the uncertain collectability of certain accounts receivable at December 31, 1997.


(b) Interest expense includes amortization of deferred financing costs. However, deferred financing costs are excluded from interest expense in calculating the ratio of EBITDA to cash interest expense.


(c) EBITDA represents income from operations plus depreciation and amortization expense. EBITDA should not be considered as an alternative measure of net income or cash provided by operating activities (both as determined in accordance with generally accepted accounting principles), but is presented to provide additional information related to Holley's debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity. The primary difference between EBITDA and cash flows provided by operating activities relates primarily to changes in working capital requirements and payments made for interest and income taxes. Our use of EBITDA may not be comparable to similarly titled measures due to the use by other companies of different financial statement components in calculating EBITDA. The definition of EBITDA under the indenture could differ from the definition described herein.


(d) EBITDA margin is defined as EBITDA divided by net sales.


(e) Ratio of net debt to EBITDA is defined as pro forma net long-term debt as of October 3, 1999 divided by pro forma EBITDA for the year ended December 31, 1998 and the twelve months ended October 3, 1999. Pro forma net long-term debt equals long-term debt less cash and cash equivalents.



(f) For the purpose of determining the ratio of earnings to fixed charges, "earnings" consist of income before provision for income taxes, extraordinary item and fixed charges. "Fixed charges" consist of interest expense including amortization of deferred financing costs and one-third of rental expense, representing that portion of rental expense representative of the interest factor.



(g) Effective May 15, 1998, all outstanding shares of Holley common stock were purchased by KHPP Acquisition Corporation, a wholly owned subsidiary of KHPP Holdings, Inc., for $100.0 million, in a transaction which was accounted for as a purchase. At the time of the acquisition of Holley, KHPP Acquisition Corporation was merged into Holley. Financial information prior to May 16, 1998, is for Holley when it was a wholly owned subsidiary of Coltec and for periods prior to January 1, 1996 for Holley when it was a division of Coltec. For periods in which Holley was either a wholly owned subsidiary or division of Coltec, Holley is referred to herein as the "Predecessor". For periods in which Holley is a wholly owned subsidiary of Holdings, Holley is referred to as "Holley." The acquisition by KHPP Holdings, Inc. and the related application of purchase accounting resulted in changes to the capital structure of the Predecessor and the historical basis of various assets and liabilities. The effect of such changes significantly impairs the comparability of the financial position and results of operations of Holley and the Predecessor.



(h) Non-recurring costs include (1) costs incurred in 1998 and 1999 associated with the movement of inventory and fixed assets to Holley's facility in Bowling Green, Kentucky from two Weiand facilities which were closed subsequent to the acquisition and (2) costs incurred in 1999 associated with the movement of fixed assets from a research and development facility which was not acquired in the acquisition of Holley. EBITDA has not been adjusted for these amounts.


(i) Other expense for the period from January 1, 1998 to May 15, 1998 includes $1.0 million in fees paid to Coltec under a licensing agreement. The agreement was established on December 31, 1997 and expired on May 15, 1998 in connection with the acquisition of Holley.

(j) The Predecessor did not record a tax provision in 1994 and 1995 as it was a division of Coltec.

                                  RISK FACTORS


     Before tendering your outstanding notes for exchange notes or investing in the exchange notes, you should be aware that your investment involves a high degree of risk. There are a number of factors, including those specified below, which may adversely affect our ability to make payments on the exchange notes. You could therefore lose a substantial portion or all of your investment in the exchange notes. Consequently, an investment in the exchange notes should only be considered by persons who can assume such risk. The risk factors described below represent the most significant factors that make this investment speculative, but are not necessarily exhaustive.



     OUR SUBSTANTIAL INDEBTEDNESS AND THE RESULTING SIGNIFICANT DEMANDS ON OUR CASH RESOURCES COULD MAKE IT DIFFICULT FOR US TO REPAY SUCH DEBT AND RESTRICT OUR OPERATIONS



     As a result of the offering, we will have incurred a substantial amount of debt which requires significant interest payments. As of October 3, 1999, on a pro forma basis, we would have had total consolidated debt of $155.4 million. The demands on our cash resources related to our debt could:



     - make it more difficult for us to satisfy our obligations with respect to the exchange notes and our other indebtedness;


     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the amount of our cash flow available for acquisitions, working capital, capital expenditures and other general corporate purposes;


     - limit our flexibility in planning for, or reacting to, changes in our industry including the pursuit of our growth strategy;


     - place us at a competitive disadvantage compared to our competitors that have fewer debts and significantly greater operating and financing flexibility than we do;

     - limit, along with the financial and other restrictive covenants applicable to our indebtedness, among other things, our ability to borrow additional funds even when necessary to maintain adequate liquidity;


     - increase our vulnerability to general adverse economic and industry conditions because our sales revenue will likely stagnate or decrease under such conditions, and therefore our ability to make payments on the exchange notes will be impaired; and


     - result in an event of default upon a failure to comply with these covenants which, if not cured or waived, could have a material adverse effect on our business, financial condition or results of operations.


     Our ability to pay principal and interest on the exchange notes, to repay our secured indebtedness and to satisfy our other debt obligations will depend upon our future operating performance and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond our control.


     If we are unable to service our indebtedness and fund our business, we may be forced to reduce or delay capital expenditures, seek additional debt financing or equity capital, restructure or refinance our indebtedness or sell assets. We cannot assure you that any such strategy could be effected on terms satisfactory to us or at all.

     THE INDENTURE AND OUR BANK CREDIT FACILITY CONTAIN SEVERAL RESTRICTIVE COVENANTS THAT RESTRICT OUR OPERATIONS AND SET FINANCIAL BENCHMARKS THAT, IF NOT MET, CAN RESULT IN ACCELERATION OF OUR DEBT.



     The indenture and our bank credit facility each contains a number of restrictive covenants. Our ability to meet the maintenance and financial covenants under our bank credit facility can be affected by events beyond our control, and, in any event, there can be no assurance that we will meet such covenants and requirements. Our failure to comply with the obligations in the indenture or bank credit facility could result in an event of default under the indenture or our bank credit facility that, if not cured or waived, could permit acceleration of the exchange notes and/or bank credit facility debt and acceleration of debt under other instruments.



     THE EXCHANGE NOTES AND SUBSIDIARY GUARANTEES WILL BE EFFECTIVELY SUBORDINATED TO THE SECURED INDEBTEDNESS OF HOLLEY AND THE GUARANTORS AND TO ALL LIABILITIES OF NON-GUARANTOR SUBSIDIARIES



     The indebtedness evidenced by the exchange notes will be a senior unsecured obligation of Holley, and the indebtedness evidenced by each subsidiary guarantee will be a senior unsecured obligation of the relevant guarantor. Our bank credit facility indebtedness is also senior debt, but is secured by liens on our inventory, accounts receivable and capital stock. The payment of principal, premium (if any) and interest on the exchange notes and any payment with respect to a subsidiary guarantee therefore will be effectively subordinated in right of payment to any secured indebtedness of Holley or the relevant guarantor, to the extent of the assets serving as collateral for the applicable indebtedness. Accordingly, there may be insufficient assets remaining after payment of prior secured claims to pay amounts due on the exchange notes.



     As of October 3, 1999, after giving pro forma effect to the offering, $5 million of new equity and our intended use of such proceeds, Holley would have had approximately $17.1 million of undrawn revolving loan capacity available under the bank credit facility. Subject to restrictions under the bank credit facility and the indenture, Holley may incur additional indebtedness, including additional secured indebtedness, from time to time. Please refer to "Description of Notes" for a more detailed description of our indenture restrictions.



THE SUBSIDIARY GUARANTEES COULD IN SOME CIRCUMSTANCES BE CONSIDERED FRAUDULENT TRANSFERS UNDER BANKRUPTCY LAWS WHICH WOULD VOID THE SUBSIDIARY GUARANTEE


     Under the U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could subordinate or void any subsidiary guarantee if it found that the subsidiary guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the subsidiary guarantee and the guarantor was any of the following:

     - insolvent or was rendered insolvent because of the subsidiary guarantee;

     - engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.


     If a court voided a subsidiary guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, noteholders would cease to have a claim against the guarantor and would be solely creditors of Holley and any other guarantors.


THE ORIGINAL ISSUE DISCOUNT MAY PRESENT UNFAVORABLE TAX AND OTHER LEGAL CONSEQUENCES TO YOU


     The exchange notes will be deemed to have been issued to you at a discount for federal income tax purposes. Original issue discount, which is the difference between the stated redemption price of the exchange notes at maturity and the issue price of the exchange notes, will accrue from the issue date of the exchange notes and be includable in a holder's gross income as it accrues. Thus, you will be required to include the original issue discount in your income prior to actual receipt of cash representing that income. Please refer to "Federal Income Tax Considerations" for further details.



     If a bankruptcy case under the U.S. Bankruptcy Code were commenced by or against us after the issuance of the exchange notes, the claim of a holder of exchange notes could be limited to exclude the amount of unamortized original issue discount, as of the relevant date, if the bankruptcy court determined that it was "unmatured interest."



WE ARE DEPENDENT UPON OUR SUPPLIERS AND INTERRUPTIONS IN OUR SUPPLY OF METAL CASTINGS OR SIGNIFICANT COST INCREASES COULD ADVERSELY AFFECT OUR BUSINESS


     Our operations are dependent on the supply of metal castings, made typically of zinc or aluminum, from one significant and several other suppliers. We obtain substantially all of our supply through purchase orders and do not typically enter into long-term supply contracts relating to these castings. Although to date our supply of metal castings has been uninterrupted and we have been able to obtain these materials in sufficient quantities, supply interruptions or cost increases, to the extent we are unable to pass these costs on to our customers, could adversely affect our future results of operations.


FAILURE TO IMPLEMENT OUR ACQUISITION STRATEGY OR SUCCESSFULLY INTEGRATE ACQUIRED COMPANIES COULD LIMIT OUR GROWTH AND ADVERSELY AFFECT OUR BUSINESS



     One of our business strategies is to pursue select strategic acquisitions of other companies that we believe can expand our manufacturing capabilities, leverage our extensive distribution network and enhance the Holley family of quality brand names. Any failure by us to acquire companies or integrate acquired companies without substantial costs, delays or other difficulties could have a material adverse effect on our business, results of operations or financial condition. Additionally, our ability to grow by acquisition is dependent upon, and may be limited by, the availability of suitable acquisition candidates and capital, and the restrictions contained in our bank credit facility, the indenture and any future financing arrangements.



THE "YEAR 2000" PROBLEM MAY ADVERSELY AFFECT OUR BUSINESS



     We have conducted a review of our business systems, including our computer systems for Year 2000 (or Y2K) compliance, and are querying our customers and vendors about their progress in identifying and addressing problems that their computer systems may face. However, we can give no assurance that we will identify all such Year 2000 problems in our computer systems or those of our customers and vendors in advance of their occurrence or that we will be able to successfully remedy any problems that are discovered. If we do not succeed, our computer systems could experience failure or significant problems. If this happens, one or more elements of our operations could be impaired or cease temporarily, thereby reducing our sales revenue. Similar Y2K-related failures in our significant customer or vendor computer systems could also impair our operations and reduce sales revenue. Our expenses in identifying and addressing such problems, or the expenses or liabilities to which we may become subject as a result of such problems, could have a material adverse effect on Holley's business, financial condition and results of operations, and thus our ability to repay the exchange notes.


WE MAY NOT HAVE SUFFICIENT FUNDS TO PURCHASE NOTES UPON A CHANGE OF CONTROL


     Upon a change of control of Holley, we will be required to make an offer to purchase all outstanding exchange notes. However, we can not assure you that we will have or will be able to acquire sufficient funds at the time of any change of control to make any required repurchases of exchange notes. In such case, we will not be able to fulfill this obligation and your exchange notes will not be repurchased by us. Such events constituting a change of control will also constitute an event of default under the bank credit facility.



THE DEFINITION OF CHANGE OF CONTROL IN THE INDENTURE IS UNCERTAIN, AND THEREFORE SO IS OUR REQUIREMENT TO REPURCHASE THE NOTES



     The definition of "change of control" in the notes indenture includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Holley and its subsidiaries taken as a whole. Although there is limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Holley to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Holley and its subsidiaries taken as a whole to another person or group may be uncertain.



ONE PERSON EFFECTIVELY CONTROLS HOLLEY



     All of our issued and outstanding capital stock is owned by KHPP Holdings, Inc., and approximately 97% of its voting common stock is indirectly controlled by James A. Kohlberg, a member of our Board of Directors. This control enables him, through our Company's Board of Directors, to control our affairs, and to preclude or consummate mergers, acquisitions, changes in Holley's capital structure, assumptions of control and changes of incumbent management.



THE LOSS OF TWO CUSTOMERS COULD SIGNIFICANTLY REDUCE OUR NET SALES



     We utilize two principal customers, Jeg's and Summit Racing, for product distribution through mail order. Approximately 21% of 1998 pro forma net sales came from our mail order business, and we derive substantially all of our mail order revenue from these two customers. The loss of these two mail order customers could temporarily but significantly reduce our net sales. However, in such event, we believe we could replace substantially all of such sales in the short term. If we did not replace such net sales revenue promptly, our ability to repay the exchange notes could be impaired.



THERE IS NO ESTABLISHED TRADING MARKET FOR THE NOTES AND THEY CONTAIN RESTRICTIONS ON TRANSFER, AND THEREFORE YOU MAY NOT BE ABLE TO SELL YOUR NOTES



     There is currently no established trading market for the exchange notes and we do not intend to have the exchange notes listed for trading on any securities exchange or in any automated dealer quotation system. The initial purchasers have advised us that they presently intend to make a market in the exchange notes. However, the initial purchasers are not obligated to do so and any such market making may be discontinued at any time, without notice, at the sole discretion of the initial purchasers. Accordingly, no assurance can be given as to whether an active trading market will develop or be maintained for the exchange notes. The exchange notes have not been registered under the Securities Act or any state securities laws. Therefore, absent such registration, the exchange notes may be offered or sold only in transactions that are not subject to or are exempt from the registration requirements of the Securities Act or applicable state securities laws.

                           FORWARD-LOOKING STATEMENTS



     This Prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, including those described under "Risk Factors," many of which are beyond our control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate" and similar expressions, and include (among others) statements concerning:



     - our strategy;



     - our liquidity and capital expenditures;



     - our debt levels and ability to obtain financing and service debt;



     - competitive pressures and trends in the performance automotive products industry;



     - cyclicality and economic condition of the industries we currently serve;



     - acquisitions which have not been consummated and our ability to successfully integrate acquired companies;



     - prevailing levels of interest rates;



     - legal proceedings and regulatory matters;



     - general economic conditions; and



     - costs associated with Year 2000 issues.



     Actual results could differ materially from those contemplated by these forward-looking statements as a result of factors ("cautionary statements") such as those described in "Risk Factors." In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements.

                       WHERE YOU CAN GET MORE INFORMATION


     This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the exchange notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents. Since these summaries may not contain all of the information that you may find important, you should review the full text of these documents. We have filed certain of these documents as exhibits to our registration statement.



     You should direct any request for information to Robert L. Wineland, our corporate Secretary, at least 10 business days before you tender your exchange notes in the exchange offer. Our mailing address and telephone number are:


                        Holley Performance Products Inc.
                             1801 Russellville Road
                         Bowling Green, Kentucky 42101
                                 (502) 782-2900


     As a result of the exchange offer, we will be subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934. In addition, under the indenture governing the outstanding notes and the exchange notes, we have agreed that until we are subject to the reporting and informational requirements of the Exchange Act and during any other period in which we are not subject to those requirements, so long as the outstanding notes or the exchange notes remain outstanding, we will distribute to the holders of the notes, copies of the financial information that we would have been required to file with the SEC pursuant to the Exchange Act. This financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, management's discussion and analysis of financial condition and results of operations, as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. We have also agreed to furnish to holders of outstanding notes and prospective purchasers of the exchange notes upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act during any period in which we are not subject to the reporting and informational requirements of the Exchange Act.



     The registration statement, as well as such reports, exhibits and other information filed by us with the SEC can be inspected and copied, at prescribed rates, at:



     - the public reference facilities maintained by the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;



     - the regional office of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048; and



     - the regional office of the SEC at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.


     Please call the SEC at 1-800-SEC-0330 for additional information about its public reference room. Our SEC filings are also available without charge on the SEC's Internet site at http://www.sec.gov.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


     In connection with the sale of the outstanding notes, we agreed to register the exchange notes and exchange them for the outstanding notes. The exchange offer is being made to satisfy this contractual obligation.



     By tendering outstanding notes in exchange for exchange notes, each holder represents to us that:



     - any exchange notes to be received by a holder are being acquired in the ordinary course of that holder's business;



     - it has no arrangement or understanding with any person to participate in a "distribution" of exchange notes under the Securities Act;


     - it is not an "affiliate" of Holley, as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - it has full power and authority to tender, exchange, sell, assign and transfer the tendered outstanding Notes;


     - Holley will acquire good, marketable and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and encumbrances; and



     - the outstanding notes tendered for exchange are not subject to any adverse claims or proxies.



     Each tendering holder also will warrant and agree that it will, upon request, execute and deliver any additional documents that Holley or the exchange agent deems to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the outstanding notes tendered pursuant to the exchange offer.



     Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes pursuant to the exchange offer, where the outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes received in this exchange offer.



     The exchange offer is not being made to, nor will Holley accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of the exchange notes would be in violation of the securities or blue sky laws of that jurisdiction.



     Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the outstanding notes are registered on the books of Holley or any other person who has obtained a properly completed bond power from the registered holder, or any participant in DTC whose name appears on a security position listing as a holder of outstanding notes (which, for purposes of the exchange offer, include beneficial interests in the outstanding notes held by direct or indirect participants in DTC and outstanding notes held in definitive form).


TERMS OF THE EXCHANGE OFFER


     Holley hereby offers, upon the terms and subject to the conditions shown in this prospectus and in the accompanying letter of transmittal, to exchange $1,000 principal amount of 12 1/4% Senior Notes due 2007, Series B, for each $1,000 principal amount of outstanding 12 1/4% Senior Notes due 2007 properly tendered before the expiration date and not properly withdrawn according to the procedures described below. Holders may tender their outstanding notes in whole or in part in integral multiples of $1,000 principal amount.



     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:



     - the exchange notes have been registered under the Securities Act and therefore are not subject to the restrictions on transfer applicable to the outstanding notes; and



     - holders of the exchange notes will not be entitled to some of the rights of holders of the outstanding notes under the registration rights agreement.



     The exchange notes evidence the same indebtedness as the outstanding notes and will be issued pursuant to and entitled to the benefits of the indenture that governs the outstanding notes.



     The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. Holley reserves the right in its sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as discussed under "-- Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. As of the date of this prospectus, $150 million principal amount of 12 1/4% Senior Notes due 2007 was outstanding.



     Holders of outstanding notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Outstanding notes that are not tendered for, or are tendered but not accepted in connection with, the exchange offer will remain outstanding. See "Summary of the Exchange
Offer -- Consequences of Not Complying with Exchange Offer Procedures" for a detailed description of the consequences of not exchanging your notes.



     If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of particular other events discussed herein or otherwise, certificates for any such unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof promptly after the expiration date.



     Holders who tender outstanding notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the outstanding notes in connection with the exchange offer. Holley will pay all charges and expenses, other than specified applicable taxes. See "-- Fees and Expenses" for more information regarding fees and expenses.



     NEITHER HOLLEY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The expiration date for the exchange offer is 5:00 p.m., New York City
time, on           , 2000 unless the exchange offer is extended by Holley. If
Holley does extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended.

     Holley expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time:


     - to delay the acceptance of the outstanding notes for exchange;



     - to terminate the exchange offer, whether or not any outstanding notes have already been accepted for exchange, if Holley determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" has occurred or exists or has not been satisfied with respect to the exchange offer;



     - to extend the expiration date of the exchange offer and retain all outstanding notes tendered pursuant to the exchange offer, subject, however, to the right of holders of outstanding notes to withdraw their tendered outstanding notes as described under "-- Withdrawal Rights;" and


     - to waive any condition or otherwise amend the terms of the exchange offer in any respect.


     If the exchange offer is amended in a manner determined by Holley to constitute a material change, or if Holley waives a material condition of the exchange offer, Holley will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the affected outstanding notes, and Holley will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.


     Any such delay in acceptance, termination, extension or amendment will be followed promptly by oral or written notice thereof to the exchange agent for the exchange offer (any such oral notice to be promptly confirmed in writing) and by making a public announcement, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which Holley may choose to make any public announcement, and subject to applicable laws, Holley shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE NOTES


     Upon the terms and subject to the conditions of the exchange offer, promptly after the expiration date, Holley will exchange, and will issue to the exchange agent, exchange notes for outstanding notes validly tendered and not withdrawn pursuant to the withdrawal rights described under "-- Withdrawal Rights."



     In all cases, delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:



     - outstanding notes or a book-entry confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC;


     - the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees; and

     - any other documents required by the letter of transmittal.


     Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when outstanding notes, book-entry confirmations with respect to outstanding notes and other required documents are received by the exchange agent.



     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of outstanding notes into the exchange agent's account at DTC. Subject to the terms and conditions of the exchange offer, Holley will be deemed to have accepted for exchange, and thereby exchanged, outstanding notes validly tendered and not withdrawn as, if and when Holley gives oral or written notice to the exchange agent (any such oral notice to be promptly confirmed in writing) of Holley's acceptance of such outstanding notes for exchange pursuant to the exchange offer. Holley's acceptance for exchange of outstanding notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and Holley upon the terms and subject to the conditions of the exchange offer. The exchange agent will act as agent for Holley for the purpose of receiving tenders of outstanding notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving outstanding notes, letters of transmittal and related documents and transmitting exchange notes to holders who validly tendered outstanding notes. Such exchange will be made promptly after the expiration date of the exchange offer. If for any reason the acceptance for exchange or the exchange of any outstanding notes tendered pursuant to the exchange offer is delayed (whether before or after Holley's acceptance for exchange of outstanding notes), or Holley extends the exchange offer or is unable to accept for exchange or exchange outstanding notes tendered pursuant to the exchange offer, then, without prejudice to Holley's rights set forth herein, the exchange agent may, nevertheless, on behalf of Holley and subject to Rule 14e-1(c) under the Exchange Act, retain tendered outstanding notes and such outstanding notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."


PROCEDURES FOR TENDERING OUTSTANDING NOTES


     Valid Tender. Except as set forth below, in order for outstanding notes to be validly tendered pursuant to the exchange offer, either:



     - a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the exchange agent at the address set forth under "-- Exchange Agent" prior to the expiration date and tendered outstanding notes must be received by the exchange agent, or such outstanding notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the exchange agent, in each case prior to the expiration date; or


     - the guaranteed delivery procedures described below must be complied with.


     If less than all of the outstanding notes are tendered, a tendering Holder should fill in the amount of outstanding notes being tendered in the appropriate box on the letter of transmittal. The entire amount of outstanding notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.


     If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Unless waived by Holley, evidence satisfactory to Holley of such person's authority to so act must also be submitted.


     Any beneficial owner of outstanding notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial Holder wishes to participate in the exchange offer.



     THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY AND PROPER INSURANCE SHOULD BE OBTAINED. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO HOLLEY. HOLDERS MAY

REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR THEM.



     Book-Entry Transfer. The exchange agent will request the establishment of an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "-- Exchange Agent" prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.



     DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.



     Signature Guarantees. Certificates for outstanding notes need not be endorsed and signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are unnecessary unless:



     - a certificate for outstanding notes is registered in a name other than that of the person surrendering the certificate; or



     - a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.



In the case of (a) or (b) above, such certificates for outstanding notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined and each an "Eligible Institution"):


     - a bank;

     - a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

     - a credit union;

     - a national securities exchange, registered securities association or clearing agency; or

     - a savings association that is a participant in a Securities Transfer Association,

unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the letter of transmittal.


     Guaranteed Delivery. If a holder desires to tender outstanding notes pursuant to the exchange offer and the certificates for such outstanding notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such outstanding notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:


          (1) such tenders are made by or through an Eligible Institution;

          (2) prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal, setting forth the name and address of the holder of outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and



          (3) the certificates (or book-entry confirmation) representing all tendered outstanding notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.



     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered outstanding notes will be determined by Holley, in its sole discretion, which determination shall be final and binding on all parties. Holley reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders it determines not to be in proper form or the acceptance for exchange of which may, in the view of counsel to Holley, be unlawful. Holley also reserves the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "-- Conditions to the Exchange Offer" or any defect or irregularity in any tender of outstanding notes of any particular holder whether or not similar defects or irregularities are waived in the case of other holders.



     Holley's interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. No tender of outstanding notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. None of Holley, any affiliates of Holley, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.


RESALES OF EXCHANGE NOTES


     Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to Holley, Holley believes that holders of outstanding notes who exchange their outstanding notes for exchange notes may offer for resale, resell and otherwise transfer such exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act. This would not apply, however, to any holder that is a broker-dealer that acquired outstanding notes as a result of market-making activities or other trading activities or directly from Holley for resale under an available exemption under the Securities Act. Also, resale would only be permitted for exchange notes that are acquired in the ordinary course of a holder's business, where such holder has no arrangement or understanding with any person to participate in the distribution of such exchange notes and such holder is not an "affiliate" of Holley. The staff of the SEC has not considered our exchange offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to our exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes under the exchange offer, where such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See

"Plan of Distribution" for information regarding the initial purchasers of the notes and their distribution.


WITHDRAWAL RIGHTS


     Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time prior to the expiration date of the exchange offer. In order for a withdrawal to be effective, such withdrawal must be in writing and timely received by the exchange agent at its address set forth under "-- Exchange Agent" prior to the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the outstanding notes to be withdrawn, the principal amount of outstanding notes to be withdrawn, and (if certificates for such outstanding notes have been tendered) the name of the registered holder of the outstanding notes as set forth on the outstanding notes, if different from that of the person who tendered such outstanding notes. If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, the notice of withdrawal must specify the serial numbers on the particular certificates for the outstanding notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of outstanding notes tendered for the account of an Eligible Institution. If outstanding notes have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Outstanding Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of outstanding notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of outstanding notes may not be rescinded. Outstanding notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time prior to the expiration date of the exchange offer by following any of the procedures described above under "-- Procedures for Tendering Outstanding Notes."



     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by Holley, in its sole discretion, which determination shall be final and binding on all parties. None of Holley, any affiliates of Holley, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any outstanding notes which have been tendered but which are withdrawn will be returned to the holder promptly after withdrawal.


INTEREST ON THE EXCHANGE NOTES


     Interest on the exchange notes will be payable every six months on March 15 and September 15 of each year at a rate of 12 1/4% per annum, commencing March 15, 2000. The exchange notes will mature on September 15, 2007.


CONDITIONS TO THE EXCHANGE OFFER


     If any of the following conditions has occurred or exists or has not been satisfied prior to the expiration date, Holley will not be required to accept for exchange any outstanding notes and will not be required to issue exchange notes in exchange for any outstanding notes. In addition, Holley may, at any time and from time to time, terminate or amend the exchange offer, whether or not any outstanding notes have already been accepted for exchange, or may waive any conditions to or amend the exchange offer.



     - A change in the current interpretation by the staff of the SEC that permits resales of exchange notes as described above under "-- Resales of Exchange Notes;"


     - The institution or threat of an action or proceeding in any court or by or before any governmental agency or body with respect to the exchange offer that, in Holley's judgment, would reasonably be expected to impair the ability of Holley to proceed with the exchange offer;

     - The adoption or enactment of any law, statute, rule or regulation that, in Holley's judgment, would reasonably be expected to impair the ability of Holley to proceed with the exchange offer;

     - Any change or development involving a prospective change in the business or financial affairs of Holley that Holley believes might materially impair its ability to proceed with the exchange offer.


     If Holley determines in its reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the expiration date, Holley may, subject to applicable law, terminate the exchange offer, whether or not any outstanding notes have already been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, Holley will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes. In this case, Holley will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.



EXCHANGE AGENT


     State Street Bank and Trust Company has been appointed as the exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

     By Mail


     State Street Bank and Trust Company

     Corporate Trust Department
     P.O. Box 778
     Boston, MA 02102-0778
     Attention: Ralph Jones

     OR: By Overnight Delivery or By Hand (9:00 a.m. to 5:00 p.m. local time)


     State Street Bank and Trust Company

     Corporate Trust Department -- 5th Floor
     2 Avenue de Lafayette
     Boston, MA 02111-1724
     Attention: Ralph Jones

     By Facsimile (617) 662-1452

     Attention: Ralph Jones
     Confirm by telephone: (617) 662-1548


     DELIVERY TO OTHER THAN THE ABOVE ADDRESSES OR FACSIMILE NUMBER WILL NOT CONSTITUTE A VALID DELIVERY.


FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by Holley. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by officers, directors or employees of Holley.

     Holley has not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. Holley has agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Holley will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of outstanding notes, and in handling or tendering for their customers.



     Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that if exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such transfer tax or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer tax will be billed directly to such tendering holder.


                                USE OF PROCEEDS


     We are making the exchange offer to satisfy our obligation under the registration rights agreement we entered into with the initial purchasers when we first issued the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive an equal principal amount of outstanding notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled.



     We received approximately $140 million in net proceeds from our original issuance of the notes. The proceeds from the offering of the outstanding notes, together with $5 million of additional equity contributed by Kohlberg & Co., L.L.C. and borrowings under our revolving credit facility are being used (1) to repay approximately $122.0 million of borrowings under our bank credit facility,
(2) to fund approximately $33.0 million for the acquisitions of FlowTech, NOS and Earl's, and (3) for general corporate purposes. The borrowings under our bank credit facility that we repaid with notes proceeds were bearing interest at a variable rate equal to the current LIBOR rate plus a margin ranging from approximately 2.5% to 3.5%.

                                 CAPITALIZATION


     The following table sets forth our unaudited historical capitalization at October 3, 1999, and our unaudited capitalization at October 3, 1999 as adjusted to give pro forma effect to our acquisitions of NOS and Earl's, and the contribution of $5 million of new equity. This table should be read in conjunction with the Consolidated Financial Statements and the notes thereto and the Unaudited Pro Forma Consolidated Financial Information and the notes thereto included elsewhere herein.



                                                                  OCTOBER 3, 1999
                                                              -----------------------
                                                               ACTUAL    PRO FORMA(1)
                                                              --------   ------------
                                                              (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................  $ 14,487     $     --
                                                              ========     ========
Long-term debt, including current portion:
  Revolving credit facility(2)..............................  $     --     $  7,928
  Term loans................................................        --           --
  KEDFA Note................................................       527          527
  Long-term lease obligation................................     2,395        2,395
  12 1/4% Senior Notes due 2007(3)..........................   144,519      144,519
                                                              --------     --------
          Total long-term debt..............................   147,441      155,369
Stockholder's equity........................................    46,513       51,513
                                                              --------     --------
          Total capitalization..............................  $193,954     $206,882
                                                              ========     ========


---------------

(1) For an explanation of the pro forma assumptions and adjustments, see "Unaudited Pro Forma Consolidated Financial Information."

(2) Our bank credit facility consists of a $25.0 million revolving credit facility which bears a variable rate of interest. Aggregate borrowings under the revolving credit facility will be limited to the lesser of $25.0 million or 85% of the eligible accounts receivable and 55% of the eligible inventory of Holley and its subsidiaries. Please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" for further detail about our bank credit facility.

(3) Represents the Notes issued at 96.346% of their face amount.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


     Set forth below is certain selected unaudited consolidated financial information showing the pro forma effects of the original notes issuance, certain acquisitions by Holley and the $5 million of additional equity contribution. We have derived the pro forma financial data from Holley's audited and unaudited Consolidated Financial Statements, audited Financial Statements of Hooker and FlowTech for the year ended June 30, 1999, audited Financial Statements of NOS for the year ended December 31, 1998 as well as unaudited Financial Statements of Lunati, Weiand, Hooker, FlowTech, NOS and Earl's for the remaining respective periods presented.



     The pro forma consolidated financial data are presented as if the notes had been issued, the acquisitions of Weiand, Lunati, Hooker, FlowTech, NOS, and Earl's had occurred and the $5 million of additional equity had been contributed as of the beginning of the period presented. The pro forma balance sheet data are presented as if the acquisitions of NOS and Earl's, the contribution of $5 million additional equity and the use of proceeds therefrom had occurred on October 3, 1999.



     The selected pro forma consolidated financial data are not necessarily indicative of the results of operations Holley would have obtained had the original notes issuance been completed, acquisitions of Weiand, Lunati, Hooker, FlowTech, NOS, and Earl's occurred or the $5 million of additional equity been contributed as of the beginning of the period presented. Accordingly, actual results will differ from the pro forma results, and the differences may be material. The pro forma consolidated financial data should be read in conjunction with the consolidated financial statements included elsewhere herein.

                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS
                           OF INCOME AND RELATED DATA
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                               HISTORICAL
                               PERIOD FROM       PERIOD FROM
                             MAY 16, 1998 TO   JANUARY 1, 1998
                              DECEMBER 31,       TO MAY 15,                         PRO FORMA
                                  1998             1998(A)       ACQUISITIONS(B)   ADJUSTMENTS     PRO FORMA
                             ---------------   ---------------   ---------------   -----------     ---------
                                                         (DOLLARS IN THOUSANDS)
Statements of Income Data:
Net sales..................      $64,731           $36,632           $59,987         $    --       $161,350
Cost of sales..............       44,269            25,728            35,450           2,102(c)
                                                                                        (375)(d)    107,174
                                 -------           -------           -------                       --------
Gross profit...............       20,462            10,904            24,537                         54,176
Selling, general and
  administrative
  expenses.................       11,795             7,616            20,060            (447)(e)     34,944
                                                                                      (4,080)(f)
Non-recurring charge.......          452                --                --                            452
Amortization expense.......        1,626                45                --           2,852(g)       4,523
                                 -------           -------           -------                       --------
Income from operations.....        6,589             3,243             4,477                         14,257
Interest and amortization
  of debt expense..........        4,705                --               515          16,225(h)      21,445
Other income (expense), net
  (includes interest
  income)..................         (231)           (1,395)              148          (1,054)(i)       (424)
                                 -------           -------           -------                       --------
Income (loss) before income
  taxes....................        1,653             1,848             4,110                         (7,612)
Provision (benefit) for
  income taxes.............        1,034               797               617          (4,243)(j)     (1,795)
                                 -------           -------           -------                       --------
Net income (loss)..........      $   619           $ 1,051           $ 3,493                       $ (5,817)
                                 =======           =======           =======                       ========


      See accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Information.

                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS
                           OF INCOME AND RELATED DATA

                   FOR THE NINE MONTHS ENDED OCTOBER 3, 1999



                                           HISTORICAL
                                           PERIOD FROM
                                         JANUARY 1, 1999
                                          TO OCTOBER 3,                       PRO FORMA
                                              1999         ACQUISITIONS(B)   ADJUSTMENTS     PRO FORMA
                                         ---------------   ---------------   -----------     ---------
                                                            (DOLLARS IN THOUSANDS)
Statements of Income Data:
  Net sales............................      $94,739           $36,922         $   --        $131,661
  Cost of sales........................       62,610            21,449           (283) (d)     83,776
                                             -------           -------                       --------
Gross profit...........................       32,129            15,473                         47,885
Selling, general and
  administrative
  expenses.............................       18,851            16,363         (5,854) (f)     29,360
Non-recurring charge...................          755                --             --             755
Amortization expense...................        2,936                --            773(g)        3,709
                                             -------           -------                       --------
Income from operations.................        9,587              (890)                        14,061
Interest and amortization
  of debt expense......................        7,412               366          8,306(h)       16,084
Other income (expense), net (includes
  interest income).....................           (9)               74             --              65
                                             -------           -------                       --------
Income (loss) before income taxes and
  extraordinary item...................        2,166            (1,182)                        (1,958)
Provision for income taxes.............        2,038               295         (2,255) (j)         78
                                             -------           -------                       --------
Income (loss) before extraordinary
  item.................................          128            (1,477)                        (2,036)
Extraordinary item.....................        1,654                --         (1,654) (h)         --
                                             -------           -------                       --------
          Net income (loss)............      $(1,526)          $(1,477)                      $ (2,036)
                                             =======           =======                       ========


      See accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Information.

                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS
                           OF INCOME AND RELATED DATA

                  FOR THE TWELVE MONTHS ENDED OCTOBER 3, 1999



                                           HISTORICAL
                                           PERIOD FROM
                                          JULY 1, 1998
                                          TO OCTOBER 3,                      PRO FORMA
                                              1999        ACQUISITIONS(B)   ADJUSTMENTS      PRO FORMA
                                          -------------   ---------------   -----------      ---------
                                                             (DOLLARS IN THOUSANDS)
Statements of Income Data:
  Net sales.............................    $120,314          $47,185         $   --         $167,499
  Cost of sales.........................
                                              80,794           27,287           (351)(d)      107,730
                                            --------          -------                        --------
Gross profit............................      39,520           19,898                          59,769
Selling, general and administrative
  expenses..............................      23,538           20,749         (6,606)(f)       37,681
Non-recurring charge....................       1,207               --                           1,207
Amortization expense....................       3,716               --          1,122(g)         4,838
                                            --------          -------                        --------
Income from operations..................      11,059             (851)                         16,043
Interest and amortization of debt
  expense...............................       9,468              456         11,521(h)        21,445
Other income (expense), net (includes
  interest income)......................        (159)             379                             220
                                            --------          -------                        --------
Income (loss) before income taxes and
  extraordinary item....................       1,432             (928)                         (5,182)
Provision (benefit) for income taxes....       2,027              358         (3,189)(j)         (874)
                                            --------          -------                        --------
Income (loss) before extraordinary
  item..................................        (595)          (1,286)                         (4,308)
Extraordinary item......................       1,654               --         (1,654)(h)           --
                                            --------          -------                        --------
          Net income (loss).............    $ (2,249)         $(1,286)                       $ (4,308)
                                            ========          =======                        ========


      See accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Information.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET

                             AS OF OCTOBER 3, 1999



                                           HISTORICAL
                                             AS OF
                                           OCTOBER 3,                      PRO FORMA
                                              1999      ACQUISITIONS(K)   ADJUSTMENTS      PRO FORMA
                                           ----------   ---------------   -----------      ---------
                                                            (DOLLARS IN THOUSANDS)
Balance Sheet Data:
Cash.....................................   $ 14,487        $    --        $(14,487)(l)    $     --
                                                                                 --              --
Receivables..............................     21,899          3,212              --          25,111
Inventory................................     25,460          6,392              --          31,852
Deferred income taxes....................      3,049             --              --           3,049
Other current assets.....................      4,951            495              --           5,446
                                            --------        -------                        --------
     Total current assets................     69,846         10,099                          65,458
Property, plant and equipment, net.......     31,995          1,052              --          33,047
Intangible assets, net...................    131,468            294          19,302(l)      151,064
Other assets.............................         --             49              --              49
                                            --------        -------                        --------
     Total assets........................   $233,309        $11,494                        $249,618
                                            ========        =======                        ========
Accounts payable.........................   $  7,432        $ 2,578              --        $ 10,010
Accrued expenses.........................     13,009            803              --          13,812
Current portion of long-term debt........         --             --              --              --
                                            --------        -------                        --------
     Total current liabilities...........     20,441          3,381                          23,822
Long-term debt...........................    147,441            115           7,813(l)      155,369
Deferred income taxes....................     18,173             --              --          18,173
Other noncurrent liabilities.............        741             --              --             741
Stockholder's equity.....................     46,513          7,998          (2,998)(l)      51,513
                                            --------        -------                        --------
     Total liabilities and stockholder's
       equity............................   $233,309        $11,494                        $249,618
                                            ========        =======                        ========


      See accompanying Notes to Unaudited Pro Forma Consolidated Financial
                                  Information.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(a) Adjustment to include the Predecessor historical operating activity for the period from January 1, 1998 to May 15, 1998.


(b) Adjustment to include the historical operating results for the periods prior to acquisition of Weiand in August 1998, Lunati in October 1998, Hooker in July 1999, FlowTech in October 1999, NOS in October 1999 and Earl's in October 1999.



(c) Adjustment to reflect a full year of depreciation expense for the adjustments of property, plant and equipment to fair value in the acquisitions Holley, Weiand and Lunati as if the acquisitions had occurred on January 1, 1998.



(d) Adjustment to eliminate rent associated with equipment purchased in the acquisition of Earl's. This equipment was formerly leased by Earl's from a related party.



(e) Adjustment to management fee to reflect the management fee charged by KHPP Holdings, Inc. to Holley


(f) Adjustment to reduce/eliminate salaries and benefits of former shareholders net of the salaries of the incremental personnel that will be required to perform their responsibilities subsequent to the acquisitions.


(g) Adjustment to reflect a full year of amortization expense on goodwill and other identifiable intangibles resulting from the acquisitions as if the acquisitions had occurred at the beginning of the period presented.



(h) Adjustment to reflect a full year of interest and finance cost amortization expense resulting from the original notes and additional debt incurred for the acquisitions of NOS and Earl's as if the acquisitions had occurred at the beginning of the period presented and to eliminate the extraordinary charge incurred in 1999 to writeoff finance costs associated with term notes repaid with proceeds from the original notes.



(i) Adjustment to eliminate royalty fees paid to Coltec Industries Inc. under a licensing agreement which expired on May 15, 1998.



(j) Adjustment to reflect income tax provision (benefit) using a tax rate of 38.0%.



(k) Adjustment to include the historical financial position of NOS and Earl's as if their acquisitions had occurred on October 3, 1999.



(l) Adjustment to record goodwill and purchase accounting adjustments resulting from the acquisitions of NOS and Earl's as if they occurred on October 3, 1999 as well as the contribution of $5.0 million of additional equity. The estimated purchase price allocations are as follows:



                                                                NOS      EARL'S
                                                              -------   --------
Purchase price..............................................  $12,500   $ 14,300
Transaction costs...........................................      250        250
                                                              -------   --------
          Total purchase price..............................   12,750     14,550
                                                              -------   --------

Current assets..............................................    2,629      7,470
Property, plant and equipment...............................      106        946
Other assets................................................       26        317
Long-term debt..............................................      (11)      (104)
Current liabilities.........................................     (486)    (2,895)
                                                              -------   --------
                                                                2,264      5,734
                                                              -------   --------
          Goodwill..........................................   10,486      8,816
                                                              =======   ========

     The acquisitions of Weiand in August 1998, Lunati in October 1998, Hooker in July 1999 and FlowTech in October 1999 each occurred prior to October 3, 1999 and as a result are reflected in Holley's historical balance sheet as of that date. The purchase price allocations for Lunati and Weiand are presented in footnote 3 of Holley's financial statements for the year ended December 31, 1998. The preliminary purchase price allocations for Hooker and FlowTech are presented in footnote 7 of Holley's financial statements for the nine months ended October 3, 1999.



(m) In addition to the cost savings included in pro forma adjustments (d), (e),
    (f) and (i) above, management's plans for the integration of the acquired companies include additional discretionary actions which they believe will further reduce operating costs. These actions and their estimated operating cost reductions in each period presented are as follows:



                                                                               NINE        TWELVE
                                                                              MONTHS       MONTHS
                                                              YEAR ENDED      ENDED        ENDED
                                                             DECEMBER 31,   OCTOBER 3,   OCTOBER 3,
                                                                 1998          1999         1999
                                                             ------------   ----------   ----------
1. One of the acquired companies sold its product to a
   related party distributor who then sold the products to
   outside customers. By selling direct to customers,
   Holley will gain additional sales price that was
   previously realized by the related party distributor....     $  140        $  105       $  140
       2. Management plans to close several manufacturing
          facilities purchased in the acquisitions. Closure
          of these facilities will result in the
          elimination of rent and other facility costs.....      1,041           629          784
       3. In connection with the closure of the facilities
          discussed above, management plans to eliminate or
          consolidate administrative positions which will
          result in estimated net payroll reductions.......      2,544         1,927        2,588
       4. Several of the acquired companies paid
          commissions to their sales personnel in excess of
          the commission rates paid by Holley..............        449           201          236
       5. Some advertising costs incurred by Weiand and
          Lunati duplicate marketing programs already in
          place at Holley. Management plans to eliminate
          these duplicate programs.........................        250            --           15
                                                                ------        ------       ------
                                                                $4,424        $2,862       $3,763
                                                                ======        ======       ======

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION


     The selected historical consolidated financial information for the years ended December 31, 1996 and 1997 and the periods from January 1, 1998 to May 15, 1998 and from May 16, 1998 to December 31, 1998 are derived from the Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants. The selected historical consolidated financial information for the years ended December 31, 1994 and 1995 and the period from May 16, 1998 to September 27, 1998 and the nine months ended October 3, 1999 are derived from unaudited consolidated financial statements of the Predecessor and Holley, which in the opinion of management, reflect all adjustments necessary for a fair presentation of such data. The results for the nine months ended October 3, 1999 are not necessarily indicative of the results to be expected for the full year. The selected historical consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included elsewhere in this prospectus.



                                                  THE PREDECESSOR(A)                                 THE COMPANY(A)
                                  --------------------------------------------------   ------------------------------------------
                                                                          JANUARY 1,     MAY 16,         MAY 16,      NINE MONTHS
                                         YEAR ENDED DECEMBER 31,           1998 TO       1998 TO         1998 TO         ENDED
                                  -------------------------------------    MAY 15,     DECEMBER 31,   SEPTEMBER 27,   OCTOBER 3,
                                   1994      1995      1996      1997        1998          1998           1998           1999
                                  -------   -------   -------   -------   ----------   ------------   -------------   -----------
Statements of Income Data:
 Net sales......................  $91,535   $96,322   $96,290   $98,803    $36,632       $64,731         $39,156        $94,739
 Cost of sales..................   65,676    66,499    65,368    69,192     25,728        44,269          26,085         62,610
                                  -------   -------   -------   -------    -------       -------         -------        -------
 Gross profit...................   25,859    29,823    30,922    29,611     10,904        20,462          13,071         32,129
 Selling, general and
   administrative expenses(b)...   15,443    18,558    18,868    22,759      7,616        11,795           7,108         18,851
 Non-recurring charge(c)........       --        --        --        --         --           452              --            755
 Amortization expense...........       --        --       113       113         45         1,626             846          2,936
                                  -------   -------   -------   -------    -------       -------         -------        -------
 Income from operations.........   10,416    11,265    11,941     6,739      3,243         6,589           5,117          9,587
 Interest and amortization of
   deferred financing costs.....       --        --        --        --         --         4,705           2,649          7,412
 Other income (expense),
   net(d).......................       23        13      (183)       45     (1,395)         (231)            (81)            (9)
                                  -------   -------   -------   -------    -------       -------         -------        -------
 Income before income taxes and
   extraordinary item...........   10,439    11,278    11,758     6,784      1,848         1,653           2,387          2,166
 Provision for income
   taxes(e).....................       --        --     4,514     2,520        797         1,034           1,045          2,038
                                  -------   -------   -------   -------    -------       -------         -------        -------
 Income before extraordinary
   item.........................   10,439    11,278     7,244     4,264      1,051           619           1,342            128
 Extraordinary item.............       --        --        --        --         --            --              --          1,654
                                  -------   -------   -------   -------    -------       -------         -------        -------
       Net income (loss)........  $10,439   $11,278   $ 7,244   $ 4,264    $ 1,051       $   619         $ 1,342        $(1,526)
                                  =======   =======   =======   =======    =======       =======         =======        =======
Other Financial Data:
 EBITDA(f)......................  $11,505   $12,299   $13,091   $ 7,802    $ 3,819       $10,136         $ 6,259        $16,172
 EBITDA margin(g)...............     12.6%     12.8%     13.6%      7.9%      10.4%         15.7%           16.0%          17.1%
 Depreciation and
   amortization.................  $ 1,089   $ 1,034   $ 1,150   $ 1,063    $   576       $ 3,547         $ 1,142        $ 6,585
 Capital expenditures...........    2,414       532       466       942      1,188         2,819           1,353          3,024
 Ratio of earnings to fixed
   charges(h)...................     37.9x     63.4x     61.4x     34.8x      26.8x          1.3x            1.9x           1.3x



                                                                          AS OF
                             -----------------------------------------------------------------------------------------------
                             DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   MAY 15,   DECEMBER 31,   OCTOBER 3,
                                 1994           1995           1996           1997        1998         1998          1999
                             ------------   ------------   ------------   ------------   -------   ------------   ----------
                                                                 (DOLLARS IN THOUSANDS)
Balance Sheet Data:
  Cash and cash
    equivalents............    $    --        $    --        $    --        $    --      $    --     $  2,013      $ 14,487
  Working capital(i).......     13,387         13,657         15,166         14,637       12,855       19,562        49,405
  Total assets.............     32,407         31,675         36,718         33,884       35,813      178,072       233,309
  Total debt(j)............         --             --         13,428          9,081        5,707       93,088       147,441
  Stockholder's
    equity(j)..............     19,820         20,179          7,244         11,509       12,559       43,039        46,513

        NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION


(a) Effective May 15, 1998, all outstanding shares of Holley common stock were purchased by KHPP Acquisition Corp., a wholly owned subsidiary of KHPP Holdings, Inc., for $100.0 million, in a transaction which was accounted for as a purchase. At the time of the acquisition of Holley, KHPP Acquisition Corp. was merged into Holley. Financial information prior to May 16, 1998, is for Holley when it was a wholly owned subsidiary of Coltec and for periods prior to January 1, 1996 for Holley when it was a division of Coltec. For periods in which Holley was either a wholly owned subsidiary or division of Coltec, Holley is referred to herein as the "Predecessor". For periods in which Holley is a wholly owned subsidiary of KHPP Holdings, Inc., Holley is referred to as "Holley". This acquisition and the related application of purchase accounting resulted in changes to the capital structure of the Predecessor and the historical basis of various assets and liabilities. The effect of such changes significantly impairs the comparability of the financial position and results of operations of Holley and the Predecessor.



(b) Selling, general and administrative expenses include management fees Holley paid to Coltec (as the Predecessor) and KHPP Holdings, Inc. (as Holley) totaling $2.1 million, $2.2 million, $2.3 million, $2.3 million, $0.8 million, $0.4 million, $0.2 million and $0.7 million for the fiscal years ended December 31, 1994, 1995, 1996 and 1997 and the periods from January 1, 1998 to May 15, 1998 and from May 16, 1998 to December 31, 1998, and the period from May 16, 1998 to September 27, 1998 and the nine month period ended October 3, 1999, respectively. For the year ended December 31, 1997, selling, general and administrative expenses also include a provision for doubtful accounts of $1.9 million, increased marketing spending of $1.0 million, additional cash discounts of $0.5 million and additional R&D spending of $0.5 million. The provision for doubtful accounts resulted from the Super Shops bankruptcy and the recognition of the uncertain collectability of certain accounts receivable at December 31, 1997.



(c) Non-recurring costs include (1) costs incurred in 1998 and 1999 associated with the movement of inventory and fixed assets to Holley's facility in Bowling Green, Kentucky from two Weiand facilities which were closed subsequent to the acquisition and (2) costs incurred in 1999 associated with the movement of fixed assets from a research and development facility which was not acquired in the acquisition of Holley. EBITDA has not been adjusted for these amounts.


(d) Other expense for the period from January 1, 1998 to May 15, 1998 includes $1.0 million in fees paid to Coltec under a licensing agreement. The agreement was established on December 31, 1997 and expired on May 15, 1998 in connection with the acquisition of Holley.

(e) The Predecessor did not record a tax provision in 1994 and 1995 as it was a division of Coltec.


(f) EBITDA represents income from operations plus depreciation and amortization expense. EBITDA should not be considered as an alternative measure of net income or cash provided by operating activities (both as determined in accordance with generally accepted accounting principles), but is presented to provide additional information related to Holley's debt service capability. EBITDA should not be considered in isolation or as a substitute for other measures of financial performance or liquidity. The primary difference between EBITDA and cash flows provided by operating activities relates primarily to changes in working capital requirements, and payments made for interest and income taxes. Our use of EBITDA may not be comparable to similarly titled measures due to the use by other companies of different financial statement components in calculating EBITDA. The definition of EBITDA under the indenture could differ from the definition described herein.

                   NOTES TO SELECTED HISTORICAL CONSOLIDATED
                      FINANCIAL INFORMATION -- (CONTINUED)

(g) EBITDA margin is defined as EBITDA divided by net sales.


(h) For the purpose of determining the ratio of earnings to fixed charges, "earnings" consist of income before provision for income taxes, extraordinary item and fixed charges. "Fixed charges" consist of interest expense including amortization of deferred financing costs and one-third of rental expense, representing that portion of rental expense representative of the interest factor.


(i) Working capital is defined as current assets minus current liabilities.

(j) Stockholder's equity includes advances from Coltec at December 31, 1994 and 1995, as Holley operated as a division of Coltec during each of the years then ended. On January 1, 1996, Holley became a wholly-owned subsidiary of Coltec, therefore, advances from Coltec are included in long-term debt at December 31, 1996 and 1997, May 15, 1998.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis should be read in conjunction with our Consolidated Financial Statements and the notes thereto and our Unaudited Pro Forma Consolidated Financial Information and the notes thereto attached to this prospectus.


GENERAL


     In early 1997, a new management team was recruited by our former parent Coltec to formulate a new growth strategy and to rationalize the operational structure of Holley. Since that time, we have significantly reduced our cost structure, focused on the performance market and introduced many new products. Historically, Holley focused on the remanufacturing business. In connection with the management change, the new management team shifted Holley's focus to the higher margin, faster growing performance market. Some of the steps taken in 1997 included: (a) consolidation of our warehouse operation into our production facilities (saving $800,000 annually); (b) a headcount reduction of 48 administrative personnel (saving approximately $2.3 million annually); (c) an approximate 57% reduction in performance product part numbers, thereby streamlining production, eliminating excess inventory and reducing working capital needs relating thereto; and (d) the refurbishment of the factory infrastructure and the establishment of a cellular manufacturing process, which improved productivity and work flow. Externally, we revamped our entire marketing strategy and introduced the concept of "pull" marketing emphasizing the end consumer and targeting most promotional and advertising programs toward that end consumer. In the past, Holley had relied on "push" marketing wherein distributors were enticed to make large purchases through various pricing and promotional programs. In connection with this change, we eliminated all rebate and co-op advertising programs that were ineffective, off-market or not necessary. Our new philosophy stresses premium product quality, name brand recognition and service and as a result, expects to achieve premium pricing for our products.



     In May 1998, Holley was acquired from Coltec by KHPP Holdings, Inc., Holley's parent company, which is owned by senior management and an affiliate of Kohlberg & Co., L.L.C., a merchant banking firm located in Mt. Kisco, New York. In August 1998, we acquired Weiand. In October 1998, we acquired Lunati. The Lunati companies we acquired include Lunati Cams, Inc., Lunati & Taylor Pistons, Inc. and LMT Motorsports Corporation. In July 1999, we acquired Hooker and in October 1999, we acquired FlowTech, NOS and Earl's.



     Holley's results of operations for fiscal 1998 (as defined below) and the nine months ended September 27, 1998 have been affected by the acquisition of Holley and the acquisitions of Weiand and Lunati. In addition, fiscal 1998 results include the results of operations from the Weiand and Lunati acquisitions subsequent to their acquisition dates. Consequentially, comparisons of 1998 results with earlier years will not be meaningful without a comprehensive understanding of the information provided under "Results of Operations." For the purposes hereof, "fiscal 1998" refers to the twelve-month period ended December 31, 1998 and reflects the sum of Holley's results of operations for the five months ended May 15, 1998 (before the allocation of purchase price relating to the acquisition by Holdings) and the results of operations for the seven months ended December 31, 1998 (after the allocation of the purchase price). Similarly, results of operations for the nine months ended September 27, 1998 reflect the sum of Holley's results of operations for the five months ended May 15, 1998 (before the allocation of the purchase price relating to the acquisition by Holdings) and the results of operations for the period including May 16, 1998 to September 27, 1998 (after the allocation of the purchase price). See also "Selected Historical Consolidated Financial Information" included in this prospectus.

     When Coltec owned Holley, Coltec funded all the company's working capital requirements and corporate expenses. Also, Coltec withdrew all of the excess cash from Holley. Thus, Holley did not utilize debt to fund such needs, and therefore, Holley's financial statements do not reflect any interest expense during such period.

RESULTS OF OPERATIONS


COMPARISON OF THE NINE MONTHS ENDED OCTOBER 3, 1999 AND SEPTEMBER 27, 1998



     Net Sales. Net sales equals gross revenues less provisions for volume rebates, co-op advertising allowances and freight-out expenses. Net sales for the nine months ended October 3, 1999 totaled $94.7 million compared to $75.8 million for the same period in 1998, an increase of $18.9 million or 25.0%. The increase was largely attributable to additional sales from the Weiand, Lunati and Hooker acquisitions of $17.8 million and increased sales of $1.1 million in the base business (the business owned in both periods). Within the base business, sales to performance customers increased by $6.7 million or 16.7% over the same period in 1998. However, this increase was offset by reduced sales in our remanufacturing business of $1.2 million or 6.0%, reduced original equipment manufacturer and bulk sales of $3.0 million or 23.2%, and reduced sales from a product line that was sold of $1.4 million or 64.3%. Remanufacturing sales were down due to general market declines. The reduced sales from a product line that was sold reflects the sale of part of our industrial ignition business in May 1998. The reduced original equipment and bulk sales primarily resulted from the final phasing out of component supply to the former automotive operations of Coltec Industries that were acquired by Borg Warner in 1996 and substantial price increases on components that were sold in bulk to assemblers who would then compete with our products.



     Gross Profits. Gross profits for the nine months ended October 3, 1999 totaled $32.1 million or 33.9% of net sales compared to $24.0 million or 31.6% of sales for the same period in 1998. This is an increase of $8.1 million or 33.8%. The increase is attributable to gross profits contributed by our acquired companies of $5.1 million and additional gross profit in the base business of $3.0 million. Of the base business increase, $0.4 million is attributable to increased volume and the remaining $2.6 million reflects productivity gains and the changing product sales mix as more profitable performance sales increase while less profitable segments decline.



     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the nine months ended October 3, 1999 totaled $18.9 million or 20.0% of sales compared to $14.7 million or 19.4% for the same period in 1998. The increase is primarily attributable to increased marketing spending of $2.7 million, increased payroll costs of $0.7 million, increased depreciation of $0.7 million associated with a new computer system, and increased management fees of $0.1 million.



     Non-recurring charges. Non-recurring charges for the nine months ended October 3, 1999 totaled $0.8 million resulting from one-time expenses incurred in the integration of the Weiand and Lunati acquisitions and the initial setup of employee benefits plans.



     Amortization expense. Amortization expense for the nine months ended October 3, 1999 totaled $2.9 million compared to $0.9 million for the same period in 1998. These expenses reflect the amortization of goodwill, transaction fees, and other intangible assets associated with the purchase of Holley by Holdings, the subsequent acquisitions of Weiand, Lunati, and Hooker, and the valuation of intellectual property.



     Income from Operations. Income from operations for the nine months ended October 3, 1999 totaled $9.6 million compared to $8.4 million for the same period in 1998, an increase of $1.2 million or 14.7%. The increase is primarily due to the increased sales and increased gross margins.

     Interest Expense. Interest expense was $7.4 million for the nine months ended October 3, 1999 compared to $2.6 million for the same period in 1998. The expenses resulted from interest on our Company's term loans, revolving credit facility, and the initial accrual of interest associated with our 12 1/4% senior notes due 2007 issued in September 1999. The term loans were incurred in May 1998, October 1998, and July 1999 in connection with the purchase of Holley from Coltec and the subsequent acquisitions of Weiand, Lunati and Hooker. The revolving letter of credit is used to finance general business and working capital needs. The proceeds from the sale of our senior notes were used to pay back the existing term loans and to finance upcoming acquisitions.



     Other Income/(Expense). Other income/(expense) was -0- for the nine months ended October 3, 1999 compared to $1.5 million in expense for the same period in 1998. The 1998 expense includes $1.0 million in fees paid to Coltec under a licensing agreement.



     Provision for Income Taxes. Provision for income taxes for the nine months ended October 3, 1999 was $2.0 million compared to $1.8 million for the same period in 1998. The effective tax rate was 94.1% for the period. The effective tax rate is unfavorably impacted by the relatively high amount of amortization expense which represents a reduction of accounting net income as presented herein, but is not deductible for tax purposes.



     Extraordinary Item. An extraordinary item was booked to reflect the write off of $1.7 million (net of tax) of unamortized financing and transaction fees associated with our bank term debt. This bank debt was paid off in full in September 1999 with the proceeds of our senior notes offering.



     Net Income/(Loss). Net loss for the nine months ended October 3, 1999 was $(1.5) million compared with $2.4 million for the same period last year, a decrease of $3.9 million. The decrease reflects increased interest expense of $4.8 million and increased amortization expense of $2.0 million, expense items associated with the acquisitions that were not incurred prior to the acquisitions. In addition, net income was reduced by the extraordinary item of $1.7 million reflecting the write-off of financing fees.



SEVEN MONTHS ENDED DECEMBER 31, 1998


     Net Sales. Net sales for the seven months ended December 31, 1998 totaled $64.7 million.

     Gross Profits. Gross profits for the seven months ended December 31, 1998 totaled $20.5 million or 31.7% of net sales.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the seven months ended December 31, 1998 totaled $11.8 million.

     Income from Operations. Income from operations for the seven months ended December 31, 1998 totaled $6.6 million.


     Interest Expense. Interest expense was $4.7 million for the seven months resulting from interest on our term loans and revolving credit facility. This debt was incurred in 1998 in connection with the purchase of Holley from Coltec, the subsequent acquisitions of Weiand and Lunati, and general business and working capital needs.



     Provision for Income Taxes. Provision for income taxes for the seven months ended December 31, 1998 was $1.0 million. The effective tax rate was 62.6% for the period. The effective tax rate is unfavorably impacted by the relatively high amount of amortization expense which represents a reduction of accounting net income as presented herein, but is not deductible for tax purposes.


     Net Income. Net income for the seven months ended December 31, 1998 was $0.6 million.

COMPARISON OF YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1997


     Net Sales. Net sales for fiscal 1998 increased to $101.4 million from $98.8 million in fiscal 1997, an increase of $2.6 million or 2.6%. The increase was due primarily to increased performance products sales of $6.6 million including post-acquisition sales from Weiand and Lunati of $2.9 million, offset by reduced sales in remanufacturing of $1.8 million, reduced sales from product lines that were sold of $2.0 million, and reduced original equipment manufacturer and bulk sales of $0.5 million. The increased performance products sales reflected the successful introduction of our new line of polished carburetors, increased sales of fuel pumps, and a fivefold increase in the sales of SysteMax power systems and components. Remanufacturing sales were down due to general market declines. The reduced sales due to product lines that were sold reflect the sale of part of our industrial ignition business which is being de-emphasized as it is not part of our business strategy or growth plan. We are actively engaged in trying to sell the remainder of this product line. Original equipment manufacturer and bulk business includes our sales to automotive, marine and industrial original equipment manufacturers and bulk as well as engine builders and modifiers who are active in the racing markets. The reduced sales in this segment reflected the final phasing out of component supply to the former Coltec automotive operations that were acquired by Borg Warner in 1996.


     Gross Profits. Gross profits for fiscal 1998 increased to $31.4 million or 31.0% of net sales from $29.6 million or 30.0% of net sales in fiscal 1997, an increase of $1.8 million. The increase was due to increased sales volume and manufacturing productivity improvements resulting from our restructuring initiatives.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for fiscal 1998 decreased $3.4 million to $19.4 million from $22.8 million for fiscal 1997. For fiscal 1998 and 1997, as a percentage of net sales, these expenses were 19.1% and 23.0%, respectively. The decrease was primarily attributable to reduced provision for doubtful accounts of $1.5 million, savings arising from our restructuring initiatives of $1.0 million, reduced corporate office costs of $1.0 million, reduced customer acquisition costs of $0.5 million, reduced R&D costs of $0.4 million and other general expense reductions of $0.2 million, offset by increased marketing expenses of $1.2 million. The reduced corporate office costs reflected the elimination of the allocation of corporate office costs charged by Coltec equal to 2.3% of net sales.

     Non-recurring Charge. Non-recurring charges totaling $0.5 million were booked in fiscal 1998 reflecting relocation costs associated with our internal restructuring initiatives and the acquisitions of Weiand and Lunati. No such corresponding expense was incurred in fiscal 1997.

     Amortization Expense. Amortization expense increased by $1.6 million to $1.7 million in fiscal 1998. The increase reflected the amortization of goodwill and transaction costs associated with the purchase of Holley by Holdings and the subsequent acquisitions of Weiand and Lunati.

     Income from Operations. Income from operations for fiscal 1998 increased to $9.8 million from $6.7 million in fiscal 1997, an increase of $3.1 million or 46.3%. The increase was due primarily to an increase in sales volume and manufacturing productivity improvements and administrative cost savings resulting from our restructuring initiatives.

     Interest Expense. Interest expense for fiscal 1998 increased to $4.7 million. We had no interest expense in 1997 because Coltec funded all our working capital needs. These expenses reflected the interest on our term loans and revolving credit facility. This debt was incurred in 1998 in connection with the purchase of Holley from Coltec, the subsequent acquisitions of Weiand and Lunati and general business and working capital needs.


     Provision For Income Taxes. Provision for income taxes for fiscal 1998 decreased to $1.8 million from $2.5 million for fiscal 1997, a decrease of $0.7 million or 28.0%. The effective tax rates were 52.3% and 37.1% for fiscal 1998 and 1997, respectively. The effective tax rate is unfavorably impacted by the relatively high amount of amortization expense which represents a reduction of accounting net income as presented herein, but is not deductible for tax purposes.


     Net Income. As a result of the factors described above, net income for fiscal 1998 was $1.7 million, a decrease of $2.6 million from fiscal 1997. The decrease reflected increased interest expense of $4.7 million and increased amortization expense of $1.6 million, expense items associated with the acquisitions of Weiand and Lunati.

COMPARISON OF YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996

     Net Sales. Net sales increased $2.5 million or 2.6% from $96.3 million to $98.8 million. The primary cause of the increase was the transfer to Holley of the industrial ignition business from another Coltec operating unit. This business contributed $4.8 million in sales in fiscal 1997. The move of the business was part of an initiative by Coltec to reduce the number of business units and associated administrative costs by combining smaller business units with large ones. Prior management believed there existed some synergy between this business and Holley's other product lines. However, we are now exiting this business and sold a portion of the business in 1998. We are now focused on selling the remaining assets related to this business. The additional sales from the industrial ignition business obscured certain factors affecting Holley's core business. Approximately $3.2 million in sales were lost as Super Shops, a large retailer specializing in performance and racing products, declared bankruptcy in September 1997. In addition, sales were impacted by $2.1 million of increased rebate and co-op advertising costs resulting from programs instituted by prior management in 1996. These programs were significantly more generous than those of competitors as they did not require increased sales levels by the retailers in order to achieve higher discounts and co-op and were therefore ineffective. As stated above, we discontinued all promotional programs that were ineffective and changed our marketing mix. Rebates and co-op advertising allowances are netted against sales on our income statement. Finally, sales were reduced by $0.5 million due to the cessation of our automotive air conditioner remanufacturing business. Partially offsetting these losses were increased sales of remanufactured products of $1.8 million resulting from the addition of CSK as a customer and $0.7 million of sales of our Annihilator(TM) ignition system which was introduced in early 1997.

     Gross Profits. Our gross profit decreased $1.3 million from $30.9 million or 32.1% of net sales to $29.6 million or 30.0% of net sales. Gross profit was hurt by increased rebate and co-op expenses discussed above and the lost sales to Super Shops. When we took a charge for the former rebate programs, the result was a decline in sales with no offset to cost of goods sold, further reducing margins (we account for rebates as a contra-revenue adjustment). Accordingly, for this reduction in sales, we experienced a dollar for dollar reduction in gross profit. Additionally, the Annihilator(TM) product line broke even given the start-up costs with respect to the product launch.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for fiscal 1997 increased $3.9 million to $22.8 million from $18.9 million for fiscal 1996. For fiscal years 1997 and 1996, as a percentage of net sales, these expenses were 23.0% and 19.6%, respectively. The increase was due primarily to provision for doubtful accounts of $1.9 million, increased marketing spending of $1.1 million, additional cash discounts of $0.5 million and additional R&D spending of $0.5 million. The provision for doubtful accounts was related to the Super Shops bankruptcy and the recognition of the uncertain collectability of certain accounts receivable at December 31, 1997.


     Income from Operations. Income from operations for fiscal 1997 decreased to $6.7 million from $11.9 million in fiscal 1996, a decrease of $5.2 million or 43.6%. The decrease was due primarily to a decrease in gross profits of $1.3 million and the increase in selling, general and administrative expenses of $3.9 million.

     Provision For Income Taxes. Provision for income taxes for fiscal 1997 decreased to $2.5 million from $4.5 million for fiscal 1996, a decrease of $2.0 million or 44.4%. The effective tax rates were 37.1% and 38.4% for fiscal 1997 and 1996, respectively. The effective tax rate is unfavorably impacted by the relatively high amount of amortization expense which represents a reduction of accounting net income as presented herein, but is not deductible for tax purposes.



     Net Income. Net income for fiscal 1997 was $4.3 million, a decrease of $3.0 million from fiscal 1996. The decrease in gross profit of $1.3 million and the increase in selling, general and administrative expenses of $3.9 million were partially offset by the reduced provision for income taxes of $2.0 million.


LIQUIDITY AND CAPITAL RESOURCES


     Operating Activities. Net cash provided by operating activities for fiscal 1998, 1997 and 1996 was $4.6 million, $5.7 million and $7.2 million, respectively. The increase in net income and changes in working capital requirements contributed primarily to the increase in net cash provided by operating activities in fiscal 1998. Net cash used by operating activities for the nine months ended October 3, 1999 equaled $(3.8) million. Inflows from net income, deferred taxes, and depreciation & amortization of $8.0 million were offset by increased working capital of $11.8 million. The increase in working capital was primarily attributable to higher accounts receivable of $2.2 million due to higher sales volume; increased inventories of $1.0 million; increased prepaid assets of $3.0 million due to tax refunds receivable, the timing of insurance premium billings, customer acquisition costs, and advertising; decreased accounts payable of $1.6 million; and decreased accrued liabilities of $4.0 million composed of declines in accrued income taxes of $0.9 million, accrued payroll-related costs of $1.0 million, accrued marketing costs of $1.1 million, and accrued legal and professional fees of $0.7 million.



     Investing Activities. Net cash used in investing activities for fiscal 1998, 1997 and 1996 were $133.3 million, $0.6 million and $0.5 million, respectively. The primary use of cash during fiscal 1998 was to fund the acquisitions of Holley, Weiand and Lunati. In addition, we spent $4.0 million in capital in 1998. The largest capital projects were $2.5 million for a new software system, $0.6 million for a new R&D facility, and $0.5 million for marketing displays. Net cash used in investing activities for the nine months ended October 3, 1999 totaled $32.6 million. The increase in 1999 is primarily attributable to cash paid for acquisitions of $29.5 million and capital expenditures of $3.1 million.


     We anticipate expenditures of $4.6 million for capital improvement projects in fiscal 1999.


     Management anticipates building a new distribution center near Bowling Green during 1999 under a capital lease arrangement. The new facility will be leased through the local Economic Development Authority, allowing us to take advantage of certain state and local tax incentives given for generating new employment. The new facility (which was financed by the Economic Development Authority) was completed in the third quarter of fiscal 1999 at a cost of approximately $3 million.



     Financing Activities. Net cash provided by/(used in) financing activities for fiscal 1998, 1997 and 1996 was $130.8 million, $(5.1) million and $(6.8) million, respectively. Cash provided in 1998 was primarily due to the proceeds from the issuance of equity of $42.4 million and borrowings under our bank credit facility of $94.4 million. Such amounts were primarily used to pay for acquisitions and to fund working capital requirements, as discussed above. Net cash provided by financing activities for the nine months ended October 3, 1999 totaled $48.9 million. Cash inflows consisted of the net proceeds from our senior notes offering of $144.5 million, additional bank debt incurred for acquisitions and working capital needs of $30.3 million, additional equity contribution of $5.0 million, and the debt associated with our new distribution center of $0.5 million. Cash outflows included retirement of bank debt equal to $125.9 million and fees associated with debt issuance, stock issuance, and acquisitions of $5.5 million.

     The primary sources of liquidity for Holley are funds generated by operations and borrowings under our bank credit facility.


     We historically have expanded our business through the acquisition of other related and complementary businesses, and we continue to seek and evaluate acquisition opportunities. We anticipate that our existing capital resources and cash flow generated from future operations, proceeds from the offering, and drawings under our bank credit facility will enable us to maintain our planned operations, capital expenditures and debt service for the foreseeable future. We also anticipate that implementing our acquisition strategy will require us to incur additional indebtedness. However, our current indenture and bank credit facility terms, as well as our current level of indebtedness, would significantly limit or prevent incurrence of any substantial additional indebtedness.



     Bank Credit Facility. In May 1998, we established a senior secured credit facility with a group of banks led by Credit Agricole Indosuez, which after certain amendments consists of a $25.0 million revolving credit facility and term loans totaling $115.0 million which were utilized in part to acquire Weiand, Lunati and Hooker.



     Concurrent with the closing of the original notes issuance, we applied a portion of the proceeds to permanently repay all of our indebtedness under the term loans and temporarily repay all amounts outstanding under the revolving credit facility. Therefore, our bank credit facility consists of only the revolving credit facility thereunder.



     We may borrow from time to time under the revolving credit facility for working capital purposes, and all outstanding borrowings thereunder must be repaid in full by June 2003. Loans under our bank credit facility bear interest, at our option, at one of two floating rates (which can be changed at our option from time to time): either Base Rate (based on Credit Agricole Indosuez' announced "prime rate" or 1/2% per annum in excess of the Federal Funds Rate), plus an additional 1.0% per annum, or the reserve adjusted London Interbank Offered Rate plus an additional 2.5%. The bank credit facility contains various covenants made by Holley, including covenants prohibiting or limiting our ability to: (i) incur additional debt, (ii) grant liens or (iii) sell our assets, together with financial covenants and information reporting requirements we must meet.



     During the term of the bank credit facility, Holley (on a consolidated basis) will be required to maintain a minimum EBITDA level as well as certain financial ratios, including: (1) a ratio of debt to EBITDA (net income before provision for interest, tax, depreciation or amortization expense) and (2) a ratio of EBITDA to interest expense, in each case, on a trailing four-quarter basis. Any borrowings under the revolving credit facility will be limited to the lesser of $25.0 million or 85% of the eligible accounts receivable and 55% of the eligible inventory of Holley and its subsidiaries.



     Our bank credit facility is guaranteed by all of Holley's subsidiaries, and is secured by a first priority security interest in favor of the bank lenders in the capital stock of Holley and its subsidiaries and in each of their accounts receivable and inventory.


ENVIRONMENTAL AND LEGAL MATTERS

     In May 1999, Union Pacific Railroad Company ("Union Pacific") initiated litigation against Weiand and others in federal district court for the Central District of California alleging that certain soil and groundwater contamination discovered on the Union Pacific property in Los Angeles migrated from the adjacent Weiand facility and, therefore, Weiand is responsible for costs related to investigation and remediation. The complaint seeks costs in the amount of $4.5 million already incurred and at least an additional $800,000 in future response costs, as well as an injunction directing Weiand to abate the alleged contamination. At this time, we are unable to assess the likelihood of an unfavorable outcome or, in the event of such an outcome, the amount of any resulting liability. We are investigating the claims of Union Pacific and the property owner and intend to defend them vigorously. Recently, we discovered possible significant soil contamination on the Weiand property, which has not yet been confirmed or assessed. The property owner may assert claims for damage to the property. Holley intends to defend any such claims vigorously.


YEAR 2000 COMPLIANCE

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our computer programs or hardware that have data-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. This is known generally as the "Y2K problem," and we refer to computers and computer systems that do not experience these problems generally as "Y2K compliant" or "Y2K capable."


     We have taken several steps to upgrade our computer systems to be Y2K compliant, including converting our main computer system to a new computer software package(BPCS) in May 1998, which was represented by its maker as being Y2K compliant. This new software has been tested for Y2K problems and has not encountered any failures. In July 1999, we finished upgrading our PC network LAN to be Y2K compliant. Our manufacturing processes have been thoroughly tested, and we believe that they should have no significant Y2K problems. We have also thoroughly tested our products for Y2K compliance, none of which should be affected by Y2K problems.



     Holley's operating subsidiaries are either Y2K compliant or are in the process of implementing changes to become Y2K compliant. Regarding our recently-acquired subsidiaries, Hooker, FlowTech and Earl's each are not currently utilizing our Y2K compliant BPCS software, but their respective computer systems are Y2K compliant. NOS's computer system is not currently Y2K compliant; however, we are in the process of converting its computer systems to our main BPCS system, which we expect to complete by December 31, 1999. We will convert Hooker, FlowTech and Earl's to our BPCS system in the first quarter of 2000.



     We have contacted our major customers, suppliers and utility providers regarding their Y2K compliance. Based on the written responses we have received to date from our major customers and suppliers, we believe that most will be Y2K compliant on or before December 31, 1999. We are currently working with our EDI customers that link directly to our computer systems to ensure that such computer links are Y2K capable. Our portion of the computer link is Y2K capable, but a small portion of such customers do not have a Y2K capable link to our system. Although we believe these links will be fully Y2K capable by December 31, 1999, it is likely that such links will not be fully Y2K capable until at or near the end of the year and that a small portion will not be Y2K capable by such time. Our utility suppliers have assured us that they are fully Y2K compliant.


     In 1998, we spent approximately $2.5 million on our new BPCS computer systems project and approximately $0.1 million on our LAN and PC upgrades. In 1999, we have budgeted $0.1 million to complete our LAN and PC upgrades and $0.1 million to integrate the Lunati operations into our BPCS system and improve our EDI systems. These computer system upgrades and enhancements provide both Y2K compliance as well as other non-Y2K related benefits for our company.


     Holley has not formally determined a most reasonably likely worst case scenario regarding the impact of Y2K problems in our business. However, we believe the most likely Y2K-related risks faced by Holley are business interruptions by our suppliers and significant customers. Such interruptions could include manufacturing or assembly plant shutdowns and the related reduction in our supply of raw materials and/or demand for our products by such entities until their Y2K problems are remedied. As a result, our revenues could temporarily decrease. In our survey process, we have attempted to identify and assess any such risks and to follow up with any significant suppliers and customers that have indicated less than full Y2K compliance.



     Holley has not developed a formal contingency plan for any such interruptions nor have we identified any specific secondary suppliers or vendors in the event any of our current group experience Y2K-related business interruptions.



     As a result of our computer system upgrades and enhancements, we believe that our computer systems and those of our significant suppliers and customers will be Y2K compliant on or before December 31, 1999. However, we cannot control the actions or representations of our suppliers and customers, nor can we anticipate and test every aspect of Y2K compliance throughout all our systems.

                               INDUSTRY OVERVIEW

OVERVIEW


     The automotive aftermarket is comprised of three segments: traditional repair parts (original equipment replacement), service and maintenance, and specialty/performance products. We compete primarily in the specialty/performance products segment. The specialty/performance products segment has enjoyed one of the highest growth rates in the automotive industry, growing from approximately $3.5 billion in 1988 to approximately $6.9 billion in 1997, a compound annual growth rate of 7.8%. During this same timeframe, the overall automotive aftermarket grew by an average of 3.4% and U.S. gross domestic product grew by a compound annual growth rate of 2.4%. This rapid growth is being driven by many positive structural characteristics, including the growing enthusiasm for auto racing, particularly NASCAR style racing, the popularity of light trucks and sports utility vehicles, which are often accessorized by their owners, and a resurgence in the popularity of hotrodding and building or restoring street rods and muscle cars.



     The specialty/performance segment of the automotive aftermarket has been considerably less sensitive to fluctuations in GDP than the total aftermarket or the original equipment manufacturer vehicle market. This reflects the passion that enthusiasts have for racing and for their vehicles. The following chart illustrates how the specialty/performance products segment consistently outperformed the total aftermarket industry and GDP.


                SPECIALTY AUTOMOTIVE PRODUCTS GROWTH COMPARISON
                           (annual percentage change)

                                                              SPECIALITY
                                                              AUTOMOTIVE      TOTAL
YEAR                                                           PRODUCTS    AFTERMARKET   GDP
----                                                          ----------   -----------   ----
1997........................................................      8.4%         5.5%       3.7%
1996........................................................      6.0          4.3        2.8
1995........................................................      9.0          3.7        2.0
1994........................................................      6.4         10.2        3.5
1993........................................................     12.2          6.8        2.2
1992........................................................      9.3          7.6        2.7
1991........................................................     (3.9)        (8.1)      (1.0)
1990........................................................      9.6          5.5        1.3

---------------

Source: Specialty Equipment Market Association -- 1998 Market Study


     The specialty/performance automotive market segment is unique in that our consumers readily identify with and derive significant satisfaction from support of our industry. These consumers are long time customers, averaging 20 years of involvement in the industry. The tie to this industry is strong as many enthusiasts were introduced to the industry by their fathers, and in some cases, by their grandfathers. The customer base for specialty/performance products can be divided into three categories: street, circle track and drag racers. The street category includes of street rods, muscle cars and sport utility vehicles. The average customer is between 30 and 50 years old with annual income in excess of $57,000 and purchases approximately $1,200 of performance automotive parts annually. These customers are passionate about their vehicles and view enhancing the performance and appearance of their vehicles as more than a hobby. We believe that many of these customers derive their primary source of income from building, refurbishing, both for personal use and for resale, and racing their vehicles.


     The rapid increase in the popularity of car racing, particularly NASCAR, and the recent addition of NASCAR truck racing have been large factors in the growth of the specialty/ performance products market. Over the past ten years, the growth rate of motorsports attendance has substantially outpaced that of other professional sports. Attendance at NASCAR's major events has grown for 17 consecutive years. NASCAR's attendance growth from 1990 to 1996 of approximately 66% equals the attendance growth of the NBA, NHL, NFL and MLB combined. Raceways are experiencing record attendance with over 15.4 million fans visiting a track in 1996. Motorsports attendance is expected to increase 5.1% annually from 15.4 million in 1996 to
18.8 million in 2000. Motorsports television ratings and advertising revenues are at record levels. Motorsports companies such as Speedway Motorsports, International Speedway and Penske Motorsports have also built several state-of-the-art superspeedways over the past 10 years, which have greatly increased the visibility of sponsors and suppliers to the racing market.

     Accordingly, this growth in motorsports interest is a significant driver of the "do-it-yourself" performance aftermarket and a key part of our marketing strategy.

PERFORMANCE AUTOMOTIVE PRODUCTS


     The performance segment of the specialty/performance products market consists of products and equipment that are designed to enhance street, off-road, recreational and competitive vehicle performance through increased horsepower, torque and acceleration. The performance automotive market (also known as the "underhood" performance market) is a subsection of the approximately $6.9 billion specialty/performance products market. The performance automotive market has grown from approximately $565 million in 1992 to approximately $750 million in 1997, a compound annual growth rate of approximately 5.9%, and it is expected to grow at a compound annual growth rate of approximately 9.5% from 1997 through 2002. The performance automotive market is typically grouped into the following six categories:



     Induction Components. Induction components are products that transfer gasoline, mix gasoline and air, and route or force the fuel/air mixture gases to the cylinders. They include carburetors, fuel injection systems, intake manifolds, forced induction products (super chargers, turbochargers and nitrous oxide kits) as well as fuel pumps and regulators. Importantly, the induction segment has grown from approximately $187 million in sales in 1992 to approximately $247 million in 1997, and is expected to be the fastest growing segment of the performance automotive market, growing from approximately $247 million in 1997 to an expected $410 million in 2002 (a compound annual growth rate of 10.7%).


     Ignition Components. Ignition components are designed to ignite the fuel/air mixture at the optimal moment. They include distributors, ignition coils, spark plugs and wires, performance computer chips as well as power modules and ignition control boxes. The ignition component segment has grown from approximately $101 million in sales in 1990 to approximately $136 million in 1997.

     Internal Engine Components. Internal engine components are hard parts that make up the engine. They include cylinder heads, camshafts and valvetrain components, timing sets, pistons, piston rings, engine bearings, oil pumps and gaskets. The internal engine component segment has grown from approximately $452 million in sales in 1990 to approximately $526 million in 1997.

     Performance Chemicals. Performance chemicals are proprietary formulations of fuel system cleaning and octane boosting chemicals, packaged and distributed. Performance chemicals are designed to boost performance by cleaning carbon and varnish deposits and improving fuel economy and acceleration. The performance chemicals segment has grown from approximately $45 million in sales in 1990 to approximately $69 million in 1997.

     Cooling Systems Products. Cooling system products are designed to cool the engine block through the circulation of fluid through the block and the transfer of heat through the radiator. Due to the high rpm and continuous use nature of racing engines, performance cooling systems are designed to circulate more water at faster speeds than standard systems. The cooling systems products segment has grown from approximately $11 million in sales in 1990 to approximately $13 million in 1997.

     Exhaust Products. Performance exhaust products are designed to reduce or eliminate exhaust gas back pressure to improve engine efficiency and power. Performance muffler systems are designed for reduced back pressure and for specific sound tuning. The exhaust products segment has grown from approximately $81 million in sales in 1990 to approximately $108 million in 1997.

CARBURETOR/FUEL INJECTION MARKET

     Carburetors and fuel injection systems are the principal forms of fuel management systems in the induction segment. A carburetor is a mechanical apparatus used to supply internal combustion engines with a precise vaporized fuel mixture. Fuel injection systems, which electronically monitor and deliver the fuel-air mixture to engines in the correct ratios, have essentially replaced carburetors (which are mechanical devices) in the original equipment market. For the past eight years, all new vehicles have been manufactured with fuel injection systems. As a result, carburetors are used primarily in the aftermarket segment of the automotive parts industry, principally in the performance market and in the original equipment replacement market where remanufactured products are used for older vehicles.


     The performance carburetor market is driven by automotive enthusiasts who want to enhance the speed and performance of their vehicles. Through proper mechanical adjustment and matching air and fuel delivery ratios, maximum horsepower can be achieved. As a result, the racing market and the classic hot-rod and muscle car market prefer carburetors to fuel injection systems for speed, tunability and cost reasons. At the highest level of competition, NASCAR and NHRA Pro Stock drag racing, every vehicle uses a carburetor.



     The performance carburetor market grew in terms of both units and revenue from 1992 through 1997. Units increased from approximately 462,000 to approximately 524,000 -- a compound annual growth rate of approximately 2.6%. Revenues increased from approximately $61 million to approximately $83 million -- a CAGR of approximately 6.4%, and these revenues are expected to increase from approximately $83 million in 1997 to approximately $94 million in 2002. We believe the potential exists that over the long term the performance carburetor market will decline given the move from carbureted vehicles to fuel injected vehicles in certain niche markets. However, we are well positioned to benefit from the forecasted short term growth of the carburetor market, given our leading brand name and market share as well as the fact that our carburetors are the only carburetion systems allowed in NASCAR racing.



     An additional factor that may have a positive impact upon growth trends in the performance carburetor market is new legislation in California, which may or may not be implemented in other states which exempts vehicles manufactured before 1974 from emissions testing. Recently, California amended its emission laws to exempt owners of vehicles manufactured before 1974 from periodic emission testing and certification requirements. The laws previously had exempted only vehicles made before 1968. While this legislation did not change requirements for approval of aftermarket parts associated with anti-tampering laws, it is likely to make use of approved after-market parts more attractive by allowing owners to avoid the inconvenience of emission testing and certification, a process that can be especially burdensome for users of aftermarket parts. Since the years 1968 through 1972 were the peak of Detroit muscle car production, this legislative change is likely to have a positive impact on our industry by removing a significant disincentive to use aftermarket parts for those vehicles.

REMANUFACTURED CARBURETOR MARKET

     Remanufactured carburetors are repaired and reconditioned previously-manufactured carburetors that are sold typically at lower prices than new carburetors. Remanufactured carburetors are not part of the performance market. Primary purchasers of remanufactured carburetors are consumers driving older cars. The market for remanufactured carburetors is in decline as older vehicles are replaced by newer, fuel injected vehicles; however, in 1997, there were still approximately 51 million carbureted vehicles in operation on the road. We have also recently introduced a line of remanufactured fuel injectors that we believe will gain in popularity as the fleet of fuel injected vehicles begins to reach maturity.

DISTRIBUTION


     In recent years, the automotive aftermarket has undergone a significant consolidation as distribution of aftermarket parts has shifted from traditional "mom and pop" and three-step distributors to high-growth, large retailers and mass merchandisers. This distribution evolution has been brought about primarily by a substantial increase in consumers installing their own accessories and the rise of large, efficient "category killer" retailers. Traditional distributors relied primarily on dealer installers to reach the primary customer base for its high-turn products. These repair outlets utilized local "jobber" stores to order parts which were in turn supplied by regional warehouse distributors that carried large supplies of parts, generally over 100,000 part numbers. The decline of service stations as primary repair outlets combined with the rise of "do-it-yourselfers" have left the traditional multi-tiered distribution network vulnerable to more efficient, lower-cost distributors and retailers who purchase directly from manufacturers and sell directly to professional installers or consumers. As a result, jobber stores have experienced a significant consolidation and have had to make a transition from being wholesale/mini-warehouse outlets to full-service auto parts stores. This has forced the traditional market into direct competition with highly sophisticated retailers, some of whom also offer installation such as Pep Boys. We are well positioned to capitalize on this consolidation as we believe we offer the broadest product coverage and the ability to customize marketing and distribution programs for our large retail customers.

                                    BUSINESS

GENERAL


     Founded in 1903, Holley is a leading manufacturer and marketer of specialty products for the performance automotive, marine and powersports aftermarkets. Powersports vehicles include motorcycles, jet-skis, snowmobiles and go-carts. Holley designs, manufactures and markets a diversified line of automotive performance and racing products that include fuel, air, spark and internal engine management systems. We design our products to enhance vehicle performance through generating increased horsepower, torque and acceleration. Our products include:



- throttle body and multi-port fuel injection systems;



- performance and remanufactured carburetors;



- digital ignition systems;



- distributors;



- fuel pumps;



- camshafts



- crankshafts;



- intake manifolds;



- pistons;



- super chargers;



- exhaust systems;



- headers, mufflers and motorcycle exhaust pipes;



- cylinder heads;



- water pumps;



- throttle bodies;



- nitrous oxide injection systems; and



- performance plumbing products



     In the performance automotive aftermarket, we have the most widely recognized brand name and believe we have the broadest distribution network, which includes:



- specialized retailers;



- performance wholesale distributors;



- mail order retailers; and



- original equipment manufacturers.



     We have developed strong relationships with our customers in each distribution channel, including leading companies such as:



- Advance Auto Parts;



- AutoZone;



- CSK Auto;



- Keystone;



- O'Reilly;



- Summit Racing;



- Jeg's mail order;



- GM Service Parts;



- Volvo-Penta; and



- Mercury Marine



     For the twelve months ended October 3, 1999, we generated pro forma revenue of $167.5 million, EBITDA of $25.9 million and net loss of $4.3 million.



     We believe that our focus on the performance sector of the automotive aftermarket, our dedication to quality and our commitment to the Holley brand name have positioned Holley as a market leader. We believe we have the leading market share of at least 60% in performance carburetors and an approximate 41% market share in performance fuel injection systems. Additionally, we are a market leader in remanufactured carburetors. The Holley name is one of the best known automotive brands in the United States. According to a recent independent marketing survey, the Holley name has 99% brand name recognition with performance automotive consumers. This very high level of name recognition has created significant brand equity and has established a strong platform from which we can leverage our brand and expand our product offerings. For example, as fuel injection is becoming an increasingly important part of the performance market, we have used our strong brand name to enter this new and growing market segment. In November 1988, Holley introduced its first performance throttle body fuel injection system. Since that time, we have expanded our fuel injection business to include broad coverage for both throttle body and multi-port systems for four, six and eight cylinder applications, and today we are the market leader in performance fuel injection systems.

     We are committed to providing superior products and services to our customers and believe that our comprehensive quality control and consumer support programs position Holley as the industry leader in quality and service. We are vertically integrated and endeavor to manufacture all critical components and systems. We perform computer controlled tests on all our products prior to shipment to ensure maximum reliability and "out of the box race readiness"-- meaning each product is 100% tested and tuned for maximum performance and is ready for installation. Additionally, we have a significant focus on R&D to continually advance our technology and introduce new products. Our R&D resources include a 14,000 square foot laboratory staffed by 24 degreed engineers who are supported by highly trained technicians. In 1998, we introduced 475 new products, leveraging the Holley name and capitalizing on our superior R&D capability. Our commitment to quality and reputation for superior performance is widely recognized by performance enthusiasts and racers at all levels. For example, since 1969, every race-car on the NASCAR circuit has been and continues to be equipped with a Holley carburetor. Another testament to our quality is the many awards that we have won over the years, including NHRA 30 year achievement award, five-time IHRA Sportsman Sponsor of the Year award, Ford Q1 award and numerous other industry and racing association awards.

BUSINESS STRATEGY


     In 1997, Holley recruited a new management team that has successfully embarked on a strategy to expand our product line and reposition Holley as a diversified manufacturer and marketer of underhood performance systems, while continuing to leverage Holley's historical strength in performance and remanufactured carburetors. As a leading manufacturer of underhood performance products, Holley is now well positioned to take advantage of the projected growth in our marketplace. Our growth strategy includes both internal expansion and acquisitions. The primary components of our business strategy are as follows:



     - Leverage the Holley Brand Name Through New Product Introductions. The Holley name is widely recognized for superior performance. We believe that we can leverage our strong brand name recognition and our reputation for quality through new product introductions. In 1998, we introduced 475 new part numbers and we have introduced over 1,100 new part numbers in 1999. Our new product introductions will focus on the growing late model fuel injected domestic and import performance markets. We will also continue to introduce new and innovative products for the growing motorsports marketplace. For example, at the SEMA trade show in November 1998 we introduced 353 new parts including a high volume racing fuel pump that was selected the Best New Racing Product for 1999. At the PRI (Racing) trade show the following month, we introduced an additional 122 new parts. Additionally, we believe we can leverage the Holley name with new products we obtained through acquisitions.


     - Market Our Products As Systems. We currently offer the most comprehensive line of fuel, air, spark and internal engine management systems and components in the industry. To address the growing complexity of modern engines and to simplify the selling process with the retail consumer, we have begun to market consumer friendly, fully integrated power systems. These systems are comprised of integrated Holley products designed to enhance performance for specific vehicle applications. This systems approach positions Holley to be a category manager of the performance market at retail and simplifies the consumer's buying decision process. We currently offer fully integrated power systems and also sell separately the individual components that make up these systems. This provides the consumer with maximum financial flexibility to either buy the system incrementally or to acquire the system all at one time. This strategy enables us to aggressively introduce complementary products and to increase our market share in existing and new products.

     - Continue to Diversify Product and System Offerings. We are committed to diversifying our product offerings away from our historical focus on carburetors and associated components. Since 1997, we have targeted our new product and business development efforts on non-carburetor market segments through developing comprehensive underhood power packages for late model fuel-injected vehicles. Overall, this strategy has been successful as our mix of performance carburetor sales to total net sales has declined from 37.2% in 1997 to a pro forma 25.6% in 1998, while our total dollar sales of performance carburetors have increased by $5.0 million during this same time period.


     - Improve Manufacturing Efficiency. We are committed to reducing operating costs and improving manufacturing efficiency. In 1997, we implemented a program to reduce manufacturing costs by changing our manufacturing operations from a traditional inventory-intensive batch process to a productive and flexible "pull through" cellular manufacturing system. In connection with this effort, we introduced initiatives to consolidate manufacturing and warehousing operations and reduce inventory levels. Additionally, we implemented a process to design our new products to maximize manufacturing efficiency. These initiatives, together with our acquisitions of Lunati and Weiand, have contributed to increasing EBITDA margins to 13.8% in 1998 and 13.5% in the third quarter of 1999. We are currently a low cost producer in the industry. We believe that there are still opportunities to reduce costs, particularly in our recently acquired businesses, and we will continually evaluate our operations to improve manufacturing efficiency.



     - Leverage Distribution Channels. We have a diverse and broad distribution network that encompasses retail chains, performance wholesale distributors, mail order retailers and original equipment manufacturers. Given our strong relationship with our customers and the importance of our brands to our key customers, we believe that we are well positioned to benefit from the consolidation occurring in the distribution channels. As our customers pursue vendor consolidation and expanded services, Holley is well positioned to address these needs. While we are a major supplier of performance products to most major automotive parts distributors in all four distribution channels, we continually seek to expand our customer base. We have recently been selected to be the performance induction system category manager for Advance Auto Parts and have recently started selling our performance products to CSK Auto and PACCAR. We are also working to expand our distribution base both internationally and into new markets such as marine and powersports aftermarkets.



     - Pursue Strategic Acquisitions. The specialty/performance products market is highly fragmented, and as a leader in our market, we are well positioned to make strategic acquisitions. We intend to pursue acquisition opportunities that expand our manufacturing capabilities, leverage our extensive distribution network and enhance the Holley family of quality brand names. As part of this strategy, we have completed three important acquisitions and have three acquisitions pending. In July 1999, we acquired Hooker, a leading manufacturer of performance exhaust systems, headers, mufflers and Harley-Davidson(R) exhaust pipes. This acquisition complements Holley's existing product lines and enhances our position as a leader in the underhood performance market. In October 1998, we acquired Lunati, which manufactures and distributes internal engine systems including performance camshafts, crankshafts, pistons, rods, and other automotive products to the racing and street performance market under the well known Lunati brand name. In August 1998, we acquired Weiand, a leading manufacturer of induction systems components including intake manifolds, super chargers and water pumps. In October 1999, we acquired FlowTech, NOS and Earl's, as described below.


ACQUISITIONS



     Hooker Industries, Inc. In July 1999, we acquired Hooker, a leading manufacturer of performance exhaust systems, headers, mufflers and Harley-Davidson(R) exhaust pipes under the well known brand "Hooker Headers." The Hooker brand is the leading brand in racing exhaust headers and is the most widely recognized brand in street performance headers. The addition of the Hooker business to our other air management products establishes Holley as the only company to offer a comprehensive and integrated air intake and exhaust management system. The newly introduced Hooker Header systems for the Harley-Davidson(R) motorcycle market represents a significant growth opportunity.

     Lunati Companies. In October 1998, we acquired Lunati, which manufactures and distributes internal engine systems including performance camshafts, crank shafts, pistons, rods and other automotive products to the racing market under the Lunati brand name. The Lunati acquisition added a well known name in the performance aftermarket to the Holley family of brand names while broadening our internal engine management product lines. The Lunati acquisition also enabled us to enter the growing performance go-cart market and significantly increases our exposure to the junior dragster market.

     Weiand Automotive Industries. In August 1998, we acquired Weiand, a leading manufacturer of induction systems components including intake manifolds, super chargers and water pumps. Historically, Holley purchased and then resold intake manifolds. The Weiand acquisition expanded our manufacturing capabilities to include intake manifolds. Weiand is vertically integrated, manufacturing its own castings at its aluminum foundry, which significantly increases our margins on this product. Additionally, we consolidated all of Weiand's manufacturing operations (other than the foundry) into our Bowling Green, Kentucky operation, which has reduced costs and increased efficiency.


     FlowTech. In October 1999, we acquired Biggs Manufacturing, Inc. (also known as FlowTech), a leading manufacturer of performance exhaust systems, headers, mufflers and exhaust accessories. The addition of the FlowTech business to our Hooker exhaust and other air management products further complements and completes our comprehensive air intake and exhaust management system offerings. Also, this acquisition also provides us with immediate entry into the performance muffler segment of the underhood performance market. FlowTech has recently introduced its AIRMASS(TM) exhaust header for the growing import performance market.



     Nitrous Oxide Systems, Inc. In October 1999, we acquired NOS, the leading manufacturer of nitrous oxide injection systems to the performance aftermarket. Nitrous oxide injection systems significantly increase engine horsepower by increasing the amount of air/fuel mixture delivered to the cylinders. NOS has a strong position in the import performance market as well as in the drag racing market. NOS complements our ability to offer a range of systems under the hood which substantially increase horsepower and engine performance.



     Earl's Performance Products. In October 1999, we acquired Earl's, a provider of underhood performance fittings, brake lines and hoses. The Earl's business completes our fuel management systems product offerings and expand our cooling system business.


PRODUCTS


     Our product line is broadly divided into two segments: (a) a full line of performance products including induction components, internal engine components and ignition components; and (b) remanufactured products.


  Performance Products


     We are a leading manufacturer of a diversified line of performance automotive products that are designed to enhance street, off-road, recreational and competitive vehicle performance through increased horsepower, torque and acceleration. We hold a strong position in the performance segment due to our brand preferences among car enthusiasts and racers. Our performance product line, accounting for 83.4% of net sales for the twelve months ended October 3, 1999, is made up predominately of induction, internal engine and ignition components.


     Induction Components. Induction components are products that transfer gasoline, mix gasoline and oxygen and route or force the mixed gases to the cylinders. Induction components represent 61.3% of net sales for the twelve months ended October 3, 1999. The induction components that we manufacture are as follows:


PRODUCT                                  DESCRIPTION
-------                                  -----------
Carburetors............................  Mechanical apparatus used to supply internal combustion engines with a precise vaporized fuel
                                         mixture and currently our largest single product
                                         offering. We manufacture a broad range of
                                         performance, remanufactured and specialty
                                         carburetors.
Fuel Injection Systems.................  Electronic apparatus which provides the engine with a precise vaporized fuel mixture. We
                                         manufacture a line of throttle body and multi-port
                                         fuel injection systems for popular automotive and
                                         marine applications.
Fuel Pumps.............................  Transfer fuel from the fuel tank to the engine. We manufacture, market and distribute a full line of
                                         in-tank, external, mechanical and electronic fuel
                                         pumps.
Intake Manifolds.......................  Collect and direct air to the engine and are designed to provide greater engine performance
                                         through increasing torque and horsepower by better
                                         directing the fuel-air mixture to the cylinders.
                                         We manufacture a full line of aluminum performance
                                         intake manifolds for both the automotive and
                                         marine markets.
Cylinder Heads.........................  Mounted on top of the engine, they house the valves that control the fuel/air mixture flowing
                                         in and the exhaust flowing out of the engine.
                                         Performance cylinder heads can increase engine
                                         performance through increased throttle response,
                                         torque and acceleration.


     Exhaust Systems. Exhaust systems convey exhaust gases from the engine and reduce the level of environmental pollutants. Hooker and FlowTech are leading manufacturers of exhaust systems components, which represent 14.4% of net sales for the twelve months ended October 3, 1999. The exhaust system components that we manufacture as a result of acquiring Hooker and FlowTech are as follows:


PRODUCT                                  DESCRIPTION
-------                                  -----------
Headers................................  Highly tuned exhaust manifolds which collect exhaust gases from each cylinder and route the gas
                                         to a central collection point. Headers are
                                         designed to decrease back pressure and thus
                                         enhance engine performance.
Mufflers...............................  Sound deadening devices that use mechanical dampers to suppress engine exhaust sound.
                                         Performance mufflers are designed to either
                                         enhance performance by reducing exhaust gas back
                                         pressure or to produce particular sound patterns.
Exhaust Fittings.......................  Cosmetic and performance tips that are either welded or mechanically attached to the muffler or
                                         exhaust pipe to improve vehicle cosmetics.

     Internal Engine Components. Internal engine components are the mechanical parts within an engine that transfer power generated from internal combustion to the vehicle's transmission. With the acquisition of Lunati, we successfully entered the internal engine components segment of the market with a line of performance camshafts, crankshafts, pistons and rods that are sold under the well known "Lunati" brand name. Internal engine components represented 7.7% of net sales for the twelve months ended October 3, 1999.


PRODUCT                                  DESCRIPTION
-------                                  -----------
Camshafts..............................  Operate the engine valves and can improve vehicle performance by optimizing vehicle torque for both
                                         street and competition use.
Crankshafts............................  Connected to the piston rods, they transmit power to the vehicle's transmission.
Pistons................................  Moving in the cylinders, they capture the energy of the internal combustion and transmit it to the
                                         piston rods and crankshaft.
Rods...................................  Transmit power from the pistons to the crankshaft.


     Ignition Components. Ignition components ignite and cause combustion of the fuel/air mixture in the cylinders at the optimal moment. In 1997, we successfully entered the ignition components segment of the market with our Annihilator(TM) ignition system, a complete digital ignition system. Even though ignition systems accounted for less than 0.3% of 1998 pro forma net sales, we believe that this segment provides an attractive growth opportunity and should increase as a percentage of our net sales in the future.


PRODUCT                                  DESCRIPTION
-------                                  -----------
Digital Control Module.................  Microprocessor controlled, fully programmable
                                         (engine rpm based) ignition control system that
                                         enables the user to specify engine timing
                                         parameters. These parameters can include spark
                                         timing, spark retard, establishing engine rpm
                                         maximum ("rev limits") and other signals.
Coils..................................  Electrical charge collection and relay device designed to amplify the electrical impulse being
                                         sent to each spark plug to deliver a higher
                                         current signal/spark.
Wire Sets..............................  Engine specific and universal fit wire bundles designed to relay the spark signal from the
                                         distributor to the spark plug with a minimum loss
                                         in energy.
Billet Distributors....................  Precision machined electromechanical device that controls the distribution of ignition spark signal
                                         to each of the engines spark plugs.

     Performance Chemicals and Cooling Systems. We recently introduced a line of specialty chemicals which are effective in the internal cleansing of an engine's fuel system. This line is being manufactured and distributed by a private label chemical manufacturer but sold under the Holley brand name. As a result of the Weiand acquisition, we entered the cooling systems segment of the performance market with Weiand's performance water pumps. We view performance chemicals and cooling systems as areas of growth and we have seen demand for Weiand water pumps increase fivefold since acquiring Weiand.

  Remanufactured Carburetors/Fuel Injectors


     We manufacture and market a line of remanufactured carburetors and fuel injection components. Remanufacturing is the process of repairing, reconditioning, recalibrating and cleaning used products. Our remanufactured product line accounted for 15.8% of net sales for the twelve months ended October 3, 1999. We are a leader in the remanufactured carburetors segment of the automotive aftermarket, and we believe there is opportunity for growth from the outsourcing of corporate fleet maintenance by companies with large fleets of carbureted trucks. We recently introduced a line of remanufactured fuel injectors for this marketplace and believe that this line will offset, over time, the decline in remanufactured carburetor sales.


RESEARCH AND DEVELOPMENT


     We constantly develop new products to respond to consumer demand, to increase the performance characteristics of existing product lines and to expand into new product lines. Over the course of our history, we have expanded our business operations by developing and adapting product lines in response to changing engine technology, such as our development of the Annihilator(TM) ignition system and our performance throttle body and multi-port fuel injection systems. The success of our R&D effort is evident from our introduction of over 475 new part numbers in 1998 (including 353 new part numbers at the SEMA trade show in November 1998) and our winning the 1999 SEMA Best New Racing Product Award for our 500 gallon per hour electric fuel pump. Focusing primarily on fuel injected vehicles, we have introduced over 1,100 new part numbers in 1999.



     We recently completed the construction and installation of a 14,000 square foot R&D laboratory at our Bowling Green facility. Operated by 24 degreed engineers who are supported by highly trained technicians, this R&D facility has a full complement of engineering and testing equipment including five state of the art dynamometers used for full scale engine analysis, 12 computer modeling stations and a full range of environmental testing capabilities. We believe that this facility is unmatched in the performance automotive market. In 1997, we spent approximately $2.7 million on R&D, in 1998 we spent approximately $2.3 million, and we anticipate total expenditures of approximately $2.5 million on R&D in 1999.


DISTRIBUTION


     We believe we have the broadest distribution network in the industry and sell through retail, wholesale, mail order and original equipment manufacturer segments. Our products are sold in all 50 states and Canada and to a lesser degree to other export markets. Although we believe we have the broadest distribution in the industry, we are continually trying to expand our customer base. Our largest and fastest growing distribution channel is mail order which includes our two largest customers, Summit Racing and Jeg's. On a pro forma basis for 1998, our single largest customer accounted for 13.8% of net sales, and our second largest customer accounted for approximately 7%. The retail channel includes mass merchandisers and auto parts retailers with the majority of our retail sales through auto parts retailers which include Advance Auto Parts, AutoZone, CSK Auto and Pep Boys. We have recently been selected to be the performance induction system category manager for Advance Auto Parts and have recently started selling our performance products to CSK Auto and PACCAR. Wholesale distribution is the industry's traditional channel and a major outlet for our performance products. Significant customers include Keystone, O'Reilly and The 3-Star, AAM and USP buying groups.



     We manufacture performance products for and sell directly to original equipment manufacturers including the "Big Three" automakers as well as manufacturers of marine applications, material handling and stationary power equipment. Approximately 9.2% of our 1998 pro forma net sales came from direct performance product sales to original equipment manufacturers, and our largest original equipment manufacturer accounts are with the marine inboard engine manufactur-ers -- Volvo/Penta, Mercury Marine and others. We see an opportunity to expand our high margin original equipment manufacturer business through applications such as personal watercraft, go-carts, snowmobiles and motorcycles.


     While not a specific distribution channel, we export products to several U.S.-based suppliers that have worldwide distribution capabilities. Export products are used for American-made automobiles throughout Europe, Australia, Asia, South America and Central America and represented approximately 4.5% of our 1998 pro forma net sales. We believe that the export market represents a significant growth opportunity for us to leverage Holley's racing brand awareness and capitalize on the current trend of increasing interest in the performance market overseas.

MARKETING

     We have an experienced sales force of 18 outside and 15 in-house salespersons, and we support our sales efforts with extensive advertising and promotional programs. We focus our advertising and promotional efforts on NASCAR because of its importance in the motorsports industry and influence on the performance aftermarket. In addition, we sponsor many of the nation's other leading racing sanctioning bodies, including the IHRA and the NHRA, as well as key motor sports associations including the National Street Rod Association, the World Karting Association and the National Muscle Car Association. We also sponsor different national events including the Holley Spring Nationals drag racing event, Hot Rod Magazine East and West Coast Power Tours, the Rod and Custom Americruise and the Hot Rod Magazines' Power Club.

     To ensure that we understand and appreciate the needs of our customers, we operate three touring display trailers carrying our products and catalogs and personnel. These trailers, one of which is a 64 foot -- 18 wheel trailer and two of which are 35 foot -- 5th wheel trailers, travel to approximately 125 events nationally including automotive racing events, specialty automotive shows, retail store openings and distributor open houses. This visible presence at these events enables us to elicit customer comments regarding their preferences and suggestions for new or modified products. We also maintain a technical hotline, e-mail address and web page to assist consumers with installation and application questions. A total of 22 qualified technicians handle approximately 53,000 inquiries per year.


RAW MATERIALS



     Holley has one significant supplier of raw materials, which is Gerrity-Schultz, a zinc foundry operator that supplies us with zinc castings for our performance carburetors. We buy the zinc castings, which are essentially blocks of zinc-based metal roughly in the dimensions of our carburetors, which we further machine and customize into our finished carburetors. We buy the castings in bulk on prices that are negotiated to be firm for six months, regardless of change in the price of the zinc and other base materials during that period. The materials we buy from this supplier account for approximately 12% of our total raw material purchases. Other than Gerrity-Schultz, there are few other zinc foundries in the country, and the tooling we own for the zinc castings are specifically designed for the Gerrity-Schultz equipment.



TRADEMARKS AND PATENTS



     Holley and its subsidiaries have registered or are in the process of registering approximately 90 trademarks on the names and logos of the various companies and their products in the U.S. and other countries. We utilize our trademarks to establish our brand position, to distinguish the Holley products from others in the marketplace and to establish brand loyalty to the Holley family of products. We actively seek to register and protect our trademark and related rights. None of our important trademarks are scheduled to expire in the near term, and can be renewed at Holley's discretion.

     Holley and its subsidiaries have approximately 43 patents on various products registered in the U.S. and other countries. We utilize our patents to protect our proprietary designs in the marketplace, to distinguish Holley products from others in the marketplace and to establish brand loyalty to the Holley family of products. We expect to register additional patents for future products and to actively protect our patent and related rights. None of Holley's important patents are scheduled to expire in the near term.


FACILITIES


     We have eight manufacturing facilities located in Bowling Green, Kentucky, Springfield, Tennessee, Los Angeles and Ontario, California, Memphis, Tennessee, Phoenix, Arizona and Ciudad Industrial and Sonoita, Sonora, Mexico and we believe that each is well maintained and suitable for its purpose. As part of our business strategy, we endeavor to manufacture in our facilities all critical components and systems. However, to complete certain products, we outsource certain processes to third parties. Our approximately 220,000 square foot manufacturing and distribution facility in Bowling Green, Kentucky sits on 15.4 acres and also is our headquarters. At this location, we manufacture, package and distribute carburetors, intake manifolds, electric fuel pumps and fuel injection systems. In connection with the management change in 1997, we focused on reducing costs and increasing our manufacturing efficiency. As part of this program, we transformed the manufacturing process at our Bowling Green facility from an inventory intensive batch process to a pull-through cellular manufacturing operation with 45 manufacturing cells managed by employee self-directed teams. The implementation of the cellularized operation resulted in a productivity increase of 17.3% (as measured by net sales per employee), and our management believes that there are still opportunities for productivity improvements within the system. In the third quarter of 1999, we completed construction of a new approximately 110,000 square foot distribution facility in Bowling Green, Kentucky. We will move all of our performance products distribution functions to this facility, allowing us to expand our manufacturing operations at our current facilities.



     Our remanufactured carburetor operation is located in Springfield, Tennessee. This approximately 95,000 square foot facility is also completely cellularized with seven manufacturing cells that are managed by employee self-directed teams. We lease the Springfield facility on a year to year basis from the local industrial authority at a rate of one hundred dollars ($100) per year. The Springfield local industrial authority financed the building's construction with an industrial revenue bond, and in turn leases the building to Holley at sub-market rates in order to attract Holley to Springfield. We can purchase the building at any time for $100, but would then become subject to property taxes on the building. The lease expires in November 2001, and we currently intend to continue leasing this property through such term.



     In connection with the Weiand acquisition, we acquired a leasehold interest in an approximately 30,000 square foot aluminum foundry located in Los Angeles, California. The other manufacturing operations of Weiand were moved to our Bowling Green facility. The foundry ensures a reliable supply of quality castings on a cost-effective basis. We employ over forty employees at the foundry which operates four pouring stations and four mold machines to produce components used in the manufacture of manifolds and other performance parts. In connection with the Lunati acquisition, we acquired a leasehold interest in an approximately 30,000 square foot manufacturing facility located in Memphis, Tennessee. This location manufactures, packages and distributes camshafts, crankshafts, pistons and rods. During the third quarter of 1999, the Memphis facility completed a transition of its manufacturing operations from a traditional batch and queue manufacturing operation to a cellularized system.


     Hooker has a manufacturing facility in Ciudad Industrial, Mexico and an administrative office in Ontario, California. Hooker leases the land and buildings in Ontario, California from H & S Properties, Inc. pursuant to various lease agreements, which expire August 31, 2003. The lease agreements do not provide for any renewal options upon completion of the current lease term.

The monthly rent payments are subject to adjustment based upon the consumer price index. Hooker leases the land and buildings in Ciudad Industrial, Mexico from a third-party. The lease was recently renewed for a term ending July 31, 2004. The lease does not provide for rent escalations during this period.

SEASONALITY

     Our operations experience slight seasonal trends which generally affect the overall automotive aftermarket industry. Historically, our revenues are highest in the spring (our second fiscal quarter), which marks the beginning of the racing season and when the weather is better suited for outdoor automotive repair activity. Seasonality has a more prevalent effect on our remanufacturing facility in Springfield, and accordingly, we occasionally hire temporary employees to respond to peak demand.

COMPETITION


     There is significant competition in the performance automotive products segment, and we compete with many other companies and individuals in the manufacture and sale of performance automotive parts. We compete primarily on the basis of product performance, brand name, quality, service and price. Some of our competitors are substantially larger and have greater financial resources than we do. Within our performance products line, we primarily compete with Edelbrock Corporation, a public company, though we also compete against smaller, specialized producers of performance automotive products. Holley and Edelbrock are the only two companies that currently provide products for nearly all product segments of the performance market. We view this situation as a significant opportunity for Holley, and accordingly, we seek to capitalize on this opportunity by making strategic acquisitions in this fragmented industry.



COMPLIANCE WITH ENVIRONMENTAL LAWS



     Holley is subject to environmental laws affecting several aspects of our operations, including principally automobile emissions and soil and water protective laws. State and federal laws govern automobile exhaust emissions, which directly affect the design of and our ability to sell many of our products, including our carburetors and exhaust products. For example, increasingly restrictive automotive emission laws are continually reducing the use of carburetors in vehicles, and thus are reducing the market for carburetors that we sell. Thus, because some of our products are affected by various emissions laws, our product sales are partially dependent upon such laws. Also, our real estate properties are subject to all applicable federal, state and local environmental laws protecting the air, soil and groundwater. Our manufacturing plants and other locations must remain in compliance with such environmental laws, which requires us to maintain, monitor and upgrade our physical properties and equipment, and take remedial cleanup actions in the event of any discharges in violation of applicable laws.


EMPLOYEES


     As of September 30, 1999, we had approximately 938 employees, approximately 44 of whom are part-time, 704 are hourly and 198 are full-time/salaried. None of our employees are represented by labor unions, and we provide a comprehensive benefits program to all full-time employees. Our commitment to our employees has led to high levels of employee loyalty, low turnover and a positive working relationship between management and the employees. In Bowling Green our employees average 57 years of age and 32 years of service with Holley, while our employees in Springfield average 38 years of age and seven years of service. Hooker has approximately 362 employees, including approximately 315 in Mexico and 47 in California.

LEGAL PROCEEDINGS


     In May 1999, Union Pacific Railroad Company initiated litigation against Weiand and others in federal district court for the Central District of California alleging that certain soil and groundwater contamination discovered on the Union Pacific property in Los Angeles migrated from the adjacent Weiand facility and, therefore, Weiand is responsible for costs related to investigation and remediation. The complaint seeks costs in the amount of $4.5 million already incurred and at least an additional $800,000 in future response costs, as well as an injunction directing Weiand to abate the alleged contamination. At this time, we are unable to assess the likelihood of an unfavorable outcome or, in the event of such an outcome, the amount of any resulting liability. We are investigating the claims of Union Pacific and the property owner and intend to defend them vigorously. Recently, we discovered possible significant soil contamination on the Weiand property, which has not yet been confirmed or assessed. The property owner may assert claims for damage to the property. Holley intends to defend any such claims vigorously.


     We have been named as defendants in a number of legal actions arising from normal business activities. Although the amount of any ultimate liability with respect to such matters cannot be precisely determined, we do not expect any such liability to have a material adverse effect on our overall operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth the name, age and position of each person who is an executive officer or a member of the Board of Directors (a "Director") of Holley.


NAME                                        AGE                   POSITION
----                                        ---  ------------------------------------------
Jeffrey G. King...........................  37   Chief Executive Officer, President and
                                                 Director
James R. Vance............................  39   Executive Vice President and Chief
                                                 Operating Officer
Robert L. Wineland........................  44   Vice President, Chief Financial Officer
                                                 and Secretary
John H. Nickoloff.........................  47   Vice President and General Manager --
                                                 Remanufacturing Business
William H. Bass...........................  50   Vice President -- Marketing and Sales
Christopher Lacovara......................  34   Vice President, Treasurer, Assistant
                                                 Secretary and Director
Evan D. Wildstein.........................  28   Assistant Secretary and Director
James A. Kohlberg.........................  41   Director
Marion H. Antonini........................  68   Director
William F. Andrews........................  67   Director
James D. Wiggins..........................  51   Director
Samuel P. Frieder.........................  34   Director


     Jeffrey G. King. Chief Executive Officer, President and Director. Mr. King joined Holley as Chief Executive Officer in 1997. Prior to joining Holley, Mr. King was Executive Vice President and Chief Operating Officer of Lincoln Brass Works, where he began in 1994 as Vice President of Sales and Marketing. From 1984 to 1994, he held positions with increasing responsibility at Arvin Industries, an automotive systems and components company, ultimately becoming the manager of new business development for its electronics unit, director of sales and marketing and business unit manager for Arvin's Gabriel Ride Control Products.



     James R. Vance. Executive Vice President and Chief Operating Officer. Mr. Vance joined Holley as Chief Operating Officer in 1997. Prior to joining Holley, Mr. Vance served as Vice President of Operations at U.S. Industries, Inc., a lighting manufacturer, from 1994 to 1997, where he had total operational responsibility for four manufacturing facilities with total annual revenues exceeding $70 million. Prior to 1994, Mr. Vance worked at Cooper Industries, Inc. from 1989 to 1994, where he served as a plant manager in a 350 person florescent lighting products facility.



     Robert L. Wineland. Vice President, Chief Financial Officer and Secretary. Mr. Wineland joined Holley as Chief Financial Officer in 1997. From 1993 to 1997, Mr. Wineland served as Vice President of Finance at the France Compressor Products division of Coltec, a multiplant, international manufacturer of sealing components and valves for industrial compressors.



     John H. Nickoloff. Vice President and General Manager -- Remanufacturing Business. Mr. Nickoloff joined Holley as Vice President in 1994. Prior to joining Holley, Mr. Nickoloff served as a Plant Manager for Frigidaire (White Consolidated Industries) from 1975 to 1994, and was a manager of JIT manufacturing systems in other Frigidaire plants.

     William H. Bass. Vice President Marketing and Sales. Mr. Bass joined Holley in February 1999. From 1988 to January 1999, Mr. Bass was employed with Petersen Publishing Company (publisher of Hot Rod, Motor Trend and Car Craft and 50 other magazines and publications) in various positions, including Southern Regional Advertising Sales Manager. Mr. Bass has been involved in advertising and marketing in the specialty automotive aftermarket industry for over 30 years.


     Christopher Lacovara. Vice President, Treasurer, Assistant Secretary and Director. Since 1995, Mr. Lacovara has been a Principal of Kohlberg & Company. Prior to that, he was an associate at Kohlberg & Company, which he joined in 1988. Mr. Lacovara is also a director of Northwestern Steel and Wire Company.

     Evan D. Wildstein. Assistant Secretary and Director. Mr. Wildstein is an associate with Kohlberg & Company, which he joined in 1994. Mr. Wildstein is also a director of Magnavision Corp.

     James A. Kohlberg. Director. Mr. Kohlberg is the Managing Principal of Kohlberg & Company, which he co-founded in 1987. Mr. Kohlberg is also a director of Northwestern Steel and Wire Company.


     Marion H. Antonini. Director. Mr. Antonini joined Kohlberg & Company as a Principal in 1998. Prior to joining the firm, since 1990 Mr. Antonini was Chairman, President and Chief Executive Officer of Welbilt Corporation, a diversified manufacturer and distributor of commercial foodservice equipment and kitchen appliances. Mr. Antonini is also a director of Vulcan Materials Company, Engelhard Corporation and Scientific-Atlanta.


     William F. Andrews. Director. Mr. Andrews has been Chairman of Scovill Fasteners, Inc. since 1995. From 1993 to 1995, Mr. Andrews was Chairman and Chief Executive Officer of Amdura Corporation, a manufacturer of hardware and industrial equipment. Mr. Andrews is also a director of Black Box Corporation, Corrections Corporation of America, Johnson Controls, Inc., Katy Industries, Navistar International Corp., Northwestern Steel and Wire Co., Dayton Superior Corp. and Southern New England Telephone Company.


     James D. Wiggins. Director. Since 1996, Mr. Wiggins has been the Group President of the Stant/Schrader Group of The Gates Rubber Co., a manufacturer of automobile tire valves and accessories. Prior to that time, Mr. Wiggins was President and Chief Executive Officer of Bridge Products, Inc. from 1987 through its acquisition by Schrader, Inc. in 1996.


     Samuel P. Frieder. Director. Mr. Frieder has been a Principal of Kohlberg & Company since 1995. Prior to that, he was an associate at Kohlberg & Company, which he joined in 1989.

EXECUTIVE COMPENSATION


     Compensation of Directors. Directors who are officers or employees of Holley receive no additional compensation for serving on the Board of Directors. Our non-employee members of the Board of Directors receive reimbursement for expenses incurred in attending meetings.



     Compensation of Executive Officers. The following table shows, for the fiscal year ended on December 31, 1998, the compensation paid to or earned by our Chief Executive Officer and four other most highly compensated executive officers who were serving at the end of fiscal 1998.

                           SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION                            YEAR    SALARY     BONUS     OPTIONS(2)
---------------------------                            ----   --------   --------   ----------
Jeffrey G. King(1)...................................  1998   $112,241   $250,000   1,467,304
  Chief Executive Officer
James R. Vance(1)....................................  1998     68,571    103,500   1,024,216
  Chief Operating Officer
Robert L. Wineland(1)................................  1998     59,249     75,000     733,725
  Chief Financial Officer
John H. Nickoloff(1).................................  1998     64,316     74,025     440,235
  Vice President -- Remanufacturing

---------------

(1) Each of the executives participates in Holley's 401(k) plan. Under the plan, Holley matches contributions 100% up to a maximum of 6% of the participant's total salary and bonus for that year. In 1998, Holley paid the following amounts in 401(k) matches: James R. Vance -- $4,025; Robert L.
    Wineland -- $3,500; John H. Nickoloff -- $3,603. Each of the executives also participates in Holley's group health and dental insurance plan.
(2) Options to buy stock of Holdings, the direct parent of Holley, granted in 1998.

                                                                                                        POTENTIAL
                                            OPTION GRANTS IN LAST FISCAL YEAR                      REALIZABLE VALUE AT
                                        -----------------------------------------                 ASSUMED ANNUAL RATES
                                        NUMBER OF      PERCENT OF                                    OF STOCK PRICE
                                        SECURITIES   TOTAL OPTIONS                                    APPRECIATION
                                        UNDERLYING     GRANTED TO     EXERCISE OF                    FOR OPTION TERM
                                         OPTIONS       EMPLOYEES      BASE PRICE    EXPIRATION   -----------------------
NAME                                     GRANTED     IN FISCAL YEAR     ($/SH)         DATE          5%          10%
----                                    ----------   --------------   -----------   ----------   ----------   ----------
Jeffrey G. King -- C.E.O..............  1,467,304         40.03%         $1.50      05/15/2008   $1,384,169   $3,507,757
James R. Vance -- C.O.O...............  1,024,216         27.94           1.50      05/15/2008      966,186    2,448,505
Robert L. Wineland -- C.F.O...........    733,725         20.02           1.50      05/15/2008      692,154    1,754,053
John H. Nickoloff -- V.P. (Reman).....    440,235         12.01           1.50      05/15/2008      415,292    1,052,432
                                        ---------        ------                                  ----------   ----------
        Total.........................  3,665,480        100.00%                                 $3,457,801   $8,762,747
                                        =========        ======                                  ==========   ==========

RETIREMENT AND SEVERANCE PLANS


     401(k) Plans. Holley maintains two 401(k) savings plans, one of which is for salaried employees and one of which is for hourly employees. Under the 401(k) plans, participating employees can make pre-tax deferrals. The 401(k) plans have a matching feature pursuant to which Holley may make a discretionary contribution from its own funds to match some or all of a participating employee's pre-tax contributions. The 401(k) plans do not permit participating employees to make after-tax contributions. Both of the 401(k) plans are designed to be qualified under Section 401(a) of the Internal Revenue Code of 1986 and exempt from tax under Section 501(a).



     Pension Plans. Holley also maintains a qualified defined benefit pension plan. Holley provides benefits to participating employees based on the employment status of each participant as an hourly or salaried employee. Holley makes all contributions to fund the benefits that the pension plan provides. The pension plan is designed to be qualified under tax code Section 401(a) and exempt from tax under code section 501(a). Under the pension plan, normal retirement age is 65, though participants may retire as early as age 55 with ten years of credited service and receive a reduced benefit. The estimated annual benefits payable upon retirement at normal retirement age for each of the Named Executive Officers is as follows: Mr. King $65,000; Mr. Vance $61,000; Mr. Nickoloff $51,000; and Mr. Wineland $76,000.


     Severance Plan. Mr. King, Mr. Vance, Mr. Wineland and Mr. Nickoloff each are covered by the Company's 1998 Severance Policy. The policy provides for a severance payment equal to the greater of six months of such persons' annual salary or one month's salary for every year of employment in the event his employment is involuntarily terminated.

                              CERTAIN TRANSACTIONS

RELATIONSHIP WITH KOHLBERG


     Pursuant to a fee arrangement, Holley pays Kohlberg & Co., L.L.C. an annual management fee (plus expenses) of $850,000 for certain management and advisory services, which is subject to increase if Kohlberg invests additional capital in Holley. The management fee agreement terminates on the earlier of Kohlberg & Co., L.L.C. terminating the agreement by written notice to Holley, April 1, 2009 or the end of the fiscal year in which Kohlberg & Co., L.L.C. beneficially owns less than 25% of Holley's outstanding common stock. In 1998, we paid Kohlberg & Co., L.L.C. an aggregate of $405,000 under this management fee agreement. We believe these terms are as favorable to Holley as those that could have been obtained from independent third parties and arms-length negotiations.


                               SECURITY OWNERSHIP


     The following table sets forth the ownership of Holley's common stock as of December 31, 1998 by our directors, executive officers, persons known by us to own more than 5.0% of our common stock and all our directors and executive officers as a group.


                                                                                   AGGREGATE
                                                              NUMBERS OF SHARES    PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED     OWNED
------------------------------------                          ------------------   ----------
KHPP Holdings, Inc.(1)......................................        1,000             100%
Directors and executive officers as a group (12
  persons)(2)...............................................           --              --

---------------


(1) KHPP Holdings, Inc.'s business address is: c/o Kohlberg & Co., LLC, 111 Radio Circle, Mt. Kisco, New York, 10549. The voting common stock of KHPP Holdings, Inc. is owned beneficially and of record as follows: KHPP Acquisition Co., L.P. -- 97.1%; Jeffrey G. King -- 0.4%; Robert L.
    Wineland -- 0.2%; James R. Vance -- 0.3%; John Nickoloff -- 0.1%; and other unaffiliated investors -- 1.9%. James A. Kohlberg indirectly owns 100% of KHPP Acquisition Co., L.P. Mr. King, Mr. Wineland, Mr. Vance and Mr. Nickoloff also hold the same officer positions with KHPP Holdings, Inc. as they hold with Holley. The business address of each such persons is: c/o Holley Performance Products Inc., 1801 Russellville Rd., Bowling Green, Kentucky 42101.


(2) The directors and officers of Holley do not own (beneficially or of record) common stock of Holley, but own common stock of KHPP Holdings, Inc., which owns all of the common stock of Holley. See footnote (1) above.

                       DESCRIPTION OF THE EXCHANGE NOTES


     You can find the definitions of various terms used in this description under the subheading "-- Definitions." In this description, the word "Holley" refers only to Holley Performance Products Inc. and not to any of its subsidiaries. When we refer to notes in this section, we mean the exchange notes and also the outstanding notes.



     The Company issued the notes and will issue the exchange notes under an indenture among itself, the Guarantors and State Street Bank and Trust Company, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.



     The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of these notes. You can obtain a copy of the indenture from the trustee.


BRIEF DESCRIPTION OF THE NOTES AND THE SUBSIDIARY GUARANTEES


  The Notes



     These notes:



     - are general unsecured obligations of Holley;



     - are equal in right of payment to all existing and future senior Indebtedness of Holley;



     - are senior in right of payment to all future subordinated Indebtedness of Holley; and


     - are unconditionally guaranteed by the Guarantors.

  The Subsidiary Guarantees


     These notes are guaranteed by all of Holley's existing Domestic Restricted Subsidiaries.



     The subsidiary guarantees:


     - are general unsecured obligations of each Guarantor;

     - are equal in right of payment to all existing and future senior Indebtedness of each Guarantor; and

     - are senior in right of payment to all future subordinated Indebtedness of each Guarantor.


     The exchange notes will be issued solely in exchange for an equal principal amount of outstanding notes pursuant to the exchange offer. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except that (a) the exchange notes will have been registered under the Securities Act and (b) the registration rights and contingent liquidated damages provisions applicable to the outstanding notes are not applicable to the exchange notes.



     The notes and each Subsidiary Guarantee will be effectively subordinated in right of payment to all existing and future secured Indebtedness of Holley and the applicable Guarantor, respectively, with respect to the assets securing such Indebtedness. Assuming completion of the offering of these notes and application of the net proceeds as intended and that $5 million of new equity was invested by Kohlberg & Co., L.L.C., as of October 3, 1999, Holley and the Guarantors would have had total senior Indebtedness of approximately $152.4 million (consisting of the notes offered hereby and approximately $7.9 million of secured Indebtedness outstanding under our revolving credit facility). The indenture will permit us and the Guarantors to incur additional secured Indebtedness.

     As of the date of the indenture, all of our subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate some of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee these notes.



     Our Foreign Restricted Subsidiaries and our future Domestic Restricted Subsidiaries that are not Wholly Owned Restricted Subsidiaries will not be required to guarantee these notes. In the event of a bankruptcy, liquidation or reorganization of a non-guarantor subsidiary, the non-guarantor subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to us.


PRINCIPAL, MATURITY AND INTEREST


     The indenture will permit Holley to issue Notes with a maximum aggregate principal amount of $250.0 million, of which $150.0 million will be issued in this exchange offer. The Company will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on September 15, 2007.



     Interest on these notes will accrue at the rate of 12 1/4% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing on March 15, 2000. Holley will make each interest payment to the holders of record of these notes on the immediately preceding March 1 and September 1.



     Interest on these notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


METHODS OF RECEIVING PAYMENTS ON THE NOTES


     If a holder has given wire transfer instructions to Holley, Holley will make all principal, premium and interest payments on those notes in accordance with those instructions. All other payments on these notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless Holley elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.


PAYING AGENT AND REGISTRAR FOR THE NOTES


     The trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the holders of the notes, and Holley or any of its Subsidiaries may act as Paying Agent or Registrar.


TRANSFER AND EXCHANGE


     A holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Holley may require a holder to pay any taxes and fees required by law or permitted by the indenture. Holley is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.


BOOK-ENTRY; DELIVERY AND FORM


     The exchange notes will be issued in the form of a global note. The global note will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the global note may be transferred in whole or in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global note directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.



     Exchange notes that are issued as described below under "-- Certificated Exchange Notes" will be issued in definitive form. Upon the transfer of an exchange note in definitive form, such exchange note will, unless the global note has previously been exchanged for exchange notes in definitive form, be exchanged for an interest in the global note representing the principal amount of exchange notes being transferred.


  Certain Book-Entry Procedures for the Global Note

     The descriptions of the operations and procedures of DTC, Euroclear and Cedel Bank set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We take no responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

     - a "clearing agency" registered pursuant to Section 17A of the Exchange
       Act.


     DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the initial purchasers of the outstanding notes), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants"), that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.


     We expect that pursuant to procedures established by DTC:


     - upon deposit of the global note, DTC will credit the accounts of Participants with an interest in the global note; and



     - ownership of the exchange notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).



     The laws of some jurisdictions may require that purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in exchange notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.



     So long as DTC or its nominee is the registered owner of the global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global note will not be entitled to have exchange notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in the global note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of exchange notes under the Indenture or such global note. We understand that under existing industry practice, in the event that we request any action of holders of exchange notes, or a holder that is an owner of a beneficial interest in the global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of exchange notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such exchange notes.



     We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on the global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global note for any note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between such participants and the owners of beneficial interests in the global note owning through such participants.


     Transfers between the Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.


     Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel Bank participants, on the hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel Bank, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel Bank, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel Bank, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel Bank participants may not deliver instructions directly to the depositaries for Euroclear or Cedel Bank.

     Because of time zone differences, the securities account of a Euroclear or Cedel Bank participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel Bank participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel
Bank) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel Bank as a result of sales of interest in a Global Security by or through a Euroclear or Cedel Bank participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel Bank cash account only as of the business day for Euroclear or Cedel Bank following DTC's settlement date.



     DTC, Euroclear and Cedel Bank are under no obligation to perform or to continue to perform the foregoing procedures to facilitate transfers of interests in the global note among participants in DTC, Euroclear and Cedel, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.



     The information in this prospectus concerning DTC, Euroclear and Cedel and their book-entry systems has been obtained from sources that we believe to be reliable, but we have not independently verified this information.


     Certified Exchange Notes

     If

     - we notify the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation;


     - we, at our option, notify the trustee in writing that we elect to cause the issuance of exchange notes in definitive form under the Indenture; or



     - upon the occurrence of certain other events as provided in the indenture,



then, upon surrender by DTC of the global note, certificated exchange notes in definitive form in denominations of U.S. $1,000 and integral multiples thereof will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global note. Upon any such issuance, the trustee is required to register such certificated exchange notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.



Subject to the foregoing, the global note is not exchangeable, except for a global note of the same aggregate denomination to be registered in the name of DTC or its nominee.



     Neither we nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related exchange Notes and we and the trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued.



     DTC management is aware that some computer applications, systems and similar functions for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.


     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third-party vendors from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the financial industry that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to: (a) impress upon them the importance of such services being Year 2000 compliant and (b) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.


     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

SUBSIDIARY GUARANTEES


     The Guarantors will jointly and severally guarantee Holley's obligations under these exchange notes. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- The Subsidiary Guarantees Could in Some Circumstances be Considered Fraudulent Transfers Under Bankruptcy Law, Which Would Void the Subsidiary Guarantee".



     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another Person unless:


          (1) immediately after giving effect to that transaction, no Default or Event of Default exists;

          (2) either:


             (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the trustee; or



             (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture; and



          (3) If the Guarantor is merging or consolidating with or transferring its assets to a Person other than Holley and/or other Guarantors, Holley will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock".


     The Subsidiary Guarantee of a Guarantor will be released:


          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger or consolidation, if Holley applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the indenture;

          (2) in connection with any sale of all of the Capital Stock of a Guarantor, if Holley applies the Net Proceeds of that sale in accordance with the applicable provisions of the indenture; or



          (3) if Holley designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the indenture.



OPTIONAL REDEMPTION



     During the first 36 months after the Issue Date, Holley may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 112.25% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:



          (1) at least 65% of the principal amount of notes issued remains outstanding immediately after the occurrence of such redemption (excluding notes held by Holley and its Subsidiaries); and


          (2) the redemption occurs within 180 days of the date of the closing of such Public Equity Offering.


     Except pursuant to the preceding paragraph, the notes will not be redeemable at Holley's option prior to September 15, 2003.



     After September 15, 2003, Holley may redeem all or a part of these notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to, but not including the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:


YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................   106.125%
2004........................................................   104.083%
2005........................................................   102.042%
2006 and thereafter.........................................   100.000%

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control


     If a Change of Control occurs, each Holder of notes will have the right to require Holley to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's notes pursuant to the Change of Control Offer. In the Change of Control Offer, Holley will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within thirty days following any Change of Control, Holley will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

     On the Change of Control Payment Date, Holley will, to the extent lawful:



          (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;



          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and



          (3) deliver or cause to be delivered to the trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by Holley.



     The Paying Agent will promptly mail to each Holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.



     The provisions described above that require Holley to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Holley repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.



     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Holley and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.



     Notwithstanding the foregoing, Holley shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it has made an offer to purchase (an "Alternate Offer") any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all notes properly tendered in accordance with the terms of such Alternate Offer.


  Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:


          (1) Holley (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;



          (2) such fair market value is determined by Holley's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the trustee; and



          (3) at least 75% of the consideration therefor received by Holley or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:



             (a) any liabilities (as shown on Holley's or such Restricted Subsidiary's most recent balance sheet) of Holley or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Holley or such Restricted Subsidiary from further liability; and



             (b) any securities, notes or other obligations received by Holley or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Holley or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).



     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Holley or the applicable Restricted Subsidiary may apply such Net Proceeds at its option:



          (1) to permanently repay Indebtedness secured by assets or Equity Interests owned by Holley or any Restricted Subsidiary;


          (2) to acquire Replacement Assets; or

          (3) to the extent the Net Proceeds are derived from assets or Equity Interests sold by a Foreign Restricted Subsidiary, to repay Indebtedness of such Foreign Restricted Subsidiary.


Pending the final application of any such Net Proceeds, Holley or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.



     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, Holley will make an Asset Sale Offer to all Holders of notes to purchase the maximum principal amount of notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Holley may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased on a pro rata basis to the extent practicable. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.


SELECTION AND NOTICE


     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:



          (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or



          (2) if the notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.



     No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.



     If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

COVENANTS


  Restricted Payments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:


          (1) declare or pay any dividend or make any other payment or distribution on account of Holley's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holley or any of its Restricted Subsidiaries) or to the direct or indirect holders of Holley's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of Holley or dividends or distributions payable to Holley or a Restricted Subsidiary of Holley);



          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Holley) any Equity Interests of Holley or any direct or indirect parent of Holley or any Restricted Subsidiary of Holley (other than any such Equity Interests owned by Holley or any Restricted Subsidiary of Holley);



          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or


          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and


          (2) Holley would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and



          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holley and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2) and (3) of the succeeding paragraph), is less than the sum, without duplication, of



             (a) 50% of the Consolidated Net Income of Holley for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Holley's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus



             (b) 100% of the aggregate net cash proceeds received by Holley since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Holley (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Holley that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a

        Subsidiary of Holley), excluding, in each case, net cash proceeds from a Public Equity Offering to the extent used to redeem notes, plus



             (c) an amount equal to the lesser of (A) the sum of the fair market value of the Equity Interests of an Unrestricted Subsidiary owned by Holley and/or the Restricted Subsidiaries and aggregate amount of all Indebtedness of such Unrestricted Subsidiary owed to Holley and each Restricted Subsidiary on the date of redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary in accordance with the covenant described under "-- Designation of Restricted and Unrestricted Subsidiaries" or (B) the Designation Amount with respect to such Unrestricted Subsidiary on the date of the designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under "-- Designation of Restricted and Unrestricted Subsidiaries"; plus



             (d) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, in each case, to the extent Consolidated Net Income is not already increased thereby.


     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:


          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;



          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Holley or any Guarantor or of any Equity Interests of Holley or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Holley) of, Equity Interests of Holley (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
     (3) (b) of the preceding paragraph;



          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Holley or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;



          (4) the payment of any dividend by a Restricted Subsidiary of Holley to the holders of its common Equity Interests on a pro rata basis;



          (5) repurchases of Equity Interests of Holley or Holdings from officers, directors, employees or consultants of Holley or any of its Restricted Subsidiaries or of Holdings pursuant to equity ownership or compensation plans or stockholders agreements not to exceed $1.0 million in the aggregate;



          (6) the payment of management fees to Kohlberg in aggregate amount not to exceed for any calendar year the sum of (a) $850,000 plus (b) 2.0% of the aggregate net cash proceeds in excess of $5.0 million received by Holley from Kohlberg and/or its controlled Affiliates from (I) the issuance to Kohlberg and/or such controlled Affiliates of Equity Interests of the Company (other than Disqualified Stock) after the Issue Date and (II) without duplication of any amounts included in the immediately preceding clause (I), any contribution to the common equity capital of Holley; or



          (7) the payment of dividends and distributions to Holdings to (a) fund payments for taxes attributable to the business and operations of Holley and its Subsidiaries and (b) other expenses of Holdings not to exceed $250,000 in any calendar year.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Holley or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the trustee.


  Incurrence of Indebtedness and Issuance of Preferred Stock


     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and Holley will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that Holley and any Guarantor may incur Indebtedness (including Acquired Debt), and Holley may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for Holley's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.


     So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):


          (1) the incurrence by Holley and the Guarantors of Indebtedness represented by the notes, and the Subsidiary Guarantees thereof, not to exceed $150.0 million at any one time outstanding;



          (2) the incurrence by Holley or any of its Restricted Subsidiaries of Indebtedness incurred pursuant to a revolving credit facility under the Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of:


             (a) $25.0 million (reduced by any required permanent repayments or prepayments with the proceeds of Asset Sales actually made (which are accompanied by a corresponding permanent commitment reduction) thereunder); or


             (b) the sum of (I) 85% of the net book value of the accounts receivable of Holley and the Restricted Subsidiaries and (II) 55% of the net book value of the inventory of Holley and the Restricted Subsidiaries, less the amount of Indebtedness outstanding pursuant to clause (14) below;



          (3) the incurrence by Holley or any of its Restricted Subsidiaries of Indebtedness incurred pursuant to an Acquisition Facility under the Credit Facility in an aggregate principal amount not to exceed $30.0 million (reduced by any permanent repayments or prepayments with the proceeds of Asset Sales actually made thereunder);



          (4) other Indebtedness of Holley and the Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;



          (5) the incurrence by Holley or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment or Purchase Money Indebtedness, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;


          (6) the incurrence by Holley or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (1) (without limitation as to principal amount outstanding), (4) or (5) of this paragraph;



          (7) the incurrence by Holley or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Holley and any of its Wholly Owned Restricted Subsidiaries; provided that:



             (a) if Holley or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Holley, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and



             (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holley or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Holley or a Wholly Owned Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Holley or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);



          (8) the incurrence by Holley or any of its Restricted Subsidiaries of Hedging Obligations;



          (9) the guarantee by Holley or any of the Guarantors of Indebtedness of Holley or a Restricted Subsidiary of Holley that was permitted to be incurred by another provision of this covenant;



          (10) the incurrence by Holley or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $10.0 million at any one time outstanding;



          (11) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of Holley as accrued;



          (12) the incurrence by Holley of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of incurrence;



          (13) the incurrence by Holley or any of its Restricted Subsidiaries of Indebtedness represented by letters of credit for the account of Holley or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business; and

          (14) the incurrence by Foreign Restricted Subsidiaries of Indebtedness in an aggregate principal amount at any one time outstanding not to exceed the greater of $5.0 million or the sum of (a) 85% of the net book value of accounts receivable of the Foreign Restricted Subsidiaries and (b) 55% of the net book value of the inventory of the Foreign Restricted Subsidiaries.


     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Holley will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.



     The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of Holley unless such Indebtedness is equally subordinate or junior in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of such Guarantor unless such Indebtedness is equally subordinate or junior in right of payment to such Guarantor's Subsidiary Guarantee.


  Limitation on Liens


     The Company will not, and will not permit any Guarantor to, incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired by Holley or any Guarantor to secure any Indebtedness without making, or causing such Guarantor to make, effective provision for securing the notes or such Guarantor's Subsidiary Guarantee, as the case may be, (x) equally and ratably with (or prior to) such Indebtedness as to such property for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is subordinate in right of payment to the notes or such Guarantor's Subsidiary Guarantee, as the case may be, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.



     The foregoing restrictions on Holley and the Guarantors shall not apply to:



          (1) Liens existing on the Issue Date and securing Indebtedness outstanding on the Issue Date or Liens securing the notes or the Subsidiary Guarantees;


          (2) Liens securing Indebtedness incurred pursuant to the Credit Facility in an aggregate principal amount not to exceed amounts permitted to be incurred pursuant to clauses (2) and (3) under the second paragraph of the covenant described under "-- Incurrence of Indebtedness and Issuance of Preferred Stock" above;


          (3) Liens in favor of Holley or any Guarantor that is a Wholly Owned Restricted Subsidiary of Holley;



          (4) Liens on real or personal property of Holley or a Restricted Subsidiary of Holley acquired, constructed or constituting improvements made after the Issue Date to secure Capital Lease Obligations or Purchase Money Indebtedness, provided, however, that: (a) the Incurrence of such Indebtedness was permitted under the covenant described under "-- Incurrence of Indebtedness and Issuance of Preferred Stock" above; (b) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost of construction or improvement of the property subject to such Lien; (c) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such property; and (d) such Lien does not extend to or cover any property other than the property (or identifiable portions thereof) acquired, constructed or constituting improvements made with the proceeds of such Purchase Money Indebtedness;

          (5) Liens to secure Acquired Debt; provided, however, that (a) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset and (b) such Lien does not extend to or cover any other asset;

          (6) Liens to secure Indebtedness incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (1), (2), (4) and (5) so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (6) of the second paragraph of the covenant described under "-- Incurrence of Indebtedness and Issuance of Preferred Stock";


          (7) Liens on Equity Interests issued by a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary; provided however, that the Liens may not extend to any other property owned by Holley or any Guarantor;


          (8) Lien securing Hedging Obligations; and

          (9) Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:


          (1) pay dividends or make any other distributions on its Capital Stock to Holley or any of Holley's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Holley or any of Holley's Restricted Subsidiaries;



          (2) make loans or advances to Holley or any of Holley's Restricted Subsidiaries; or



          (3) transfer any of its properties or assets to Holley or any of Holley's Restricted Subsidiaries.


     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:


          (1) the Credit Facility and Existing Indebtedness, in each case, as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Facility or such Existing Indebtedness, as the case may be, as in effect on the date of the indenture, provided, further, however that restrictions under the Credit Facility may provide for more restrictive limitations on the ability of Holley to make Investments in Restricted Subsidiaries or on the ability of Guarantors to make Investments in non-Guarantor Restricted Subsidiaries;



          (2) the indenture and the notes;


          (3) applicable law;


          (4) any instrument governing Indebtedness of a Person acquired by Holley or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that such Indebtedness was permitted by the terms of the indenture to be incurred;


          (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (6) Purchase Money Indebtedness that imposes restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

          (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;


          (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Limitations on Liens" that limit the right of Holley or any Guarantor to dispose of the assets subject to such Lien;


          (10) any instrument governing Indebtedness of a Foreign Restricted Subsidiary;

          (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

          (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation or Sale of Assets


     The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Holley is the surviving corporation); or
(2) sell, assign, transfer, convey or otherwise dispose of (or cause or permit any of its Restricted Subsidiaries to sell, assign, transfer, convey or otherwise dispose of) all or substantially all of Holley's properties or assets (determined on a consolidated basis for Holley and its Restricted Subsidiaries), in one or more related transactions, to another Person; unless:



          (1) either: (a) Holley is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Holley) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;



          (2) the Person formed by or surviving any such consolidation or merger (if other than Holley) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Holley under the notes, the indenture and the Exchange and Registration Rights Agreement pursuant to agreements reasonably satisfactory to the trustee;


          (3) immediately after such transaction no Default or Event of Default exists (including, without limitation, after giving effect to any Liens incurred, assumed or granted in connection with or in respect of such transaction); and


          (4) Holley or the Person formed by or surviving any such consolidation or merger (if other than Holley) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."


In addition, Holley may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Holley and any Guarantors which are Wholly Owned Restricted Subsidiaries.


  Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:


          (1) such Affiliate Transaction is on terms that are no less favorable to Holley or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holley or such Restricted Subsidiary with an unrelated Person; and



          (2) Holley delivers to the trustee:


             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:


          (1) any employment agreement entered into by Holley or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Holley or such Restricted Subsidiary or are approved by a majority of the disinterested directors of Holley;



          (2) transactions between or among Holley and/or its Restricted Subsidiaries;



          (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of Holley; and



          (4) Restricted Payments and Permitted Investments that are permitted by the provisions of the indenture described above under the caption
     "-- Restricted Payments."


  Additional Subsidiary Guarantees


     If Holley or any of its Restricted Subsidiaries creates another Domestic Restricted Subsidiary after the date of the indenture or acquires another Domestic Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary after the date of the indenture, then that newly acquired or created Domestic Restricted Subsidiary must become a Guarantor and shall (a) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of Holley's obligations under the notes and the indenture on the terms set forth in the indenture and (b) deliver to the trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to normal exceptions. Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.



     In addition, if Holley or any of its Restricted Subsidiaries acquires a Domestic Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary at the time of acquisition, but shall thereafter become a Wholly Owned Restricted Subsidiary, such Domestic Restricted Subsidiary shall comply with the provisions of clauses (a) and (b) of the immediately preceding paragraph, and shall thereafter be a Guarantor for all purposes of the indenture. The Company, at its option, may cause a Domestic Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary to become a Guarantor in accordance with the provisions of clauses (a) and (b) of the immediately preceding paragraph.


  Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if:

          (1) that designation would not cause a Default;


          (2) Holley will, on the date of such designation after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock";


          (3) such Subsidiary has no Indebtedness other than Non-Recourse Debt;


          (4) such Subsidiary is not party to any agreement, contract, arrangement or understanding with Holley or any Restricted Subsidiary of Holley unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holley or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holley;



          (5) such Subsidiary is a Person with respect to which neither Holley nor any of its Restricted Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests or to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and



          (6) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holley or any of its Restricted Subsidiaries.



     Any designation of a Subsidiary of Holley as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Restricted Payments."



     If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by Holley and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation (the amount of such Investments, the "Designation Amount"). That designation will only be permitted if such Restricted Payment would be permitted at that time.


     If, at any time, any Unrestricted Subsidiary would fail to meet any of the requirements set forth in clause (3) through (6) of the first paragraph of this covenant, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness and Liens of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holley as of such date and, if any such Indebtedness or Lien is not permitted to be incurred as of such date under the indenture, Holley shall be in default of the applicable covenant(s). The Board of Directors of Holley may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness and Liens by a Restricted Subsidiary of Holley of any outstanding Indebtedness and Liens of such Unrestricted Subsidiary and such designation shall only be permitted if:


          (1) such Indebtedness is permitted under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

          (2) such Liens are permitted under the covenant described under the caption "-- Limitation on Liens"; and

          (3) no Default or Event of Default would be in existence following such designation.

  Limitation on Issuances and Sales of Equity Interests in Restricted
Subsidiaries


     The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of Holley to any Person (other than Holley or a Restricted Subsidiary of Holley), unless:


          (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary; and

          (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."


In addition, Holley will not permit any Restricted Subsidiary of Holley to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Holley or a Restricted Subsidiary of Holley.


  Limitations on Issuances of Guarantees of Indebtedness


     The Company will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, Guarantee or pledge any assets to secure the payment of any other Indebtedness of Holley or any Guarantor unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness.


  Payments for Consent


     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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

  Reports


     Whether or not required by the Commission, so long as any notes are outstanding, Holley will furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations:



          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holley were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Holley's certified independent accountants; and



          (2) all current reports that would be required to be filed with the Commission on Form 8-K if Holley were required to file such reports.



     In addition, whether or not required by the Commission, Holley will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.


EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:


     (1) default for 30 days in the payment when due of interest on the notes;



     (2) default in payment when due of the principal of or premium, if any, on the notes;



     (3) failure by Holley or any of its Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of
         Holders -- Asset Sales," "-- Covenants -- Restricted Payments" or
         "-- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";



     (4) failure by Holley or any of its Restricted Subsidiaries for 30 days after notice to comply with any of the other agreements in the indenture;



     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holley or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holley or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:


        (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

        (b) results in the acceleration of such Indebtedness prior to its Stated Maturity,

        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;


     (6) failure by Holley or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;


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


     (7) except as permitted by the indenture, any Guarantor's Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm in writing its obligations under its Subsidiary Guarantee; and



     (8) certain events of bankruptcy or insolvency with respect to Holley or any of its Restricted Subsidiaries.



     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Holley, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.



     At any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding notes may rescind and cancel such declaration and its consequences:


          (1) if the rescission would not conflict with any judgment or decree;

          (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;


          (4) if Holley has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and



          (5) in the event of the cure or waiver of an Event of Default regarding certain events of bankruptcy or insolvency, the trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.


     No such rescission shall affect any subsequent Default or impair any right consequent thereto.


     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.



     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.



     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Holley with the intention of avoiding payment of the premium that Holley would have had to pay if Holley then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to September 15, 2003, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Holley with the intention of avoiding the prohibition on redemption of the notes prior to September 15, 2003, then the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.



     The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Holley is required to deliver to the trustee a statement specifying such Default or Event of Default.


NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS


     No director, officer, employee, incorporator or stockholder of Holley or any Guarantor, as such, shall have any liability for any obligations of Holley or the Guarantors under the notes, the indenture, the Guarantors' Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE


     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:



          (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust referred to below;



          (2) Holley's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;



          (3) the rights, powers, trusts, duties and immunities of the trustee, and Holley's obligations in connection therewith; and



          (4) the Legal Defeasance provisions of the indenture.



     In addition, Holley may, at its option and at any time, elect to have the obligations of Holley and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.


     In order to exercise either Legal Defeasance or Covenant Defeasance:


          (1) Holley must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Holley must specify whether the notes are being defeased to maturity or to a particular redemption date;



          (2) in the case of Legal Defeasance, Holley shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) Holley has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;



          (3) in the case of Covenant Defeasance, Holley shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;


          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);


          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Holley or any of its Restricted Subsidiaries is a party or by which Holley or any of its Restricted Subsidiaries is bound;



          (6) Holley must have delivered to the trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;



          (7) Holley must deliver to the trustee an Officers' Certificate stating that the deposit was not made by Holley with the intent of preferring the Holders of notes over the other creditors of Holley with the intent of defeating, hindering, delaying or defrauding creditors of Holley or others; and



          (8) Holley must deliver to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


AMENDMENT, SUPPLEMENT AND WAIVER


     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):



          (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;



          (2) reduce the principal of or change or have the effect of changing the Stated Maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");



          (3) reduce the rate of or change the time for payment of interest on any note;



          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);



          (5) make any note payable in currency other than that stated in the notes;

          (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of or premium, if any, or interest on the notes;



          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders");



          (8) amend, change or modify in any material respect the obligation of Holley to make and consummate a Change of Control Offer in the event that a Change of Control has already occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;



          (9) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture otherwise than in accordance with the terms of the indenture;



          (10) adversely affect the ranking of the notes or any Subsidiary Guarantee; or


          (11) make any change in the preceding amendment and waiver provisions.


     Without the consent of any Holder of notes, Holley and the trustee may amend or supplement the indenture or the notes:


          (1) to cure any ambiguity, defect or inconsistency;


          (2) to provide for uncertificated notes in addition to or in place of certificated notes;



          (3) to provide for the assumption of Holley's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Holley's assets;



          (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or



          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust indenture Act.



     Any other amendment or waiver may be effected with the consent of a majority in aggregate principal amount of the outstanding notes.


GOVERNING LAW


     The indenture, the notes and the Guarantors' Subsidiary Guarantees are governed by the laws of the State of New York.



CONCERNING THE TRUSTEE



     If the trustee becomes a creditor of Holley or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.



     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.



DEFINITIONS



     Set forth below are some of the defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.


     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset existing at the time acquired by such specified Person.

     "Acquisition Facility" means one or more credit facilities or subfacilities, the proceeds from which are used to make Asset Acquisitions, acquire Replacement Assets, repay Acquired Debt, and/or pay related fees and expenses or other reasonably related uses.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.


     "Asset Acquisition" means (a) an Investment by Holley or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into Holley or any Restricted Subsidiary, or (b) the acquisition by Holley or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.


     "Asset Sale" means:


          (1) the sale, lease, conveyance or other disposition of any property, assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Holley and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption
     "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and



          (2) the issuance of Equity Interests by any of Holley's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.


Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:


          (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $1.0 million; or
     (b) results in net proceeds to Holley and its Restricted Subsidiaries of less than $1.0 million;

          (2) a transfer of assets between or among Holley and its Restricted Subsidiaries;



          (3) an issuance of Equity Interests by a Restricted Subsidiary to Holley or to another Restricted Subsidiary;


          (4) disposals or replacements of obsolete equipment in the ordinary course of business; and

          (5) a Restricted Payment or a Permitted Investment that is permitted by the covenant described above under the caption "-- Restricted Payments."

     "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, all corporate stock (however designated);

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within twelve months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:


          (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holley and its Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act);



          (2) the adoption of a plan relating to the liquidation or dissolution of Holley;



          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than one or more Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holley, measured by voting power rather than number of shares;



          (4) the first day on which a majority of the members of the Board of Directors of Holley are not Continuing Directors; or



          (5) Holley consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holley, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holley is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Holley outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.


     "Commission" means the Securities and Exchange Commission.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (2) Consolidated Interest Expense of such Person; plus

          (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (4) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.


Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of Holley shall be added to Consolidated Net Income to compute Consolidated EBITDA of Holley only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Holley by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.


     "Consolidated Interest Expense" of any Person for any period means the aggregate interest expense of such Person and its Restricted Subsidiaries (whether paid or accrued and whether or not capitalized) determined on a consolidated basis in accordance with GAAP, including, without limitation or duplication, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest expense with respect to Attributable Value in Sale and Leaseback Transactions, interest on Indebtedness Guaranteed by (or secured by a Lien on any assets of) such Person or any of its Restricted Subsidiaries, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments pursuant to Hedging Obligations.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions received in cash by the specified Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

          (5) the cumulative effect of a change in accounting principles shall be excluded;

          (6) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature shall be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

          (7) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries shall be excluded;

          (8) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss shall be excluded;

          (9) any income or loss attributable to discontinued operations shall be excluded; and

          (10) in the case of a successor to the specified Person by consolidation or merger or as a transferee of the specified Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.


     "Continuing Director" means, as of any date of determination, any member of the Board of Directors of Holley who:



          (1) was a member of such Board of Directors on the date of the indenture; or


          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.


     "Credit Facility" means the amended and restated Credit Agreement dated as of September 20, 1999, among Holley, the Guarantors, the lenders party thereto in their capacities as lenders thereunder and Credit Agricole Indosuez, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including (a) adding an Acquisition Facility, (b) increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under "-- Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" as evidenced by an Officers' Certificate delivered to the trustee, which shall be conclusive) or (c) adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders.


     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.


     "Designation Amount" has the meaning ascribed to that term under "-- Covenants -- Designation of Restricted and Unrestricted Subsidiaries."



     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Holley to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Holley may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption
"-- Covenants -- Restricted Payments."


     "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized under the laws of the United States, any State thereof or the District of Columbia.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).


     "Existing Indebtedness" means the Obligations of Holley and its Restricted Subsidiaries in existence on the date of the indenture, until such amounts are repaid.


     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) the Consolidated Interest Expense of such Person; plus


          (2) the product of (a) all dividend payments, whether or not in cash, on any series of Disqualified Stock of such Person and on any series of preferred stock of any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Holley (other than Disqualified Stock) or payable to Holley or a Restricted Subsidiary of Holley, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.


     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or repays any Indebtedness (other than borrowings under working capital facilities in the ordinary course of business) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated EBITDA attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded; and

          (3) the Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

          (1) Holley Performance Systems, Inc., Weiand Automotive Industries, Inc., Lunati Cams, Inc., Lunati & Taylor Pistons, Inc., LTM Motor Sports Corporation and Hooker Industries, Inc.; and


          (2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;


and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:


          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into in the ordinary course of business relating to Indebtedness permitted to be incurred under the indenture; and


          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign currency exchange rates entered into in the ordinary course of business.


     "Holder" means the registered holder of a note.


     "Holdings" means KHPP Holdings, Inc., a Delaware corporation.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

          (6) representing any Hedging Obligations; or

          (7) representing any Disqualified Stock of such Person and any preferred stock issued by a Restricted Subsidiary of such Person,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Stock and preferred stock of a Restricted Subsidiary) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), (b) any sale of receivables of such Person, other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for purpose of collection and not as a financing arrangement, and (c) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;


          (2) the amount of the unrecovered capital or principal investment of the purchaser (other than Holley or a Restricted Subsidiary of Holley) excluding amounts representative of yield or interest earned on such investment, in the case of any sale of receivables;


          (3) the maximum fixed redemption or repurchase price, in the case of Disqualified Stock of such Person;

          (4) the maximum voluntary or involuntary liquidation preferences plus accrued and unpaid dividends, in the case of preferred stock of a Restricted Subsidiary of such Person; and

          (5) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.


     "Issue Date" means the date of original issuance of notes.


     "Kohlberg" means Kohlberg & Co., L.L.C., a Delaware limited liability company, and its affiliates.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends and Disqualified Stock dividends.


     "Net Proceeds" means the aggregate cash proceeds received by Holley or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and net of appropriate amounts to be provided by Holley or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Holley or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Non-Recourse Debt" means Indebtedness:


          (1) as to which neither Holley nor any of its Restricted Subsidiaries
     (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;



          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Holley or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and



          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holley or any of its Restricted Subsidiaries.



     "notes" means Holley's 12 1/4% Senior notes due 2007 issued pursuant to the indenture.


     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller or the Secretary of such Person.


     "Officers' Certificate" means a certificate signed by two Officers of Holley.



     "Opinion of Counsel" means a written opinion from legal counsel who are reasonably acceptable to the trustee.



     "Permitted Holders" means KHPP Holdings, Inc., a Delaware corporation and Kohlberg, & Co., L.L.C. a Delaware limited liability company (and any of their controlled Affiliates), Jeffrey G. King, Robert L. Wineland, James R. Vance and John H. Nickoloff.


     "Permitted Investments" means:


        (1) any Investment in Holley or in a Restricted Subsidiary of Holley;


        (2) any Investment in Cash Equivalents;


        (3) any Investment by Holley or any Restricted Subsidiary of Holley in a Person, if as a result of such Investment;



           (a) such Person becomes a Restricted Subsidiary of Holley; or



           (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holley or a Restricted Subsidiary of Holley;


        (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";


        (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holley;



        (6) loans and advances to employees and officers of Holley and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

        (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;


        (8) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the date of the indenture, not to exceed $1.0 million at any one time outstanding;


        (9) Investments in Hedging Obligations; and


        (10) Investments in the notes.


     "Permitted Liens" means:

          (1) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor;

          (2) pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations (including to secure government contracts);

          (3) deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);


          (4) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Holley or the Guarantors;



          (5) Liens arising out of judgments or awards against Holley or any Guarantor with respect to which Holley or such Guarantor is prosecuting an appeal or proceeding for review and Holley or such Guarantor is maintaining adequate reserves in accordance with generally accepted accounting principles;


          (6) any interest or title of a lessor in the property subject to any lease other than a Capital Lease Obligation; and

          (7) any statutory warehousemen's, materialmen's or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained to the extent required by generally accepted accounting principles).


     "Permitted Refinancing Indebtedness" means any Indebtedness of Holley or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Holley or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:


          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, and any reasonable prepayment premium with respect to, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, or has a Weighted Average Life to Maturity equal to or greater than the

     Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;


          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or a Subsidiary Guarantee, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes or such Subsidiary Guarantee, as the case may be, on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and



          (4) such Indebtedness is incurred either by Holley or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.


     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.


     "Public Equity Offering" means any underwritten public offering of common stock of Holley or of Holdings pursuant to a registration statement filed with the Commission in accordance with the Securities Act; provided that in the event of a Public Equity Offering by Holdings, Holdings contributes to the common equity capital of Holley (other than Disqualified Stock of Holley) the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date) of the notes to be so redeemed.



     "Purchase Money Indebtedness" means Indebtedness of Holley or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of an Asset Acquisition or construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost.



     "Replacement Assets" means assets and property that will be used in the business of Holley and/or its Restricted Subsidiaries as existing on the Issue Date or in a business the same, similar or reasonably related thereto (including Equity Interests of a Person which becomes a Restricted Subsidiary).


     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the later of the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The Stated Maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).


     "Subsidiary Guarantee" means a Guarantee of the notes issued by a Guarantor pursuant to the indenture.



     "Unrestricted Subsidiary" means any Subsidiary of Holley that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with the covenant described under the caption "-- Covenants -- Designation of Restricted and Unrestricted Subsidiaries."


     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL


     The following discussion is a summary of the material United States federal income tax considerations relevant to the purchase, ownership and disposition of the notes by persons acquiring notes on original issuance for cash at the initial issue price and does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, Treasury regulations, court decisions, published positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this prospectus and all of which are subject to change or differing interpretation, possibly on a retroactive basis. This summary is limited to persons who will hold the notes as capital assets (generally, assets held for investment). This summary does not address all of the tax consequences that may be relevant to investors that may be subject to special tax treatment (such as financial institutions, tax-exempt organizations, real estate investment companies, regulated investment companies, insurance companies, dealers in securities or currencies, non-United States persons or expatriates). Holders considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations, as well as any consequences arising under state, local or foreign income tax or other tax law. All references to notes in this section apply equally to exchange notes as to outstanding notes.


TAX CONSEQUENCES OF THE EXCHANGE OFFER


     The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be considered a taxable exchange for U.S. federal income tax purposes because the exchange notes will not differ materially in kind or extent from the outstanding notes and because the exchange will occur by operation of the terms of the outstanding notes. Accordingly, such exchange will have no U.S. federal income tax consequences to holders of outstanding notes. A Holder's adjusted tax basis and holding period in an exchange note will be the same as such Holder's adjusted tax basis and holding period, respectively, in the outstanding notes exchange therefor. However, because the notes were issued with an original issue discount, there will be income tax consequences associated with the exchange notes.


UNITED STATES HOLDERS


     As used herein, the term "United States Holder" means the beneficial owner of a note that for United States federal income tax purposes is:


     - a citizen or resident of the United States,

     - a corporation created or organized in or under the laws of the United States or any state thereof,

     - a partnership or other business entity created or organized in or under the laws of the United States or any state thereof and that, is properly treated as a United States person for tax purposes,

     - an estate the income of which is includable in gross income for United States federal income tax purposes regardless of its source, or

     - a trust the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions.


     An individual may, subject to exceptions, be deemed to be a United States resident, as opposed to a non-resident alien, by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year. Resident aliens are subject to United States federal income tax as if they were United States citizens.


       Payment of Interest and Original Issue Discount


     Interest on a note generally will be includable in the income of a United States Holder as ordinary income at the time such interest is received or accrued, in accordance with such Holder's method of accounting for United States federal income tax purposes.



     The notes will be issued with original issue discount (the "original issue discount") from their stated principal amount. The amount of the original issue discount will be equal to the excess of the stated redemption price at maturity of the notes (i.e., the principal amount) over their issue price. A Holder must include the original issue discount in gross income as ordinary interest income as it accrues on a constant yield method, without regard to the Holder's regular method of accounting. The original issue discount must, therefore, be included in income in advance of the receipt of the cash representing that income.



  Sale, Exchange or Redemption of notes



     Upon the sale, exchange or redemption of a note, a United States Holder generally will recognize capital gain or loss equal to the difference between
(a) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption, except to the extent such amount is attributable to accrued interest income, which is taxable as ordinary income, and (b) such Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note generally will equal the cost of the note to such Holder increased by the original issue discount previously included in income and decreased by any principal payments received by such Holder. Such capital gain or loss will be long-term if the United States Holder's holding period is more than 12 months and will be short-term if the holding period is equal to or less than 12 months. Long-term capital gains recognized by individuals are generally taxed at a maximum federal tax rate of 20.0%, and short-term capital gains are generally taxed at a maximum federal tax rate of 39.6%.


  Information Reporting and Backup Withholding


     In general, information reporting requirements will apply to same noncorporate United States Holders with respect to payments of principal and interest on a note, and to payments of the proceeds of the sale of a note. The receipt of such payments may be subject, under certain circumstances, to "backup withholding" at a 31.0% rate. Backup withholding generally applies only if the Holder (a) fails to furnish his or her Social Security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor, (b) furnishes an incorrect TIN, (c) is notified by the IRS that he or she has failed to report properly interest, dividends or original issue discount, or (d) fails, under certain circumstances, to provide a certified statement, signed under penalties of perjury, that the TIN provided is the correct number and that he or she is not subject to backup withholding. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such Holder's United States federal income tax and may entitle the Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.


NON-U.S. HOLDERS


     The following discussion is a summary of the material United States federal income tax consequences to a Non-U.S. Holder that holds a note. A "Non-U.S. Holder" is a holder that is not a U.S. Holder.

     A Non-U.S. Holder generally will not be subject to United States tax on interest on a note, provided that such interest is not effectively connected with a U.S. trade or business of the holder and that


     - such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the issuer entitled to vote;

     - such Non-U.S. Holder is not a controlled foreign corporation with respect to which the issuer is a "related person" for United States federal income tax purposes; and

     - such Non-U.S. Holder certifies, under penalty of perjury, that it is a Non-U.S. Holder and provides its name and address.


     A Non-U.S. Holder that does not qualify for the exception from tax described above would generally be subject to United States withholding tax at a flat rate of 30% (or a lower applicable treaty rate) on payments of interest, unless the Non-U.S. Holder's income from the notes is effectively connected with a U.S. trade or business of the holder and the holder timely furnishes two duly executed copies of IRS Form 4224 (or any successor form) to the withholding agent, in which case such income would be taxed on a net basis as though the holder were a United States person.



     In addition, gain recognized by a Non-U.S. Holder upon the sale, exchange or redemption of a note will not be subject to United States federal income tax unless


     - the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder; or


     - the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year in which the note is sold, exchanged or redeemed, and certain other requirements are met.



     A note held by an individual who at the time of his or her death is not a citizen or resident of the United States will not be includable in such individual's gross estate subject to United States federal estate tax as a result of such individual's death, provided that


     - the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the issuer entitled to vote; and


     - the interest on the note would not have been United States trade or business income if it had been received by such individual at the time of his or her death.


BACKUP WITHHOLDING


     A holder of a note may be subject to backup withholding at a 31% rate with respect to interest and gross proceeds received with respect to the note. Backup withholding will not apply, however, to a holder who furnishes a correct taxpayer identification number or certificate of foreign status and makes any other required certification, or who is otherwise exempt from backup withholding. Generally, a holder of a note that is a United States person will provide such certification on IRS Form W-9 (Request for Taxpayer Identification Number and Certification) and a Non-U.S. Holder will provide such certification on IRS Form W-8 (Certificate of Foreign Status).


     Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS (generally, a United States federal income tax return).

     The IRS has issued Treasury regulations, generally effective for payments made after December 31, 2000, concerning the withholding of tax and reporting for certain amounts paid to non-resident individuals and foreign corporations. Among other things, these Treasury regulations may require Non-U.S. Holders to furnish new certification of their foreign status. Prospective purchasers of notes should consult their tax advisors concerning the applicability and effect of these Treasury regulations on an investment in notes.


                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. Holley has agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [XXX], 1999, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.



     Holley will not receive any proceeds from the issuance of the exchange notes offered hereby or any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



     For a period of one year after the expiration date, Holley will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Holley has agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than dealers' and brokers' discounts, commissions and counsel fees and will indemnify the holders of the outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     The validity of the exchange notes offered hereby will be passed upon for Holley by Hunton & Williams, Atlanta, Georgia.


                         INDEPENDENT PUBLIC ACCOUNTANTS


     The audited consolidated financial statements of Holley Performance Products Inc. and Subsidiaries for the years ended December 31, 1996 and 1997 and the periods from January 1, 1998 to May 15, 1998 and May 16, 1998 to December 31, 1998; and the consolidated financial statements of Hooker Industries, Inc. for the years ended June 30, 1999 and 1998, all included in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports appearing herein.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
HOLLEY PERFORMANCE PRODUCTS, INC.
  Report of Independent Public Accountants..................   F-2
  Consolidated Balance Sheets as of December 31, 1997 and
     1998...................................................   F-3
  Consolidated Statements of Income for each of the years
     ended December 31, 1996 and 1997, the period from
     January 1, 1998 to May 15, 1998 and the period from
     Inception, May 16, 1998, to December 31, 1998..........   F-4
  Consolidated Statements of Stockholder's Equity for each
     of the years ended December 31, 1996 and 1997, the
     period from January 1, 1998 to May 15, 1998 and the
     period from Inception, May 16, 1998, to December 31,
     1998...................................................   F-5
  Consolidated Statements of Cash Flows for each of the
     years ended December 31, 1996 and 1997, the period from
     January 1, 1998 to May 15, 1998 and the period from
     Inception, May 16, 1998, to December 31, 1998..........   F-6
  Notes to Consolidated Financial Statements................   F-7
HOLLEY PERFORMANCE PRODUCTS, INC.
  Consolidated Balance Sheets as of December 31, 1998 and
     October 3, 1999........................................  F-22
  Consolidated Statements of Income for the periods from
     January 1, 1998 to May 15, 1998 and May 16, 1998 to
     September 27, 1998 and the nine months ended October 3,
     1999...................................................  F-23
  Consolidated Statements of Stockholder's Equity for the
     nine months ended October 3, 1999......................  F-24
  Consolidated Statements of Cash Flows for the periods from
     January 1, 1998 to May 15, 1998 and May 16, 1998 to
     September 27, 1998 and the nine months ended October 3,
     1999...................................................  F-25
  Notes to Consolidated Financial Statements................  F-26
HOOKER INDUSTRIES, INC.
  Report of Independent Public Accountants..................  F-31
  Consolidated Balance Sheets as of June 30, 1999 and
     1998...................................................  F-32
  Consolidated Statements of Income for the years ended June
     30, 1999 and 1998......................................  F-33
  Consolidated Statements of Stockholders' Equity for the
     years ended June 30, 1999 and 1998.....................  F-34
  Consolidated Statements of Cash Flows for the years ended
     June 30, 1999 and 1998.................................  F-35
  Notes to Consolidated Financial Statements................  F-36
FLOWTECH
  Report of Independent Public Accountants..................    F-
  Consolidated Balance Sheets as of June 30, 1999 and
     1998...................................................    F-
  Consolidated Statements of Income for the years ended June
     30, 1999 and 1998......................................    F-
  Consolidated Statements of Stockholders' Equity for the
     years ended June 30, 1999 and 1998.....................    F-
  Consolidated Statements of Cash Flows for the years ended
     June 30, 1999 and 1998.................................    F-
  Notes to Consolidated Financial Statements................    F-
NITROUS OXIDE SYSTEMS, INC.
  Report of Independent Public Accountants..................    F-
  Consolidated Balance Sheet as of December 31, 1998........    F-
  Consolidated Statement of Income for the year ended
     December 31, 1998......................................    F-
  Consolidated Statement of Stockholders' Equity for the
     year ended December 31, 1998...........................    F-
  Consolidated Statement of Cash Flows for the year ended
     December 31, 1998......................................    F-
  Notes to Consolidated Financial Statements................    F-

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Holley Performance Products Inc.:



     We have audited the accompanying consolidated balance sheet of HOLLEY PERFORMANCE PRODUCTS INC. (a Delaware corporation) AND SUBSIDIARIES (the "Company") as of December 31, 1998 and the related consolidated statements of income, stockholder's equity and cash flows for the period from inception, May 16, 1998, to December 31, 1998. We have also audited the accompanying balance sheet of the Predecessor (businesses identified in Note 1) as of December 31, 1997, and the related statements of income, stockholder's equity and cash flows for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 to May 15, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Holley Performance Products Inc. and subsidiaries as of December 31, 1998 and the results of their operations and cash flows for the period from inception, May 16, 1998, to December 31, 1998 and the financial position of the Predecessor as of December 31, 1997 and its results of operations and cash flows for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 to May 15, 1998 in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Nashville, Tennessee
February 23, 1999

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

          THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE
              PREDECESSOR ARE NOT COMPARABLE IN CERTAIN RESPECTS.

                                                              THE PREDECESSOR    THE COMPANY
                                                               DECEMBER 31,      DECEMBER 31,
                                                                   1997              1998
                                                              ---------------    ------------
                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................      $    --          $  2,013
  Accounts receivable, net of reserves for doubtful accounts
     of $1,118 and $1,686, respectively.....................       10,529            15,174
  Inventories...............................................       11,216            22,673
  Deferred income taxes.....................................        2,791             4,151
  Other current assets......................................        2,540               845
                                                                  -------          --------
          Total current assets..............................       27,076            44,856
PROPERTY, PLANT AND EQUIPMENT, net..........................        6,511            26,771
INTANGIBLE ASSETS, net......................................          297           106,445
                                                                  -------          --------
          Total assets......................................      $33,884          $178,072
                                                                  =======          ========
                            LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Bank overdraft............................................      $   172          $     --
  Current portion of long-term debt.........................           --             3,200
  Accounts payable..........................................        3,305             6,923
  Accrued liabilities.......................................        8,962            15,171
                                                                  -------          --------
          Total current liabilities.........................       12,439            25,294
                                                                  -------          --------
PAYABLE TO PARENT...........................................        9,081                --
                                                                  -------          --------
LONG-TERM DEBT, net of current portion......................           --            89,888
                                                                  -------          --------
DEFERRED INCOME TAXES.......................................           41            19,099
                                                                  -------          --------
OTHER.......................................................          814               752
                                                                  -------          --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Common stock, $1.00 and $0.01 par value; authorized 1,000
     and 50,000,000; issued and outstanding 1,000 and
     24,966,667, respectively...............................            1               250
  Paid-in capital...........................................           --            42,170
  Retained earnings.........................................       11,508               619
                                                                  -------          --------
          Total stockholder's equity........................       11,509            43,039
                                                                  -------          --------
          Total liabilities and stockholder's equity........      $33,884          $178,072
                                                                  =======          ========

   The accompanying notes are an integral part of these consolidated balance sheets.

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)

          THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE
              PREDECESSOR ARE NOT COMPARABLE IN CERTAIN RESPECTS.


                                                            THE PREDECESSOR           THE COMPANY
                                                     ------------------------------   ------------
                                                        YEAR ENDED       JANUARY 1,   MAY 16, 1998
                                                       DECEMBER 31,       1998 TO          TO
                                                     -----------------    MAY 15,     DECEMBER 31,
                                                      1996      1997        1998          1998
                                                     -------   -------   ----------   ------------
NET SALES..........................................  $96,290   $98,803    $36,632       $64,731
COST OF SALES......................................   65,368    69,192     25,728        44,269
                                                     -------   -------    -------       -------
          Gross profit.............................   30,922    29,611     10,904        20,462
                                                     -------   -------    -------       -------
SELLING EXPENSES...................................    8,538     9,654      4,018         6,895
GENERAL AND ADMINISTRATIVE EXPENSES................    8,045    10,836      2,756         4,495
MANAGEMENT FEES TO RELATED PARTY...................    2,285     2,269        842           405
NON-RECURRING CHARGE...............................       --        --         --           452
AMORTIZATION EXPENSE...............................      113       113         45         1,626
                                                     -------   -------    -------       -------
          Operating income.........................   11,941     6,739      3,243         6,589
                                                     -------   -------    -------       -------
INTEREST EXPENSE...................................       --        --         --         4,705
OTHER INCOME (EXPENSE).............................     (183)       45     (1,395)         (231)
                                                     -------   -------    -------       -------
INCOME BEFORE TAXES................................   11,758     6,784      1,848         1,653
PROVISION FOR INCOME TAXES.........................    4,514     2,520        797         1,034
                                                     -------   -------    -------       -------
NET INCOME.........................................  $ 7,244   $ 4,264    $ 1,051       $   619
                                                     =======   =======    =======       =======


  The accompanying notes are an integral part of these consolidated financial statements.

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

          THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE
              PREDECESSOR ARE NOT COMPARABLE IN CERTAIN RESPECTS.

                                            COMMON    PAID-IN   DIVISIONAL   RETAINED
                                             STOCK    CAPITAL     EQUITY     EARNINGS    TOTAL
                                            -------   -------   ----------   --------   --------
                                                              THE PREDECESSOR
                                            ----------------------------------------------------
BALANCE, December 31, 1995................  $    --   $    --    $ 20,185    $     --   $ 20,185
  Elimination of divisional equity........       --        --     (20,185)         --    (20,185)
  Issuance of common stock................        1        --          --          --          1
  Net income..............................       --        --          --       7,244      7,244
                                            -------   -------    --------    --------   --------
BALANCE, December 31, 1996................        1        --          --       7,244      7,245
  Net income..............................       --        --          --       4,264      4,264
                                            -------   -------    --------    --------   --------
BALANCE, December 31, 1997................        1        --          --      11,508     11,509
  Net income..............................       --        --          --       1,051      1,051
                                            -------   -------    --------    --------   --------
BALANCE, May 15, 1998.....................  $     1   $    --    $     --    $ 12,559   $ 12,560
                                            =======   =======    ========    ========   ========
                                                                THE COMPANY
                                            ----------------------------------------------------
Acquisition -- elimination of Predecessor
  equity (see Note 1).....................  $    (1)  $    --    $     --    $(12,559)  $(12,560)
  Issuance of common stock................      250    42,170          --          --     42,420
  Net income..............................       --        --          --         619        619
                                            -------   -------    --------    --------   --------
BALANCE, December 31, 1998................  $   250   $42,170    $     --    $    619   $ 43,039
                                            =======   =======    ========    ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

          THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE
              PREDECESSOR ARE NOT COMPARABLE IN CERTAIN RESPECTS.

                                                        THE PREDECESSOR            THE COMPANY
                                                --------------------------------   ------------
                                                    YEAR ENDED        JANUARY 1,   MAY 16, 1998
                                                   DECEMBER 31,        1998 TO          TO
                                                -------------------    MAY 15,     DECEMBER 31,
                                                  1996       1997        1998          1998
                                                ---------   -------   ----------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................  $   7,244   $ 4,264   $   1,051      $    619
  Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation and amortization............      1,150     1,063         576         3,547
     (Gain) loss on disposal of fixed
       assets.................................        188       (85)         --            --
     Deferred income taxes....................     (2,292)     (458)       (919)         (959)
     Changes in assets and liabilities, net of
       assets purchased:
       Accounts receivable....................     (4,279)    4,094      (3,686)        1,401
       Inventories............................        491     1,439       1,198        (3,464)
       Other current assets...................        166    (1,870)        501          (770)
       Bank overdraft.........................         --      (853)       (131)           --
       Accounts payable.......................        314       623       2,719           265
       Accrued liabilities....................      4,236    (2,562)      1,704           936
                                                ---------   -------   ---------      --------
          Net cash provided by operating
            activities........................      7,218     5,655       3,013         1,575
                                                ---------   -------   ---------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures........................       (466)     (942)     (1,188)       (2,819)
  Proceeds on disposal of fixed assets........         --       347          --         1,053
  Cash paid for acquisitions..................         --        --          --      (130,380)
                                                ---------   -------   ---------      --------
          Net cash used in investing
            activities........................       (466)     (595)     (1,188)     (132,146)
                                                ---------   -------   ---------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term
     obligations..............................         --        --          --        94,376
  Principal payments on long-term
     obligations..............................         --        --          --        (2,362)
  Elimination of divisional equity............    (20,185)       --          --            --
  Changes in payable to parent................     13,433    (5,060)     (1,825)           --
  Financing costs.............................         --        --          --        (1,850)
  Proceeds from issuance of equity............         --        --          --        42,420
                                                ---------   -------   ---------      --------
          Net cash provided by (used in)
            financing activities..............     (6,752)   (5,060)     (1,825)      132,584
                                                ---------   -------   ---------      --------
NET CHANGE IN CASH............................         --        --          --         2,013
BALANCE AT BEGINNING OF PERIOD................         --        --          --            --
                                                =========   =======   =========      ========
BALANCE AT END OF PERIOD......................  $      --   $    --   $      --      $  2,013
                                                =========   =======   =========      ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest......................  $      --   $    --   $      --      $  3,818
                                                =========   =======   =========      ========
  Cash paid for income taxes..................  $      --   $    --   $      --      $  2,350
                                                =========   =======   =========      ========
  Transfer of assets from (to) Parent.........  $      --   $   704   $  (1,594)     $     --
                                                =========   =======   =========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. ORGANIZATION AND BASIS OF PRESENTATION

     Holley Performance Products Inc. (a Delaware corporation and "Holley"), based in Bowling Green, Kentucky, is a leading manufacturer of a diversified line of performance automotive products, including carburetors, fuel pumps, fuel injection systems, ignition systems and remanufactured carburetors. The products are designed to enhance street, off-road, recreational and competitive vehicle performance through increased horsepower, torque and driveability. In addition to its automotive performance line, Holley manufactures performance marine, mobile and stationary industrial engine components and markets a new line of performance in-tank fuel pumps as well as a recently introduced specialty chemical line.

     Effective May 15, 1998, all outstanding shares of Holley common stock were purchased by KHPP Acquisition Corporation ("KHPP"), a wholly-owned subsidiary of KHPP Holdings Corporation ("Holdings"), for $100,000 (the "Acquisition"). At the time of the Acquisition, KHPP was merged into Holley. The consolidated balance sheet as of December 31, 1998 and the consolidated statements of income, stockholder's equity and cash flows for the period from May 16 to December 31, 1998 reflect the accounts of Holley subsequent to the change in ownership which resulted from the Acquisition. The Acquisition was accounted for using the purchase method of accounting. The allocation of purchase price has been tentatively allocated based upon preliminary estimates of the fair value of the net assets acquired (Note 3).

     Prior to January 1, 1996, Holley was a division of Coltec Industries, Inc. ("Coltec"). Effective January 1, 1996, Holley was incorporated, and from January 1, 1996 to May 15, 1998, Holley was a wholly-owned subsidiary of Coltec. The balance sheet as of December 31, 1997 and the statements of income, stockholder's equity and cash flows for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through May 15, 1998, are the financial statements of Holley when it was a wholly-owned subsidiary of Coltec (referred to herein as the "Predecessor"). The Acquisition and the related application of purchase accounting (Note 3) resulted in changes to the capital structure of the Predecessor and the historical basis of various assets and liabilities. The effect of such changes significantly impairs the comparability of the financial position and results of operations of Holley and the Predecessor.

     In August and October of 1998, respectively, Holley purchased the outstanding common stock of Weiand Automotive Industries, Inc. ("Weiand") and a group of companies under common ownership, Lunati Cams, Inc., Lunati & Taylor Pistons, Inc., and LMT Motor Sports Corporation (referred to collectively as "Lunati"). Weiand is a manufacturer and distributor of induction systems, and Lunati is a manufacturer of camshafts, crankshafts, pistons and automotive specialty parts. Both Weiand and Lunati sell their products to automotive parts retailers throughout the United States.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Holley and its wholly-owned subsidiaries -- Weiand and Lunati (collectively referred to as the "Company"). All significant intercompany transactions and balances between Holley and its subsidiaries have been eliminated in consolidation.

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of highly liquid investments, purchased with an original maturity of three months or less.

REVENUES AND ACCOUNTS RECEIVABLE

     The Company's customers operate primarily in the automotive parts and specialty automotive equipment parts industries. The Company generally grants credit to customers on an unsecured basis. Revenues from sales are recognized at the time products are shipped. Sales returns and allowances are recorded as a charge against revenue in the period in which the related sales are recognized.

INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for 100% and 75% of inventory, respectively, as of December 31, 1997 and 1998. Cost for the remaining inventory as of December 31, 1998, is determined using the first-in, first-out (FIFO) method. The percentage decrease in inventory accounted for by the LIFO method as of December 31, 1998, resulted from the Weiand and Lunati acquisitions. Cost elements included in inventory are material, labor and factory overhead.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment purchased in the Acquisition, as well as the acquisitions of Weiand and Lunati, are stated at estimated fair market value as prescribed by the purchase method of accounting. Subsequent purchases of property, plant and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows (in years):

                                                          THE PREDECESSOR   THE COMPANY
                                                          ---------------   -----------
Buildings and improvements..............................       10-45         10-45
Machinery and equipment.................................       3-20           3-10
Furniture and fixtures..................................       3-20            3
Computer equipment......................................         3             3

     Expenditures for maintenance and repairs are generally charged to expense as incurred, whereas expenditures for improvements and replacements are capitalized.

     The cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts and the resulting gain or loss is reflected in the consolidated statements of income.

INTANGIBLE ASSETS

     Financing costs are amortized over the term of the related outstanding debt using the effective interest method. The excess of the aggregate purchase price over the fair value of assets of businesses acquired (goodwill) is being amortized on a straight-line basis over a period of 40 years. Trade names are being amortized on a straight-line basis over their estimated useful lives of 40 years. In connection with acquisitions, the Company has entered into various noncompete agreements with certain individuals. The estimated values allocated to such agreements are amortized on a straight-line basis over the terms of the respective agreements.

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

     Subsequent to an acquisition, the Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of its intangible assets may warrant revision or that the remaining balance of such assets may not be recoverable. When factors indicate that such assets should be evaluated for possible impairment, the Company uses an estimate of the acquired operation's undiscounted cash flows over the remaining life of the asset in measuring whether the asset is recoverable.

INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Prior to the Acquisition, the Predecessor was included in the consolidated Federal income tax return of Coltec. For financial reporting purposes, the Predecessor provided income taxes as if it filed separately from Coltec while it was a subsidiary of Coltec. Subsequent to the Acquisition, the Company will be included in the consolidated Federal income tax return of Holdings.

ACCRUED CLAIMS AND LITIGATION

     The Company is partially self-insured for claims arising from employee health benefits and, prior to May 16, 1998, was partially self-insured for claims arising from workers' compensation. Excess insurance coverage is maintained for per-incident and cumulative liability losses for these risks in amounts management considers adequate. Amounts are currently accrued for the estimated cost of claims incurred, including related expenses. Management considers the accrued liabilities for unsettled claims to be adequate; however, there is no assurance that the amounts accrued will not vary from the ultimate amounts incurred upon final disposition of all outstanding claims. As a result, periodic adjustments to the reserves will be made as events occur which indicate that changes are necessary.

STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method as prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB Opinion No. 25"), and related Interpretations. As of December 31, 1998, no options to purchase common stock of the Company have been granted.

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

NON-RECURRING CHARGE

     The non-recurring charge includes expenses related to the closure of a manufacturing facility and the related movement of inventory and fixed assets to the Company's manufacturing facility in Bowling Green, Kentucky.

RESEARCH AND DEVELOPMENT COSTS

     Research, development, pre-production and start-up costs related to both present and future products are expensed as incurred. Such costs amounted to $2,133, $2,688, $884 and $1,387 for the years ended December 31, 1996 and 1997, and the periods from January 1, 1998 to May 15, 1998, and from May 16, 1998 to December 31, 1998, respectively, and are classified as a component of general and administrative expenses in the accompanying consolidated statements of income.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LONG-LIVED ASSETS

     When factors are present which indicate the cost of assets may not be recovered, the Company evaluates the realizability of its long-lived assets based upon the anticipated future undiscounted cash flows generated by the asset.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company estimates the fair value of financial instruments using quoted or estimated market prices based upon the current interest rate environment and the remaining term to maturity. At December 31, 1998, there were no material differences between the book values of the Company's financial instruments and their related fair values.

RECENT ACCOUNTING PRONOUNCEMENTS

     Effective May 16, 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers.


     Effective May 16, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income encompasses all changes in stockholder's equity (except those arising from transactions with owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

adjustments. Adoption of this pronouncement has not had a material impact on the Company's results of operations, as comprehensive income for 1998 was the same as net income for the Company.

3. ACQUISITIONS

HOLLEY

     The Acquisition was accounted for as a purchase. Accordingly, the consolidated financial statements of the Company include the results of operations of Holley subsequent to May 15, 1998. The purchase price was $100,000, excluding certain costs related to financing and consummating the Acquisition. The purchase price was funded from the sale of common stock and the proceeds from three term notes and a revolving line of credit.

     The allocation of the purchase price to the underlying net assets acquired was based on estimates of the fair value of the net assets as follows:

Purchase price..............................................  $100,000
Financing and other transaction costs.......................     5,511
                                                              --------
          Total purchase price..............................   105,511
                                                              --------
Less: value assigned to assets and liabilities:
  Current assets............................................    26,266
  Property, plant and equipment.............................    17,686
  Financing costs...........................................     1,700
  Trade name................................................    23,180
  Deferred tax liability, net...............................   (10,179)
  Current liabilities.......................................   (16,867)
  Non-current liabilities...................................      (814)
                                                              --------
                                                                40,972
                                                              --------
          Goodwill..........................................  $ 64,539
                                                              ========


     As of the Acquisition date the Predecessor had net working capital of $9,179 and property, plant and equipment of $5,773. The tradename, finance costs and deferred tax liability shown above resulted from the allocation of purchase price and the resulting deferred tax effect.

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

WEIAND

     Effective August 21, 1998, Holley acquired 100% of the outstanding stock of Weiand for cash of $5,607 excluding certain costs related to consummating the transaction. The transaction has been accounted for as a purchase. The principal stockholders of Weiand also entered into agreements not to compete with the Company. The consolidated financial statements include the results of operations of Weiand subsequent to August 21, 1998. The purchase price has been tentatively allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

Purchase price..............................................  $5,607
Financing and other transaction costs.......................     115
                                                              ------
          Total purchase price..............................   5,722
                                                              ------
Less: value assigned to assets and liabilities:
  Current assets............................................   1,958
  Property, plant and equipment.............................   3,957
  Covenants not to compete..................................     500
  Deferred tax liability, net...............................  (1,078)
  Long-term debt............................................  (1,074)
  Current liabilities.......................................    (873)
                                                              ------
                                                               3,390
                                                              ------
          Goodwill..........................................  $2,332
                                                              ======

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

LUNATI

     Effective October 29, 1998, Holley acquired 100% of the outstanding stock of Lunati. The transaction has been accounted for as a purchase. The consolidated financial statements include the results of operations of Lunati subsequent to October 29, 1998. The purchase price was $20,000, excluding certain costs related to financing and consummating the transaction. The principal stockholders of Lunati also entered agreements not to compete with the Company. The purchase price has been tentatively allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows:

Purchase price..............................................  $20,000
Financing and other transaction costs.......................      997
                                                              -------
          Total purchase price..............................   20,997
                                                              -------
Less: value assigned to assets and liabilities:
  Current assets............................................    5,683
  Property, plant and equipment.............................    5,076
  Financing costs...........................................      150
  Other assets..............................................       65
  Trade name................................................    5,290
  Covenants not to compete..................................    4,000
  Deferred tax liabilities, net.............................   (4,650)
  Current liabilities.......................................     (386)
  Non-current liabilities...................................     (441)
                                                              -------
                                                               14,787
                                                              -------
          Goodwill..........................................  $ 6,210
                                                              =======

     The purchase prices of Holley, Weiand and Lunati have been allocated to the assets acquired and liabilities assumed based on information currently available as to estimated fair values. An evaluation of the acquired assets and liabilities assumed is in progress. Upon completion of the evaluation, net additions or reductions in the fair values currently assigned will be credited to or charged against amounts allocated to goodwill.

     The following unaudited pro forma information combines the consolidated results of the Company as if the acquisitions of Holley, Weiand and Lunati had occurred on January 1, 1997. While the Company believes it will realize certain long-term synergies through the integration of certain operating functions, there can be no assurances that such synergies can be realized.

                                                              YEAR ENDED     YEAR ENDED
                                                             DECEMBER 31,   DECEMBER 31,
                                                                 1997           1998
                                                             ------------   ------------
                                                             (UNAUDITED)    (UNAUDITED)
Net sales..................................................    $117,323       $118,702
                                                               ========       ========
Net income (loss)..........................................    $ (1,725)      $  1,273
                                                               ========       ========

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

4. INVENTORIES

     Inventories as of December 31, 1997 and 1998 consisted of the following:

                                                                  THE         THE
                                                              PREDECESSOR   COMPANY
                                                                 1997        1998
                                                              -----------   -------
Raw materials...............................................    $ 6,954     $14,032
Work-in-progress............................................      1,309       3,877
Finished goods..............................................      2,953       4,092
Other.......................................................         --         672
                                                                -------     -------
                                                                $11,216     $22,673
                                                                =======     =======

     If the FIFO method had been used to value all inventories, inventories would have been $4,131 higher as of December 31, 1997. As a result of the Acquisition, inventories were revalued to fair value at May 16, 1998, which approximates the FIFO method of determining inventory value as of December 31, 1998.

5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment as of December 31, 1997 and 1998 consisted of the following:

                                                                  THE         THE
                                                              PREDECESSOR   COMPANY
                                                                 1997        1998
                                                              -----------   -------
Buildings and improvements..................................    $11,112     $ 3,882
Machinery and equipment.....................................     17,969      19,560
Computer equipment..........................................        742       3,106
Furniture and fixtures......................................        114         874
Construction in process.....................................      1,135         906
                                                                -------     -------
                                                                 31,072      28,328
Less: accumulated depreciation..............................    (24,561)     (1,557)
                                                                -------     -------
                                                                $ 6,511     $26,771
                                                                =======     =======

     Depreciation expense was $1,037, $950, $531 and $1,921 for the years ended December 31, 1996 and 1997 and the periods from January 1, 1998 to May 15, 1998 and from May 16, 1998 to December 31, 1998, respectively.

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

6. INTANGIBLE ASSETS

     Intangible and other assets as of December 31, 1997 and 1998 consisted of the following:

                                                                  THE         THE
                                                              PREDECESSOR   COMPANY
                                                                 1997         1998
                                                              -----------   --------
Costs in excess of net assets acquired......................     $ 450      $ 73,081
Trade names.................................................        --        28,470
Covenants not to compete....................................        --         4,500
Financing costs.............................................        --         1,704
Other.......................................................         5           316
                                                                 -----      --------
                                                                   455       108,071
Less: accumulated amortization..............................      (158)       (1,626)
                                                                 -----      --------
                                                                 $ 297      $106,445
                                                                 =====      ========

     Amortization expense was $113, $113, $45 and $1,626 for the years ended December 31, 1996 and 1997 and the periods from January 1, 1998 to May 15, 1998 and from May 16, 1998 to December 31, 1998, respectively.

7. ACCRUED LIABILITIES

     Accrued liabilities as of December 31, 1997 and 1998 consisted of the following:

                                                                  THE         THE
                                                              PREDECESSOR   COMPANY
                                                                 1997        1998
                                                              -----------   -------
Wages and benefits..........................................    $2,379      $ 4,620
Reserve for product returns.................................     3,706        3,894
Allowance for outstanding rebate programs...................       467        1,434
Other.......................................................     2,410        5,223
                                                                ------      -------
                                                                $8,962      $15,171
                                                                ======      =======

8. LONG-TERM DEBT

     Long-term debt as of December 31, 1997 and 1998 consisted of the following:

                                                                  THE         THE
                                                              PREDECESSOR   COMPANY
                                                                 1997        1998
                                                              -----------   -------
Revolving line of credit, maturing June 30, 2003............    $   --      $ 4,375
Term note "A," maturing June 30, 2003.......................        --       19,000
Term note "B," maturing June 30, 2005.......................        --       29,850
Term note "C," maturing June 30, 2006.......................        --       14,925
Term note "D," maturing December 31, 2006...................        --       24,938
Payable to parent...........................................     9,081           --
                                                                ------      -------
                                                                 9,081       93,088
Less current portion........................................        --       (3,200)
                                                                ------      -------
                                                                $9,081      $89,888
                                                                ======      =======

     To finance the Acquisition, the Company entered into a credit agreement (the "Credit Agreement") with a group of lenders on May 16, 1998. The Credit Agreement provides for term

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

notes of $20,000, $30,000 and $15,000, as well as a revolving line of credit of up to $15,000. In connection with the acquisition of Lunati in October 1998, the Company entered into an amendment to the Credit Agreement (the "Amendment"). The Amendment provides for an additional term loan of $25,000 and increases the maximum borrowings available under the revolving line of credit to $20,000. Borrowing availability under the revolving line of credit is subject to limitations based on eligible accounts receivable and inventory as defined in the Credit Agreement. As of December 31, 1998, the Company had borrowings of $93,088 outstanding under the Credit Agreement including $4,375 of borrowings under the revolving line of credit and $15,092 of unused credit availability.

     Both the Credit Agreement and the Amendment allow the Company to choose among interest rate options as follows:

                                                                       INTEREST RATE AT
                                        PRIME OPTION    LIBOR OPTION   DECEMBER 31, 1998
                                        ------------    ------------   -----------------
Revolving line of credit..............  Prime + 1.0%    LIBOR + 2.5%         8.75%
Term note "A".........................      N/A         LIBOR + 2.5%         7.53%
Term note "B".........................      N/A         LIBOR + 3.0%         8.03%
Term note "C".........................      N/A         LIBOR + 3.5%         8.53%
Term note "D".........................      N/A         LIBOR + 3.5%         8.78%

     Interest rates for the term notes and the revolving line of credit ranged from 8.75% to 9.5% during the period from Inception through December 31, 1998. The weighted average interest rate was 8.13% during the period from Inception through December 31, 1998. Both the Credit Agreement and the Amendment require an annual commitment fee of 0.5% of the total commitment, less letters of credit and amounts borrowed, and require the Company to make quarterly payments of accrued interest outstanding on the term notes and the revolving line of credit. Both the term notes and the revolving line of credit are secured by substantially all assets of the Company.

     Both the Credit Agreement and the Amendment require the Company to meet certain covenants which, among other things, require the maintenance of ratios related to leverage and cash flow, and limit the level of capital expenditures and payments of dividends. The Credit Agreement and Amendment also require mandatory principal prepayments from any proceeds of sales of the Company's assets or common stock as well as 75% of excess cash flow, as defined. At December 31, 1998, the Company was in compliance with these covenants.

     Future maturities of long-term debt for the years following December 31, 1998 are as follows:

1999........................................................  $ 3,200
2000........................................................    4,200
2001........................................................    5,200
2002........................................................    6,200
2003........................................................   15,050
  Thereafter................................................   59,238
                                                              -------
                                                              $93,088
                                                              =======

     The payable to parent was used to transfer cash between the Predecessor and Coltec. There was no formal credit arrangement in place, and no interest was charged.

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

9. INCOME TAXES

     The provision for income tax expense consisted of the following:

                                                    THE PREDECESSOR           THE COMPANY
                                             ------------------------------   ------------
                                               YEAR ENDED                     MAY 16, 1998
                                              DECEMBER 31,      JANUARY 1,         TO
                                             ---------------     1998 TO      DECEMBER 31,
                                              1996     1997    MAY 15, 1998       1998
                                             ------   ------   ------------   ------------
Current tax expense........................  $4,054   $2,978      $1,716         $1,993
Deferred tax expense (benefit).............     460     (458)       (919)          (959)
                                             ------   ------      ------         ------
          Income tax expense...............  $4,514   $2,520      $  797         $1,034
                                             ======   ======      ======         ======

     A reconciliation of the U.S. Federal statutory rate to the effective rate is as follows:

                                                   THE PREDECESSOR         THE COMPANY
                                             ---------------------------   ------------
                                              YEAR ENDED                   MAY 16, 1998
                                             DECEMBER 31,    JANUARY 1,         TO
                                             ------------     1998 TO      DECEMBER 31,
                                             1996    1997   MAY 15, 1998       1998
                                             ----    ----   ------------   ------------
U.S. Federal statutory rate................  34.0%   34.0%      34.0%          34.0%
State taxes on income, net of Federal
  benefit..................................   4.0     4.0        4.0            4.0
Expenses not deductible....................   0.4     0.4        3.1            3.4
Other......................................    --    (1.3)       2.0             --
Non-deductible amortization................    --      --         --           21.2
                                             ----    ----       ----           ----
          Income tax expense...............  38.4%   37.1%      43.1%          62.6%
                                             ====    ====       ====           ====

     Significant components of deferred tax liabilities and assets are as follows:

                                                                 THE           THE
                                                             PREDECESSOR     COMPANY
                                                                1997          1998
                                                             -----------   -----------
Reserve on assets..........................................    $  597       $    410
Liabilities not yet deductible.............................     2,194          3,741
                                                               ------       --------
          Total current assets.............................     2,791          4,151
                                                               ------       --------
Other......................................................       456            283
Trade name.................................................        --        (10,681)
Covenants not to compete...................................        --         (1,654)
Fixed assets...............................................      (497)        (7,047)
                                                               ------       --------
          Total noncurrent liabilities, net................       (41)       (19,099)
                                                               ------       --------
          Total deferred tax asset (liability).............    $2,750       $(14,948)
                                                               ======       ========

     As of December 31, 1998, the Company had no net operating loss carryforwards for income tax purposes.

10. BENEFIT PLANS

HOLLEY 401(K) PLAN

     Effective May 16, 1998, Holley established 401(k) savings plans for salaried and non-salaried employees. Participation in the plans is optional. Employer contributions to the plans are

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

discretionary. During the period from May 16, 1998 to December 31, 1998, the Company contributed $375 to these plans.

LUNATI 401(K) PLAN

     Lunati maintains a profit sharing and a 401(k) savings plan for its employees. Employer contributions to the plan are discretionary. During the period from May 16, 1998 to December 31, 1998, the Company did not make contributions to this plan.

DEFINED BENEFIT PENSION PLAN

     Effective May 16, 1998, the Company established a defined benefit pension plan for its employees. The Projected Unit Credit Actuarial Cost Method is used to determine the normal cost of the pension plan and estimate pension benefit obligations.

CHANGE IN BENEFIT OBLIGATION
Benefit obligation at May 16, 1998..........................  $    --
Service cost................................................      560
Interest cost...............................................       75
Actuarial loss..............................................      835
Acquisition.................................................    1,650
                                                              -------
          Benefit obligation at December 31, 1998...........  $ 3,120
                                                              =======
FAIR VALUE OF PLAN ASSETS
Fair value of plan assets at May 16,1998....................  $    --
Employer contributions......................................       --
                                                              -------
Fair value of plan assets at December 31, 1998..............  $    --
                                                              =======
FUNDED STATUS
Funded status at December 31, 1998..........................  $(3,120)
Unrecognized actuarial loss.................................      835
                                                              -------
Net accrued benefit liability recognized....................  $(2,285)
                                                              =======
COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost................................................  $   560
Interest cost...............................................       75
                                                              -------
          Net periodic benefit cost.........................  $   635
                                                              =======

     The actuarial assumptions include a discount rate of 6.5% and an annual rate of compensation increase of 4% for 1998.

     Prior to May 16, 1998, the Predecessor participated in the defined benefit pension plan of Coltec. Under this plan, eligible retired employees were provided certain health care and life insurance benefits, with some of those retirees paying a portion of the related costs. The Company's liability under this plan was not separately calculated; therefore, expense is reflected based on cash funding requirements. Company contributions to the plan totaled $532, $496 and $0 for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 to May 15, 1998, respectively.

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

11. LEASE COMMITMENTS

     The aggregate future minimum fixed lease obligations under operating leases for the Company as of December 31, 1998, are as follows:

                                                              OPERATING LEASES
                                                              ----------------
1999........................................................       $  716
2000........................................................          300
2001........................................................          211
2002........................................................           87
2003........................................................           18
Thereafter..................................................            4
                                                                   ------
          Total minimum lease payments......................       $1,336
                                                                   ======

     Total rent expense for the Company's operating leases was approximately $584, $603, $215 and $444 for the years ended December 31, 1996 and 1997 and the periods from January 1, 1998 to May 15, 1998 and from May 16, 1998 to December 31, 1998, respectively.

12. MAJOR CUSTOMERS

     The Company's customers include many large and well-known automotive parts retailers and distributors. One customer, Auto Sales, Inc., represented 13.8% of total sales from May 16, 1998 to December 31, 1998. Approximately 1% of the Company's accounts receivable at December 31, 1997 and 1998 were from this customer. Management believes the credit risk associated with this customer is minimal.

13. COMMITMENTS AND CONTINGENCIES

     The Company is a party to various lawsuits and claims in the normal course of business. While the outcome of the lawsuits and claims against the Company cannot be predicted with certainty, management believes that the ultimate resolution of the matters will not have a material effect on the financial position or results of operations of the Company.

     The Company, like others in similar businesses, is subject to extensive federal, state and local environmental laws and regulations. Although Company environmental policies and practices are designed to ensure compliance with these laws and regulations, future developments and increasingly stringent regulation could require the Company to make unforeseen environmental expenditures.

     The Company has established a severance plan for certain members of management. Under the terms of the severance plan, the participants are entitled to certain severance benefits which include salary continuation in the event the participant is terminated by the Company without cause.

14. RELATED-PARTY TRANSACTIONS

     The Company paid a fee of $2,000 to Kohlberg & Co., L.L.C. (the majority shareholder of Holdings and "Kohlberg") in conjunction with the Acquisition. In August and October of 1998, the Company paid fees totaling $750 to Kohlberg in conjunction with the acquisitions of Weiand and Lunati (Note 3). These fees have been capitalized along with other acquisition costs incurred in the transactions.

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)


     Pursuant to a management agreement, Kohlberg provides the Company with general corporate administrative services. Kohlberg receives a management fee to recover its operating expenses based upon an allocation of time devoted to the Company.



     Prior to May 15, 1998, Coltec's staff and management provided certain operating, corporate and management services to the Predecessor in exchange for a management fee. Management believes the fees were fair based on the services provided.



     Subsequent to the Acquisition, Holdings issued 3,668,481 stock options to buy common stock of Holdings to certain members of management of the Company. The options are exercisable at $1.50 per share, which represented estimated fair value at the date of grant, and vest at the end of nine years or at an accelerated rate if certain performance measurements are met. As of December 31, 1998, all options remained unvested and outstanding.


15. ROYALTY AGREEMENT

     Effective December 31, 1997, the Predecessor entered into a License Agreement (the "Agreement") with Coltec. Under the terms of the Agreement, Coltec granted the Predecessor the use of certain intellectual property, including but not limited to copyrights, patents, and trademarks, in exchange for a fee. Fees paid to Coltec under this Agreement from January 1, 1998 to May 15, 1998 totaled $1,054 and are included in other expense in the accompanying statements of income. The agreement terminated on May 15, 1998 in connection with the Acquisition.


16. SEGMENT DATA



     The Company's reportable segments have a common management team and infrastructure, however, due to the different nature of the products sold by each segment, the Company monitors each segment's revenues and gross margin on a standalone basis when making strategic decisions regarding the allocation of Company resources.



     The Company has two reportable segments: Performance Parts and Remanufactured Parts. The Company manufactures high performance aftermarket automotive parts through its Performance Parts segment. Under its Remanufactured Parts segment, the Company refurbishes used automotive part cores and then resells the parts as remanufactured products. Both segments sell primarily to automotive parts distributors throughout the United States.



     The accounting policies of the reportable segments are the same as those described in Note 2. The Company evaluates the performance of its reportable segments based on gross margin. Intersegment sales and transfers are not significant.



     Summarized financial information concerning the Company's operating measures for the reportable segments are shown in the following table:



                                  THE COMPANY



                                                      HIGH PERFORMANCE   REMANUFACTURED
                                                           PARTS             PARTS         TOTAL
                                                      ----------------   --------------   -------
MAY 16, 1998 TO DECEMBER 31, 1998
Revenues............................................      $47,032           $17,699       $64,731
Gross Margin........................................       15,339             5,123        20,462

               HOLLEY PERFORMANCE PRODUCTS INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)


                                THE PREDECESSOR



                                                      HIGH PERFORMANCE   REMANUFACTURED
                                                           PARTS             PARTS         TOTAL
                                                      ----------------   --------------   -------
JANUARY 1, 1998 TO MAY 15, 1998
Revenues............................................      $26,651           $ 9,981       $36,632
Gross Margin........................................        8,901             2,003        10,904
YEAR ENDED DECEMBER 31, 1997
Revenues............................................      $69,293           $29,510       $98,803
Gross Margin........................................       23,942             5,669        29,611
YEAR ENDED DECEMBER 31, 1996
Revenues............................................      $68,427           $27,863       $96,290
Gross Margin........................................       26,316             4,606        30,922



     Summary balance sheet data for inventory and fixed assets for each of the Company's reportable segments as of December 31, 1998 and 1997 are shown in the following table:



                                  THE COMPANY



                                                      HIGH PERFORMANCE   REMANUFACTURED
                                                           PARTS             PARTS         TOTAL
                                                      ----------------   --------------   -------
AS OF DECEMBER 31, 1998
Inventory...........................................      $18,405           $ 4,268       $22,673
Fixed Assets........................................       23,937             2,834        26,771

                                         THE PREDECESSOR
AS OF DECEMBER 31, 1997
Inventory...........................................      $ 7,798           $ 3,418       $11,216
Fixed Assets........................................        6,084               427         6,511

               HOLLEY PERFORMANCE PRODUCTS, INC. AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS


                             (DOLLARS IN THOUSANDS)


                                  (UNAUDITED)



                                                                DECEMBER 31,        OCTOBER 3,
                                                                    1998               1999
                                                              -----------------   ---------------
                                             ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................      $  2,013           $ 14,487
  Accounts receivable, net of reserves for doubtful accounts
     of $1,686 and $1,581, respectively.....................        15,174             21,899
  Inventories...............................................        22,673             25,460
  Deferred income taxes.....................................         4,151              3,049
  Other current assets......................................           845              4,951
                                                                  --------           --------
          Total current assets..............................        44,856             69,846

PROPERTY, PLANT AND EQUIPMENT, net..........................        26,771             31,995
INTANGIBLE ASSETS, net......................................       106,445            131,468
                                                                  --------           --------
          Total assets......................................      $178,072           $233,309
                                                                  ========           ========

                              LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt.........................      $  3,200           $     --
  Accounts payable..........................................         6,923              7,432
  Accrued liabilities.......................................        15,171             13,009
                                                                  --------           --------
          Total current liabilities.........................        25,294             20,441
                                                                  --------           --------

LONG-TERM DEBT, net of current portion......................        89,888            147,441
                                                                  --------           --------
DEFERRED INCOME TAXES.......................................        19,099             18,173
                                                                  --------           --------
OTHER.......................................................           752                741
                                                                  --------           --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock, $0.01 par value; 1,000 authorized, issued
     and outstanding........................................           250                250
  Paid-in capital...........................................        42,170             47,170
  Retained earnings (deficit)...............................           619               (907)
                                                                  --------           --------
          Total stockholder's equity........................        43,039             46,513
                                                                  --------           --------
          Total liabilities and stockholder's equity........      $178,072           $233,309
                                                                  ========           ========



   The accompanying notes are an integral part of these consolidated balance sheets.

               HOLLEY PERFORMANCE PRODUCTS, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                             (DOLLARS IN THOUSANDS)


                                  (UNAUDITED)



          THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE


              PREDECESSOR ARE NOT COMPARABLE IN CERTAIN RESPECTS.



                                                              THE
                                                          PREDECESSOR          THE COMPANY
                                                          -----------   --------------------------
                                                          JANUARY 1,       MAY 16,      JANUARY 1,
                                                            1998 TO        1998 TO       1999 TO
                                                            MAY 15,     SEPTEMBER 27,   OCTOBER 3,
                                                             1998           1998           1999
                                                          -----------   -------------   ----------
NET SALES...............................................    $36,632        $39,156       $94,739
COST OF SALES...........................................     25,728         26,085        62,610
                                                            -------        -------       -------
  Gross profit..........................................     10,904         13,071        32,129
                                                            -------        -------       -------
SELLING EXPENSES........................................      4,018          4,067        11,629
GENERAL AND ADMINISTRATIVE EXPENSES.....................      2,756          2,852         6,572
MANAGEMENT FEES TO RELATED PARTY........................        842            189           650
NONRECURRING CHARGE.....................................         --             --           755
AMORTIZATION EXPENSE....................................         45            846         2,936
                                                            -------        -------       -------
  Operating income......................................      3,243          5,117         9,587
                                                            -------        -------       -------
INTEREST EXPENSE........................................         --          2,649         7,412
OTHER INCOME (EXPENSE)..................................     (1,395)           (81)           (9)
                                                            -------        -------       -------
INCOME BEFORE TAXES AND EXTRAORDINARY ITEM..............      1,848          2,387         2,166
PROVISION FOR INCOME TAXES..............................        797          1,045         2,038
                                                            -------        -------       -------
INCOME BEFORE EXTRAORDINARY ITEM........................      1,051          1,342           128
EXTRAORDINARY ITEM, NET.................................         --             --         1,654
                                                            -------        -------       -------
NET INCOME (LOSS).......................................    $ 1,051        $ 1,342       $(1,526)
                                                            =======        =======       =======



  The accompanying notes are an integral part of these consolidated financial statements.

               HOLLEY PERFORMANCE PRODUCTS, INC. AND SUBSIDIARIES



                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY


                             (DOLLARS IN THOUSANDS)


                                  (UNAUDITED)



                                                                             RETAINED
                                                       COMMON      PAID-IN   EARNINGS
                                                       STOCK       CAPITAL   (DEFICIT)    TOTAL
                                                    ------------   -------   ---------   -------
                                                                    THE COMPANY
BALANCE, December 31, 1998........................      $250       $42,170    $   619    $43,039
  Net loss........................................        --            --     (1,526)    (1,526)
  Capital contribution............................        --         5,000         --      5,000
                                                        ----       -------    -------    -------
BALANCE, October 3, 1999..........................      $250       $47,170    $  (907)   $46,513
                                                        ====       =======    =======    =======



  The accompanying notes are an integral part of these consolidated financial statements.

               HOLLEY PERFORMANCE PRODUCTS, INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                             (DOLLARS IN THOUSANDS)


                                  (UNAUDITED)



          THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE


              PREDECESSOR ARE NOT COMPARABLE IN CERTAIN RESPECTS.



                                                               THE
                                                           PREDECESSOR           THE COMPANY
                                                           ------------   --------------------------
                                                            JANUARY 1,       MAY 16,      JANUARY 1,
                                                             1998 TO         1998 TO       1999 TO
                                                             MAY 15,      SEPTEMBER 27,   OCTOBER 3,
                                                               1998           1998           1999
                                                           ------------   -------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)......................................    $ 1,051        $   1,342      $(1,526)
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating activities:
     Depreciation and amortization.......................        576            2,088        6,585
     Deferred income taxes...............................       (919)             778        1,277
     Writeoff of existing finance costs..................         --               --        1,654
     Changes in assets and liabilities, net of assets
       purchased:
       Accounts receivable...............................     (3,686)             138       (2,223)
       Inventories.......................................      1,198              493       (1,006)
       Other current assets..............................        501           (2,074)      (3,022)
       Bank overdraft....................................       (131)              58           --
       Accounts payable..................................      2,719             (587)      (1,550)
       Accrued liabilities...............................      1,704            4,055       (4,004)
                                                             -------        ---------      -------
          Net cash provided by (used in) operating
            activities...................................      3,013            6,233       (3,815)
                                                             -------        ---------      -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for acquisitions..............................         --         (111,224)     (29,527)
  Capital expenditures...................................     (1,188)          (1,606)      (3,024)
  Proceeds from the sale of fixed assets.................         --            1,080           10
  Loss on the disposal of fixed assets...................         --               --          (59)
                                                             -------        ---------      -------
          Net cash used in investing activities..........     (1,188)        (111,750)     (32,600)
                                                             -------        ---------      -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments/proceeds on long-term obligations...         --           73,926       49,389
  Changes in payable to parent...........................     (1,825)             168           --
  Financing costs........................................         --           (1,098)      (5,500)
  Proceeds from the issuance of equity...................         --           37,420        5,000
                                                             -------        ---------      -------
          Net cash provided by (used in) financing
            activities...................................     (1,825)         110,416       48,889
                                                             -------        ---------      -------
NET CHANGE IN CASH.......................................    $    --        $   4,899      $12,474
BALANCE AT BEGINNING OF PERIOD...........................         --               --        2,013
                                                             -------        ---------      -------
BALANCE AT END OF PERIOD.................................    $    --        $   4,899      $14,487
                                                             =======        =========      =======
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest.................................    $    --        $      --        6,673
                                                             =======        =========      =======
  Cash paid for income taxes.............................    $    --        $      --        2,884
                                                             =======        =========      =======
  Transfer of assets from (to) Parent....................    $(1,594)       $      --      $    --
                                                             =======        =========      =======



  The accompanying notes are an integral part of these consolidated financial statements.

               HOLLEY PERFORMANCE PRODUCTS, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                  (UNAUDITED)



1. ORGANIZATION AND BASIS OF PRESENTATION



     The consolidated balance sheets as of December 31, 1998 and October 3, 1999 and the consolidated statements of operations and cash flows for the periods from January 1, 1998 to May 15, 1998, May 16, 1998 to September 27, 1998 and the nine months ended October 3, 1999 have been prepared by the Company in accordance with the accounting policies described in its annual financial statements and should be read in conjunction with the notes thereto.



     In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in cash flows at May 15, 1998, September 27, 1998 and October 3, 1999 and for all periods presented have been made. The results of operations for the nine months ended October 3, 1999 are not necessarily indicative of the operating results to be expected for the full year.



     Holley Performance Products, Inc. (a Delaware corporation and "Holley"), based in Bowling Green, Kentucky, is a leading manufacturer of a diversified line of performance automotive products, including carburetors, fuel pumps, fuel injection systems, ignition systems and remanufactured carburetors. The products are designed to enhance street, off-road, recreational and competitive vehicle performance through increased horsepower, torque and driveability. In addition to its automotive performance line, Holley manufactures performance marine, mobile and stationary industrial engine components and markets a new line of performance in-tank fuel pumps as well as a recently introduced specialty chemical line.



     Effective May 15, 1998, all outstanding shares of Holley common stock were purchased by KHPP Acquisition Corporation ("KHPP"), a wholly-owned subsidiary of KHPP Holdings Corporation ("Holdings"), for $100,000 (the "Acquisition"). At the time of the Acquisition, KHPP was merged into Holley. The consolidated balance sheets as of December 31, 1998 and October 3, 1999 and the consolidated statements of operations, stockholder's equity and cash flows for the period from May 16, 1998 to September 27, 1998 and the nine months ended October 3, 1999 reflect the accounts of Holley subsequent to the change in ownership which resulted from the Acquisition. The Acquisition was accounted for using the purchase method of accounting.



     Prior to January 1, 1996, Holley was a division of Coltec Industries, Inc. ("Coltec"). On January 1, 1996, Holley was incorporated, and from January 1, 1996 to May 15, 1998, Holley was a wholly-owned subsidiary of Coltec. The consolidated statements of operations and cash flows for the period from January 1, 1998 to May 15, 1998 are the financial statements of Holley when it was a wholly-owned subsidiary of Coltec (referred to herein as the "Predecessor"). The Acquisition and the related application of purchase accounting resulted in changes to the capital structure of the Predecessor and the historical basis of various assets and liabilities. The effect of such changes significantly impairs the comparability of the financial position and results of operations of Holley and the Predecessor.



     In August and October of 1998, respectively, Holley purchased the outstanding common stock of Weiand Automotive Industries, Inc. ("Weiand") and a group of companies under common ownership, Lunati Cams, Inc., Lunati & Taylor Pistons, Inc., and LMT Motor Sports Corporation (referred to collectively as "Lunati"). Weiand is a manufacturer and distributor of induction systems, and Lunati is a manufacturer of camshafts, crankshafts, pistons and automotive specialty parts. Both Weiand and Lunati sell their products to automotive parts retailers throughout the United States.

               HOLLEY PERFORMANCE PRODUCTS, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                  (UNAUDITED)



2. INVENTORIES



     Inventories of the Company consist of the following:



                                                       DECEMBER 31, 1998   OCTOBER 3, 1999
                                                       -----------------   ---------------
Raw materials........................................       $14,032            $ 8,172
Work-in-progress.....................................         3,877              3,639
Finished goods.......................................         4,092             12,084
Other................................................           672              1,565
                                                            -------            -------
                                                            $22,673            $25,460
                                                            =======            =======



3. PROPERTY, PLANT AND EQUIPMENT



     Property, plant and equipment of the Company consist of the following:



                                                       DECEMBER 31, 1998   OCTOBER 3, 1999
                                                       -----------------   ---------------
Land.................................................       $    --            $   380
Buildings and improvements...........................         3,882             10,532
Machinery and equipment..............................        19,560             18,643
Computer equipment...................................         3,106              2,397
Furniture and fixtures...............................           874                816
Construction in process..............................           906              4,118
                                                            -------            -------
                                                             28,328             36,886
  Less: accumulated depreciation.....................        (1,557)            (4,891)
                                                            -------            -------
                                                            $26,771            $31,995
                                                            =======            =======



     Depreciation expense was $259, $1,625 and $3,649 for the periods from January 1, 1998 to May 15, 1998, May 16, 1998 to September 27, 1998 and the nine months ended October 3, 1999, respectively.



4. ACCRUED LIABILITIES



     Accrued liabilities of the Company consist of the following:



                                                       DECEMBER 31, 1998   OCTOBER 3, 1999
                                                       -----------------   ---------------
Wages and benefits...................................       $ 4,620            $ 4,835
Reserve for product returns..........................         3,894              3,894
Allowance for outstanding rebate programs............         1,434                770
Other................................................         5,223              3,510
                                                            -------            -------
                                                            $15,171            $13,009
                                                            =======            =======

               HOLLEY PERFORMANCE PRODUCTS, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                  (UNAUDITED)



5. LONG-TERM DEBT



     Long-term debt of the Company consists of the following:



                                                           DECEMBER 31,     OCTOBER 3,
                                                               1998            1999
                                                           ------------   ---------------
Revolving line of credit, maturing June 27, 2003.........    $ 4,375         $     --
Term note "A", maturing June 27, 2003....................     19,000               --
Term note "B", maturing June 27, 2005....................     29,850               --
Term note "C", maturing June 27, 2006....................     14,925               --
Term note "D", maturing December 31, 2006................     24,938               --
Senior notes, maturing September 15, 2007, net of debt
  discount of $5,481.....................................         --          144,519
KEDFA note, maturing September 24, 2009..................         --              527
Long-term lease obligation...............................         --            2,395
                                                             -------         --------
                                                              93,088          147,441
Less current portion.....................................     (3,200)              --
                                                             -------         --------
                                                             $89,888         $147,441
                                                             =======         ========



     On September 20, 1999, the Company issued $150,000 of 12 1/4% Senior Notes due 2007 at a discount of 3.7%. The debt discount will be amortized as a non-cash charge to interest expense using the effective interest method over the term of the debt. The notes are unsecured and subordinate to the Company's other indebtedness. The proceeds from the notes were used to repay existing indebtedness and to fund the acquisitions of NOS and Earl's in October 1999.



6. NON-RECURRING CHARGE



     The non-recurring charge includes expenses related to the closure of a manufacturing facility and the related movement of inventory and fixed assets to the Company's manufacturing facility in Bowling Green, Kentucky.



7. ACQUISITIONS



     In May 1999, the Company acquired a super charger product line from Automoco Corporation for a total purchase price of approximately $2.3 million in a transaction which was accounted for as a purchase.

               HOLLEY PERFORMANCE PRODUCTS, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                  (UNAUDITED)



     In July 1999, the Company completed the acquisition of Hooker Industries, Inc., ("Hooker") for a net purchase price of approximately $21.5 million. Hooker is a manufacturer of performance exhaust systems, headers, mufflers and Harley-Davidson exhaust pipes. The purchase price has been tentatively allocated to the net assets acquired based on their estimated fair value as follows:


Purchase price..............................................  $21,504
Financing and other transaction costs.......................    1,137
                                                              -------
          Total purchase price..............................   22,641
                                                              -------
Less: value assigned to assets and liabilities
  Current assets............................................    4,920
  Property, plant and equipment.............................      574
  Financing costs...........................................      887
  Current liabilities.......................................   (1,899)
                                                              -------
                                                                4,482
                                                              -------
          Goodwill..........................................  $18,159
                                                              =======


     On October 1, 1999, the Company completed the acquisition of Biggs Manufacturing, Inc. (also known as "FlowTech") for a net purchase price of approximately $4.0 million. FlowTech is a leading manufacturer of performance exhaust systems, headers, mufflers and exhaust accessories. The purchase price has been tentatively allocated to the net assets acquired based on their estimated fair value as follows:



Purchase price..............................................  $4,000
Transaction costs...........................................     226
                                                              ------
          Total purchase price..............................   4,226
                                                              ------
Less: value assigned to assets and liabilities
  Current assets............................................   3,588
  Property, plant and equipment.............................     908
  Other assets..............................................      90
  Current liabilities.......................................  (1,343)
  Non-current liabilities...................................  (2,569)
  Deferred tax liabilities..................................     (52)
                                                              ------
                                                                 622
                                                              ------
          Goodwill..........................................  $3,604
                                                              ======



     Subsequent to October 3, 1999, the Company completed the acquisition of Nitrous Oxide Systems, Inc. ("NOS") for a net purchase price of approximately $12.5 million. NOS is a leading manufacturer of nitrous oxide injection systems to the performance aftermarket.



     Subsequent to October 3, 1999, the Company completed the acquisition of Earl's Supply Company, Inc. (also known as Earl's Performance Products, "Earl's") for a net purchase price of approximately $14.3 million. Earl's is a provider of underhood performance fittings, brake lines and hoses.

               HOLLEY PERFORMANCE PRODUCTS, INC. AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                  (UNAUDITED)


     In the second quarter of 1999, the Company finalized its purchase price allocation for the Acquisition. In the third quarter of 1999, the Company finalized its purchase price allocations for the acquisitions of Lunati and Weiand.


8. SEGMENT DATA



     The Company's reportable segments have a common management team and infrastructure, however, due to the different nature of the products sold by each segment, the Company monitors each segment's revenues and gross margin on a standalone basis when making strategic decisions regarding the allocation of Company resources.



     The Company has two reportable segments: Performance Parts and Remanufactured Parts. The Company manufactures high performance after market automotive parts through its Performance Parts segment. Under its Remanufactured Parts segment, the Company refurbishes used automotive part cores and then resells the parts as remanufactured products. Both segments sell primarily to automotive parts distributors throughout the United States.



     The accounting policies of the reportable segments are the same as those described in Note 2 of the Company's annual Financial Statements. The Company evaluates the performance of its reportable segments based on gross margin. Intersegment sales and transfers are not significant.



     Summarized financial information concerning the Company's operating measures for the reportable segments is shown in the following table:



                                  THE COMPANY



                                              HIGH PERFORMANCE   REMANUFACTURED
                                                   PARTS             PARTS         TOTAL
                                              ----------------   --------------   -------
NINE MONTHS ENDED OCTOBER 3, 1999
Revenues....................................      $75,488           $19,251       $94,739
Gross Margin................................       27,322             4,807        32,129
MAY 16 TO SEPTEMBER 27, 1998
Revenues....................................      $28,655           $10,501       $39,156
Gross Margin................................        9,680             3,391        13,071



                                THE PREDECESSOR



                                              HIGH PERFORMANCE   REMANUFACTURED
                                                   PARTS             PARTS         TOTAL
                                              ----------------   --------------   -------
JANUARY 1, 1998 TO MAY 15, 1998
Revenues....................................      $26,651           $ 9,981       $36,632
Gross Margin................................        8,901             2,003        10,904

               HOLLEY PERFORMANCE PRODUCTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


     Summary balance sheet data for inventory and fixed assets for each of the Company's reportable segments as of October 3, 1999 and December 31, 1998 is shown in the following table:



                                  THE COMPANY



                                              HIGH PERFORMANCE   REMANUFACTURED
                                                   PARTS             PARTS         TOTAL
                                              ----------------   --------------   -------
AS OF OCTOBER 3, 1999
Inventory...................................      $21,649           $ 3,811       $25,460
Fixed Assets................................       29,276             2,719        31,995
AS OF DECEMBER 31, 1998
Inventory...................................      $18,405           $ 4,268       $22,673
Fixed Assets................................       23,937             2,834        26,771



9. LITIGATION



     In May 1999, the Union Pacific Railroad Company ("Union Pacific") initiated litigation against the Company alleging that certain soil and groundwater contamination found on Union Pacific's property had migrated from an adjacent facility owned by Weiand. The complaint seeks costs totaling in excess of $5 million. At this time, the Company is unable to assess the likelihood of an unfavorable outcome, or in the event of such an outcome, the amount of any resulting liability. The Company is investigating Union Pacific's claims and intends to defend them vigorously. Recently, the Company discovered possible soil contamination on the Weiand property, which has not yet been confirmed or assessed. The property owner may assert claims for damage to the property. The Company intends to defend any such claims vigorously.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

Holley Performance Products Inc.:


     We have audited the accompanying consolidated balance sheets of Hooker Industries, Inc. and subsidiary as of June 30, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hooker Industries, Inc. and subsidiary as of June 30, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Nashville, Tennessee
August 5, 1999

                     HOOKER INDUSTRIES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                          AS OF JUNE 30, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   ----------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 4,434,203   $3,893,159
  Accounts receivable, net of allowance for doubtful
     accounts of $58,000....................................    3,168,225    2,735,114
  Inventories...............................................    1,873,987    1,454,345
  Prepaid expenses..........................................       25,875       14,354
  Deferred tax benefit......................................      217,355      111,638
                                                              -----------   ----------
          Total current assets..............................    9,719,645    8,208,610
PROPERTY AND EQUIPMENT, net of accumulated depreciation.....      611,465      662,115
NONCURRENT ASSETS:
  Deposits..................................................       24,496       23,038
  Cash surrender value of life insurance....................           --        9,332
  Other assets..............................................           --          565
  Deferred tax benefit......................................      315,032      249,761
                                                              -----------   ----------
          Total noncurrent assets...........................      339,528      282,696
                                                              -----------   ----------
          Total assets......................................  $10,670,638   $9,153,421
                                                              ===========   ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $   246,721   $  292,745
  Accrued expenses..........................................    1,726,827    1,270,315
                                                              -----------   ----------
          Total current liabilities.........................    1,973,548    1,563,060
DEFERRED COMPENSATION.......................................      869,349      648,161
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $0.10 par value per share, 2,000,000 shares
     authorized; 330,354 and 330,454 shares issued and
     outstanding, respectively..............................       33,035       33,045
  Retained earnings.........................................    7,794,706    6,909,155
                                                              -----------   ----------
          Total stockholders' equity........................    7,827,741    6,942,200
                                                              -----------   ----------
          Total liabilities and stockholders' equity........  $10,670,638   $9,153,421
                                                              ===========   ==========

       The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                     HOOKER INDUSTRIES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   -----------
NET SALES...................................................  $12,107,745   $10,513,114
COST OF GOODS SOLD..........................................    5,533,668     4,992,227
                                                              -----------   -----------
  Gross profit..............................................    6,574,077     5,520,887
OPERATING EXPENSES:
  Selling expenses..........................................      412,034       369,479
  Administrative expenses...................................    3,259,745     2,826,479
  Shipping expenses.........................................      812,440       679,169
  Marketing expenses........................................      959,311       955,859
                                                              -----------   -----------
          Total operating expenses..........................    5,443,530     4,830,986
                                                              -----------   -----------
INCOME FROM OPERATIONS......................................    1,130,547       689,901
OTHER INCOME (EXPENSE):
  Interest expense..........................................      (48,645)      (53,023)
  Interest income...........................................      204,345       166,548
  Other income, net.........................................       43,591        21,329
  Gain on sale of assets....................................       16,887        10,426
                                                              -----------   -----------
          Total other income................................      216,178       145,280
INCOME BEFORE PROVISION FOR INCOME TAXES....................    1,346,725       835,181
PROVISION FOR INCOME TAXES..................................      462,576       302,552
                                                              -----------   -----------
NET INCOME..................................................  $   884,149   $   532,629
                                                              ===========   ===========

       The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HOOKER INDUSTRIES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998

                                                   COMMON    COMMON     RETAINED
                                                   SHARES     STOCK     EARNINGS      TOTAL
                                                   -------   -------   ----------   ----------
BALANCE, June 30, 1997...........................  330,454   $33,045   $6,404,655   $6,437,700
  Foreign currency loss..........................       --        --      (28,129)     (28,129)
  Net income.....................................       --        --      532,629      532,629
                                                   -------   -------   ----------   ----------
          Total comprehensive income.............       --        --      504,500      504,500
                                                   -------   -------   ----------   ----------
BALANCE, June 30, 1998...........................  330,454    33,045    6,909,155    6,942,200
  Foreign currency gain..........................       --        --        3,621        3,621
  Net income.....................................       --        --      884,149      884,149
                                                   -------   -------   ----------   ----------
          Total comprehensive income.............       --        --      887,770      887,770
                                                   -------   -------   ----------   ----------
  Repurchase of common stock.....................     (100)      (10)      (2,219)      (2,229)
                                                   -------   -------   ----------   ----------
BALANCE, June 30, 1999...........................  330,354   $33,035   $7,794,706   $7,827,741
                                                   =======   =======   ==========   ==========

       The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HOOKER INDUSTRIES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998

                                                                 1999         1998
                                                              ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  884,149   $  532,629
  Depreciation..............................................     179,549      171,058
  Deferred income taxes.....................................    (170,988)     (38,031)
  Deferred compensation.....................................     221,188      194,556
  Decrease in cash surrender value-life insurance in lieu of
     premium payments.......................................       2,982           --
  Gain on sale of fixed assets..............................     (16,887)     (10,426)
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Accounts receivable....................................    (433,111)     253,936
     Inventories............................................    (419,642)    (106,387)
     Prepaid expenses.......................................     (11,521)      23,843
     Deposits...............................................      (1,458)      14,787
     Other assets...........................................         565       19,627
     Accounts payable.......................................     (46,024)      16,210
     Accrued expenses.......................................     456,512     (222,694)
                                                              ----------   ----------
          Net cash provided by operating activities.........     645,314      849,108
                                                              ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets..................................    (130,612)    (206,896)
  Proceeds from sale of fixed assets........................      18,600       12,700
  Proceeds from redemption of life insurance (cash surrender
     value).................................................       6,350       (2,337)
                                                              ----------   ----------
          Net cash used by investing activities.............    (105,662)    (196,533)
                                                              ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments to repurchase and retire common stock............      (2,229)          --
  Payments on notes payable to related parties..............          --     (198,000)
                                                              ----------   ----------
          Net cash used by financing activities.............      (2,229)    (198,000)
                                                              ----------   ----------
EFFECT OF TRANSLATION RATE CHANGES..........................       3,621      (28,129)
NET INCREASE IN CASH AND CASH EQUIVALENTS...................     541,044      426,446
CASH AND CASH EQUIVALENTS, beginning of year................   3,893,159    3,466,713
                                                              ----------   ----------
CASH AND CASH EQUIVALENTS, end of year......................  $4,434,203   $3,893,159
                                                              ==========   ==========

       The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HOOKER INDUSTRIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999

1. GENERAL

     Hooker Industries, Inc. (the "Company") develops, manufactures and wholesales after market motor vehicle accessories and related products. The Company operates manufacturing facilities and administrative offices in Ontario, California and Ciudad Industrial, Mexico.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and Casler de Mexico, S.A. de C. V. ("Casler"), a wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

     The Company recognizes revenue upon shipment of the product to the customer.

CASH AND CASH EQUIVALENTS

     The Company considers all short-term investments with an original maturity date of six months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The allowance for doubtful accounts represents an estimate by the Company's management of specific accounts deemed uncollectable. The estimated allowance considers prior bad debt experience and customer receivables outstanding beyond established credit terms.

INVENTORIES

     Inventories are stated at the lower of cost or market, determined by the first-in, first-out basis.

PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost, less accumulated depreciation. Depreciation expense is computed under the straight-line method over the estimated useful lives of the assets.

     The following estimated useful lives are used by the Company:

TYPE OF ASSET                                                 ESTIMATED USEFUL LIFE
-------------                                                 ---------------------
Machinery and equipment.....................................          5 years
Vehicles....................................................          3 years
Office equipment............................................          5 years
Leasehold improvements......................................       5-20 years

     When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged against income as incurred, whereas significant renewals or betterments are capitalized. Included in the accompanying statements of income are provisions for depreciation and amortization in the amount of $179,547 and $171,058 in 1999 and 1998, respectively.

                     HOOKER INDUSTRIES, INC. AND SUBSIDIARY

FOREIGN CURRENCY TRANSLATION

     Assets and liabilities accounted for in foreign currencies are translated into dollars at the rates prevailing at the balance sheet date. Expenses are translated at average monthly rates throughout the year. No revenues are accounted for in foreign currencies. The realized exchange differences resulting from these translations are included as components of comprehensive income in the accompanying consolidated statements of stockholders' equity. The foreign currency translation gain (loss) amounted to $3,621 in 1999 and $(28,129) in 1998, respectively.

PRODUCT DEVELOPMENT COSTS

     Research and development costs are charged to operations when incurred and are included in operating expenses. The Company incurred $227,428 and $236,837 in product development costs in fiscal 1999 and 1998, respectively.

INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This standard requires, among other things, recognition of future tax benefits, measured by enacted tax rates, attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities and to net operating loss carryforwards, to the extent that realization of such benefits is more likely than not.

ENVIRONMENTAL MATTERS

     Environmental expenditures are expensed or capitalized as appropriate, depending on their future economic benefit. Environmental accruals are established for sites where it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LONG-LIVED ASSETS

     When factors are present which indicate the carrying value of assets may not be recovered, the Company evaluates the realizability of its long-lived assets based upon the anticipated future undiscounted cash flows generated by the asset.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company estimates the fair value of financial instruments using quoted or estimated market prices based upon current interest rates and the remaining term to maturity. At June 30, 1999, there were no material differences in the book values of the Company's financial instruments and their related fair values.

                     HOOKER INDUSTRIES, INC. AND SUBSIDIARY

RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") and Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133").

     SFAS No. 130 established standards for reporting and display of comprehensive income and its components. Comprehensive income encompasses all changes in stockholders' equity, except those arising from transaction with owners, including foreign currency translation adjustments. The Company opted for early adoption of the provisions of this pronouncement. The Company has elected to disclose comprehensive income, which includes net income and foreign currency translation gains (losses), in the consolidated statements of stockholders' equity.

     SFAS No. 133 establishes standards for the way companies account for and report information about derivative instruments and hedging activities in annual financial statements. The statement was originally effective for financial statement periods beginning after June 15, 1999, but was later amended to be effective for financial statement periods beginning after June 15, 2000. The Company will adopt the provisions of this statement in association with its consolidated financial statements issued for the required period. The Company does not expect the adoption of this standard to have a material effect on the Company's consolidated financial statements.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 1998 consolidated financial statements in order to conform with the 1999 presentation.

3. INVENTORIES

     Inventories at June 30, 1999 and 1998 consisted of:

                                                                 1999         1998
                                                              ----------   ----------
Raw materials...............................................  $  374,985   $  449,500
Work in process.............................................     514,578      242,316
Finished goods..............................................     984,424      762,529
                                                              ----------   ----------
                                                              $1,873,987   $1,454,345
                                                              ==========   ==========

                     HOOKER INDUSTRIES, INC. AND SUBSIDIARY

4. PROPERTY AND EQUIPMENT

     Property and equipment at June 30, 1999 and 1998 consisted of:

                                                              1999          1998
                                                           -----------   -----------
Land.....................................................  $    20,113   $    20,113
Machinery and equipment..................................    2,596,444     2,571,591
Vehicles.................................................      270,851       250,958
Office equipment.........................................      158,361       150,032
Leasehold improvements...................................      402,078       416,420
Property and equipment at Casler.........................      312,257       295,298
                                                           -----------   -----------
                                                             3,760,104     3,704,412
Accumulated depreciation.................................   (3,148,639)   (3,042,297)
                                                           -----------   -----------
Net book value...........................................  $   611,465   $   662,115
                                                           ===========   ===========

5. ACCRUED EXPENSES

     Accrued expenses as of June 30, 1999 and 1998 consisted of:

                                                                 1999         1998
                                                              ----------   ----------
Allowance for outstanding rebate program....................  $  515,721   $  471,844
Wages and benefits..........................................     929,308      567,925
Other.......................................................     281,798      230,546
                                                              ----------   ----------
                                                              $1,726,827   $1,270,315
                                                              ==========   ==========

6. COMMITMENTS AND CONTINGENCIES

LEASE OF FACILITIES

     The Company leases the land and buildings in Ontario, California from H & S Properties, Inc., a related party, pursuant to various operating lease agreements, which expire August 31, 2004. The lease agreements do not provide for any renewal options upon completion of the current lease term. The monthly rent payments are subject to an annual adjustment based upon the consumer price index.

     The Company leases the land and buildings in Ciudad Industrial, Tijuana, Mexico from a third-party. The lease term is from August 1, 1994 through July 31, 1999. A renewal option is available covering the succeeding five year period ending July 31, 2004. The lease does not provide for rent escalations during the initial lease term or renewal period.

     Rental expense for the years ended June 30, 1999 and 1998 were as follows:

                                                                1999       1998
                                                              --------   --------
Related party rental expense................................  $261,401   $249,292
Third party rental expense..................................    87,253     85,316
                                                              --------   --------
                                                              $348,654   $334,608
                                                              ========   ========

                     HOOKER INDUSTRIES, INC. AND SUBSIDIARY

     Minimum future lease payments under the above operating leases are as follows:

YEARS ENDING JUNE 30,
---------------------
2000........................................................  $  344,801
  2001......................................................     344,801
  2002......................................................     344,801
  2003......................................................     344,801
  2004......................................................     344,801
Thereafter..................................................      28,733
                                                              ----------
          Total minimum future lease payments...............  $1,752,738
                                                              ==========

CONSULTING AGREEMENT

     The Company has entered into a consulting agreement with Primos Computer Services, S.A. ("Primos") dated July 27, 1993, with an effective date of August 1, 1994. Pursuant to the terms of the agreement, Primos has been contracted to assist in connection with the development and operation of commercial business ventures within Mexico. Primos fulfills its commitment by providing advice and consultation to the Company on international trade, identification, evaluation, and negotiation of suitable business opportunities, importation and exportation matters, personnel recruitment and training, material supply sources and purchases, sales, and similar activities in Mexico agreed upon between the parties. The agreement originally provided for monthly compensation in the amount of $8,564 and was amended on March 3, 1999 to provide monthly compensation of $9,356 effective August 1, 1999. The agreement remains in effect until terminated by the Company.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with its president and chairman of the board of directors dated September 6, 1994, with an effective date of July 1, 1994 and continuing through June 30, 2004 or upon death of the employee named in the agreement, whichever comes first. Subject to provisions regarding termination, the agreements provide for automatic extensions on a daily basis, commencing July 1, 2001, so that a remaining term of at least three years exists at all times. The agreements provide for minimum base salaries, incentive bonuses and other fringe benefits. The minimum base salaries are subject to adjustment annually on July 1. The adjusted minimum salary, which is based upon the consumer price index, may in no instance decrease. In the event employment is terminated by the Company for reasons other than disability, or by the employee for reasons as defined in the agreement, the agreement shall terminate requiring payment to the employee within 30 days of termination a lump sum including, but not limited to, an amount equal to the total remaining salary that would have been paid to the employee over the term of the agreement. Terminations occurring as a result of death or disability require continued payment of salaries for a period of 12 months following the date of death or disability.

     Notwithstanding any other benefits described in the agreement, the president may become entitled to a post-employment benefit at a rate of 20 percent applied to a comparison of the market value (as defined in the agreement) of the Company on June 30, 1994 with that of the June 30th following his termination subject to proration and income aggregation guidelines as set forth in the agreement. In the event employment is terminated by the Company, or by the employee for reasons as defined in the agreement, the post-employment benefit is payable within 30 days after publication of the Company's financial statements following termination. Termina-

                     HOOKER INDUSTRIES, INC. AND SUBSIDIARY
tion for other reasons permit the Company to pay post-employment benefits in equal quarterly payments with 10 percent compounded interest for a period of five years. The liability under this agreement is being accrued over the officer's remaining period of employment so that, on the date of his retirement, the present value of the estimated payment will be accrued.

CONTINGENCIES

     The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company's financial statements.

     The Internal Revenue Service ("IRS") is in the process of examining the Company's federal income tax return for the 1998 fiscal year. At this time it is too early to determine the amount of adjustments, if any, which may be proposed.

7. STOCK PURCHASE AGREEMENT

     In accordance with a corporate stock redemption and cross purchase agreement adopted September 6, 1994, the Company is obligated, upon the death of the chairman of the board or the president, to purchase not less than one hundred (100%) percent of the decedent's shares of the Company's capital stock.

     The Company, at the request of the decedent's personal representative may, through Board of Directors' resolution and unanimous vote of the remaining shareholders party to this agreement, waive its obligation to purchase said shares and allow the decedent's spouse or heir to retain decedent's stock interest in the Company.

     In addition, the agreement provides that, upon termination of employment of the minority stockholder, the Company is obligated to purchase one hundred (100%) percent of the terminated shareholder's shares of the Company's capital stock.

     At June 30, 1999, these shareholders owned 327,170 shares of the common stock outstanding.

8. INCOME TAXES

     Income tax expense consisted of the following:

                                                                1999        1998
                                                              ---------   --------
CURRENT PROVISION:
  Federal...................................................  $ 499,379   $264,562
  State.....................................................    134,185     76,021
                                                              ---------   --------
                                                                633,564    340,583
DEFERRED PROVISION (BENEFIT)................................   (170,988)   (38,031)
                                                              ---------   --------
                                                              $ 462,576   $302,552
                                                              =========   ========

                     HOOKER INDUSTRIES, INC. AND SUBSIDIARY

     The provision for income taxes differs from that computed at the Federal statutory corporate tax rate. A reconciliation of income tax computed at the U.S. Federal statutory rate to the Company's effective tax rate is as follows at June 30:

                                                                1999       1998
                                                              --------   --------
U.S. Federal statutory tax provision........................  $457,887   $274,397
State income taxes, net of Federal taxes....................    80,803     50,174
Other.......................................................   (76,114)   (22,019)
                                                              --------   --------
                                                              $462,576   $302,552
                                                              ========   ========

     The components of the deferred tax asset are as follows as of June 30:

                                                                1999        1998
                                                              ---------   ---------
Depreciation................................................  $  25,846   $  25,276
Accounts receivable reserve.................................     23,177      23,177
Inventories.................................................     19,826      27,174
Accrued expenses............................................    159,266      58,916
Deferred compensation.......................................    304,272     226,856
                                                              ---------   ---------
          Total deferred tax assets.........................    532,387     361,399
          Less current portion..............................   (217,355)   (111,638)
                                                              ---------   ---------
                                                              $ 315,032   $ 249,761
                                                              =========   =========

9. CASH FLOW INFORMATION

     Cash paid for interest and income taxes was as follows as of June 30:

                                                                1999       1998
                                                              --------   --------
Interest....................................................  $     33   $ 20,653
Income taxes................................................   670,181    367,270

10. ECONOMIC DEPENDENCY

     A material part of the Company's business is dependent upon three customers, the loss of whom would have an adverse effect on the Company. During the years ended June 30, 1999 and 1998, these three customers accounted for approximately 57 percent of revenues in each year. Although there are no executed continuing contracts with these customers, the Company feels that any reduction in sales to any one customer would result in corresponding increases in sales to the other customers.

11. CONCENTRATION OF CREDIT RISK FOR CASH HELD AT BANKS

     The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

12. SUBSEQUENT EVENT

     In July 1999, the outstanding stock of the Company was acquired by Holley Performance Products, Inc. ("Holley").

------------------------------------------------------
------------------------------------------------------

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information or representations. This Prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of its date.

                         ------------------------------

                               TABLE OF CONTENTS


                                        Page
                                        ----
Prospectus Summary....................    1
Risk Factors..........................   14
Forward-Looking Statements............   18
Where You Can Get More Information....   19
The Exchange Offer....................   20
Use of Proceeds.......................   28
Capitalization........................   29
Unaudited Pro Forma Consolidated
  Financial Information...............   30
Selected Historical Consolidated
  Financial Information...............   37
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   40
Industry Overview.....................   48
Business..............................   52
Management............................   62
Certain Transactions..................   65
Security Ownership....................   65
Description of the Exchange Notes.....   66
Federal Income Tax Consequences.......  102
Plan of Distribution..................  105
Legal Matters.........................  106
Independent Public Accountants........  106
Index to Financial Statements.........  F-1


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  $150,000,000

                               HOLLEY PERFORMANCE
                                 PRODUCTS INC.

                         Offer to Exchange its 12 1/4%
                             Senior Notes due 2007,
                           Series B, for any and all
                              outstanding 12 1/4%
                             Senior Notes due 2007
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Holley Performance Products Inc.


     The Bylaws of Holley Performance Products Inc. ("Holley") provide for the indemnification of Holley's directors and officers. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of Holley pursuant to Holley's by-laws and the Delaware General Corporation Law ("DGCL"), Holley is aware that it is the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.



     Holley's Bylaws provide for indemnification of the Company's directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; except that, in the case of an action, suit or proceeding by or in the right of the Company, there shall be no indemnification in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duties unless, and then only to the extent that, a court of proper jurisdiction shall determine that despite such adjudication such person is fairly and reasonably entitled to indemnification.


     The Directors and officers of Holley may also be indemnified against liability incurred in their capacity as officers and/or directors pursuant to
Section 145 of the DGCL.

     Holley maintains insurance covering expenditures that may be incurred in connection with the lawful indemnification of the Company's directors and officers for their liabilities and expenses.


  Biggs Manufacturing, Inc.


     The Articles of Incorporation provide that no director of Biggs Manufacturing, Inc. ("Biggs") shall be personally liable for money damages in any action brought by or in the right of Biggs for breach of the Directors' duties to Biggs and its Shareholders, except for any liability of the Director for actual omissions that involve intentional misconduct or a knowing or culpable violation of any corporate law, for acts or omissions that a Director believes to be contrary to the best interest of the Corporation or its Shareholders or involve the absence of good faith on the part of the Director, for any transaction from which a Director derived an improper personal benefit, for acts or omissions that show a reckless disregard for the Director's duty to Biggs or its Shareholders in circumstances in which the Director was aware, or should have been aware, in the ordinary course in performing the Director's duties, of a risk of serious injury to Biggs or its Shareholders, or for acts or omissions that constitute an unexcused pattern or an inattention that amounts to an abdication of the Director's duty to the Corporation or its Shareholders.

     The Directors and officers of Biggs may also be indemnified against liability incurred in their capacity as officers and/or directors pursuant to
Article 5 of the Arizona Business Corporation Act.

  LMT Motor Sports, Inc.


     The Bylaws of LMT Motor Sports, Inc. ("LMT") provide that any person made a party to any action by reason of the fact that he, his testator, or intestate representative, is or was a Director, Officer or employee of LMT, or of any corporation in which he served as such at the request of LMT, shall be indemnified by LMT against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such Officer, Director or employee is liable for negligence or misconduct in the performance of his duties. The foregoing rights of indemnification are not deemed exclusive of any rights which any Officer, Director or employee may be entitled. The amount of indemnification to which any Officer or any Director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

     The Directors and officers of LMT may also be indemnified against liability incurred in their capacity as officers and/or directors pursuant to Article 8, Subarticle E of the Mississippi Business Corporation Act.

  Lunati & Taylor Pistons Inc.


     The Bylaws of Lunati & Taylor Pistons, Inc. provide that LTP shall indemnify its directors and officers to the full extent of the Mississippi Business Corporation Act ("MBCA") and consistent with the provisions of the MBCA. Article 8, Subarticle E of the MBCA sets forth the provisions in connection with the indemnification of officers and directors.


  Lunati Cams, Inc.


     The Bylaws of Lunati Cams, Inc. ("Lunati") provides that any person made a party to any action by reason of the fact that he is or was a director or officer of Lunati, shall be indemnified by Lunati against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudges in such action, suit or proceeding, or in connection with any appeal therein that such officer or director is liable for negligence or misconduct in the performance of his duties. The Bylaws provide that the foregoing rights of indemnification are not deemed to be exclusive. The Bylaws provide that the amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in the case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.


     The Directors and officers of Lunati may also be indemnified against liability incurred in their capacity as officers and/or directors pursuant to Chapter 18, Part 5 of the Tennessee Business Corporation Act.

  Holley Performance Systems, Inc.


     The Certificate of Incorporation ("Charter") and the Bylaws of Holley Performance Systems, Inc. ("HPS") provide for the indemnification of HPS's directors and officers to the fullest extent permitted under the DGCL. As permitted by the DGCL, the Charter provides that directors of HPS shall not be personally liable to HPS or its shareholders for monetary damages for breach of fiduciary duty as a director, except for those specific breaches and acts or omissions with respect to which the DGCL expressly provides shall not eliminate or limit such personal liability. The Bylaws of HPS may require HPS, among other things, to reimburse or advance expenses to a director or officer entitled to indemnification as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

  Hooker Industries, Inc.

     The Directors and officers of Hooker Industries, Inc. may be indemnified against liability incurred in their capacity as officers and/or directors pursuant to Section 317 of the California General Corporation Law.

  Weiand Automotive Industries, Inc.

     The Directors and officers of Weiand Automotive Industries, Inc. may be indemnified against liability incurred in their capacity as officers and/or directors pursuant to Section 317 of the California General Corporation Law.


  Nitrous Oxide Systems, Inc.



     The Bylaws of Nitrous Oxide Systems, Inc. provide that the company shall both indemnify its agents against expenses, judgments, fees, settlements and other amounts and shall advance expenses reasonably expected to be incurred by such agents to the fullest extent permitted under Section 317 of the California General Corporation Law.



  Earl's Supply Company, Inc.



     The Articles of Incorporation and Bylaws of Earl's Supply Company, Inc. do not expressly provide for indemnification of the company's directors and officers. However, the directors and officers are covered by and subject to the applicable indemnification provisions of the California General Corporation Law.

ITEM 21.  EXHIBITS AND FINANCIAL SCHEDULES.


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
 3.1a      --  Certificate of Incorporation of Holley Performance Products
               Inc., as amended
 3.1b      --  Bylaws of Holley Performance Products Inc.
 3.2a      --  Certificate of Incorporation of Holley Performance Systems,
               Inc.
 3.2b      --  Bylaws of Holley Performance Systems, Inc.
 3.3a      --  Articles of Incorporation of Weiand Automotive Industries,
               Inc., as amended
 3.3b      --  Bylaws of Weiand Automotive Industries, Inc.
 3.4a      --  Articles of Incorporation of Lunati Cams, Inc., as amended
 3.4b      --  Bylaws of Lunati Cams, Inc.
 3.5a      --  Articles of Incorporation of LMT Motor Sports Corporation
 3.5b      --  Bylaws of LMT Motor Sports Corporation
 3.6a      --  Articles of Incorporation of Lunati & Taylor Pistons
 3.6b      --  Bylaws of Lunati & Taylor Pistons
 3.7a      --  Articles of Incorporation of Hooker Industries, Inc.
 3.7b      --  Bylaws of Hooker Industries, Inc., as amended
 3.8a      --  Articles of Incorporation of Biggs Manufacturing, Inc.
 3.8b      --  Bylaws of Biggs Manufacturing, Inc.
 3.9a*     --  Articles of Incorporation of Nitrous Oxide Systems, Inc.
 3.9b*     --  Bylaws of Nitrous Oxide Systems, Inc.
 3.10a*    --  Articles of Incorporation of Earl's Supply Company, Inc.
 3.10b*    --  Bylaws of Earl's Supply Company, Inc.
 4.1       --  Indenture for the 12 1/4% Senior Notes due 2007, dated as of
               September 20, 1999, between Holley Performance Products
               Inc., the Guarantors and State Street Bank and Trust
               Company, as Trustee
 4.2       --  Form of Global Note for 12 1/4% Senior Note due 2007
 4.3       --  Form of Global Note for 12 1/4% Senior Note due 2007, Series
               B
 5*        --  Legal Opinion of Hunton & Williams
10         --  Amended and Restated Credit Agreement dated as of September
               20, 1999, by and among KHPP Holdings, Inc., Holley, Credit
               Agricole Indosuez as Administrative Agent and Comerica Bank
               as Co-Agent
12.1       --  Calculation of Ratio of Earnings to Fixed Charges
12.2*      --  Calculation of Ratio of EBITDA to Cash Interest Expense
12.3*      --  Calculation of Ratio of Net Debt to EBITDA
21*        --  Subsidiaries
23.1*      --  Consent of Arthur Andersen LLP
23.2       --  Consent of Hunton & Williams (included in Exhibit 5)
24         --  Power of attorney is contained in the signature page of this
               Registration Statement
25         --  Statement of the eligibility and qualification on Form T-1 of State Street Bank and Trust Company, as Trustee under the
               Indenture
27         --  Financial Data Schedule (for SEC use only)
99.1       --  Form of Letter of Transmittal

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
99.2       --  Form Letter to Brokers, Dealers, Commercial Banks, Trust
               Companies and Other Nominees
99.3       --  Form of Notice of Guaranteed Delivery


---------------

* Filed herewith.

ITEM 22.  UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     C. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11, or 13 of this
form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     D. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on this 10th day of December, 1999.



                                          HOLLEY PERFORMANCE PRODUCTS INC.


                                          By:    /s/ ROBERT L. WINELAND
                                            ------------------------------------
                                                     Robert L. Wineland
                                                  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above:



                      SIGNATURE                                            TITLE
                      ---------                                            -----


                 /s/ JEFFREY G. KING                   Chief Executive Officer, President and
-----------------------------------------------------    Director (principal executive officer)
                   Jeffrey G. King

               /s/ ROBERT L. WINELAND                  Vice President, Chief Financial Officer and
-----------------------------------------------------    Secretary (principal financial and
                 Robert L. Wineland                      accounting officer)

Executed pursuant to Power of Attorney granted to Robert L. Wineland:

              /s/ CHRISTOPHER LACOVARA                 Vice President, Treasurer, Assistant Secretary
-----------------------------------------------------    and Director
                Christopher Lacovara

                /s/ EVAN D. WILDSTEIN                  Assistant Secretary and Director
-----------------------------------------------------
                  Evan D. Wildstein

                /s/ JAMES A. KOHLBERG                  Director
-----------------------------------------------------
                  James A. Kohlberg

               /s/ MARION H. ANTONINI                  Director
-----------------------------------------------------
                 Marion H. Antonini

               /s/ WILLIAM F. ANDREWS                  Director
-----------------------------------------------------
                 William F. Andrews

                /s/ JAMES D. WIGGINS                   Director
-----------------------------------------------------
                  James D. Wiggins

                /s/ SAMUEL P. FRIEDER                  Director
-----------------------------------------------------
                  Samuel P. Frieder

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on this 10th day of December, 1999.


                                          HOLLEY PERFORMANCE SYSTEMS, INC.

                                          By:    /s/ ROBERT L. WINELAND
                                            ------------------------------------
                                                     Robert L. Wineland
                                                  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above:



                      SIGNATURE                                            TITLE
                      ---------                                            -----

Executed pursuant to Power of Attorney granted to Robert L. Wineland:

                 /s/ JEFFREY G. KING                   Chief Executive Officer, President and
-----------------------------------------------------    Director (principal executive officer)
                   Jeffrey G. King

               /s/ ROBERT L. WINELAND                  Vice President, Chief Financial Officer and
-----------------------------------------------------    Secretary (principal financial and
                 Robert L. Wineland                      accounting officer)

              /s/ CHRISTOPHER LACOVARA                 Vice President, Treasurer, Assistant Secretary
-----------------------------------------------------    and Director
                Christopher Lacovara

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on this 10th day of December, 1999.


                                          WEIAND AUTOMOTIVE INDUSTRIES, INC.

                                          By:    /s/ ROBERT L. WINELAND
                                            ------------------------------------
                                                     Robert L. Wineland
                                                  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above:



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                Executed pursuant to Power of Attorney granted to Robert L. Wineland:

                 /s/ JEFFREY G. KING                   Chief Executive Officer, President and
-----------------------------------------------------    Director (principal executive officer)
                   Jeffrey G. King

               /s/ ROBERT L. WINELAND                  Vice President, Chief Financial Officer and
-----------------------------------------------------    Secretary (principal financial and
                 Robert L. Wineland                      accounting officer)

              /s/ CHRISTOPHER LACOVARA                 Vice President, Treasurer, Assistant Secretary
-----------------------------------------------------    and Director
                Christopher Lacovara

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on this 10th day of December, 1999.


                                          LUNATI CAMS, INC.

                                          By:    /s/ ROBERT L. WINELAND
                                            ------------------------------------
                                                     Robert L. Wineland
                                                  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above:



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                Executed pursuant to Power of Attorney granted to Robert L. Wineland:

                 /s/ JEFFREY G. KING                   Chief Executive Officer, President and
-----------------------------------------------------    Director (principal executive officer)
                   Jeffrey G. King

               /s/ ROBERT L. WINELAND                  Vice President, Chief Financial Officer and
-----------------------------------------------------    Secretary (principal financial and
                 Robert L. Wineland                      accounting officer)

              /s/ CHRISTOPHER LACOVARA                 Vice President, Treasurer, Assistant Secretary
-----------------------------------------------------    and Director
                Christopher Lacovara

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on this 10th day of December, 1999.


                                          LMT MOTOR SPORTS CORPORATION

                                          By:    /s/ ROBERT L. WINELAND
                                            ------------------------------------
                                                     Robert L. Wineland
                                                  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above:



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                Executed pursuant to Power of Attorney granted to Robert L. Wineland:

                 /s/ JEFFREY G. KING                   Chief Executive Officer, President and
-----------------------------------------------------    Director (principal executive officer)
                   Jeffrey G. King

               /s/ ROBERT L. WINELAND                  Vice President, Chief Financial Officer and
-----------------------------------------------------    Secretary (principal financial and
                 Robert L. Wineland                      accounting officer)

              /s/ CHRISTOPHER LACOVARA                 Vice President, Treasurer, Assistant Secretary
-----------------------------------------------------    and Director
                Christopher Lacovara

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on this 10th day of December, 1999.


                                          LUNATI & TAYLOR PISTONS

                                          By:    /s/ ROBERT L. WINELAND
                                            ------------------------------------
                                                     Robert L. Wineland
                                                  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above:



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                Executed pursuant to Power of Attorney granted to Robert L. Wineland:

                 /s/ JEFFREY G. KING                   Chief Executive Officer, President and
-----------------------------------------------------    Director (principal executive officer)
                   Jeffrey G. King

               /s/ ROBERT L. WINELAND                  Vice President, Chief Financial Officer and
-----------------------------------------------------    Secretary (principal financial and
                 Robert L. Wineland                      accounting officer)

              /s/ CHRISTOPHER LACOVARA                 Vice President, Treasurer, Assistant Secretary
-----------------------------------------------------    and Director
                Christopher Lacovara

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on this 10th day of December, 1999.


                                          HOOKER INDUSTRIES, INC.

                                          By:    /s/ ROBERT L. WINELAND
                                            ------------------------------------
                                                     Robert L. Wineland
                                                  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above:



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                Executed pursuant to Power of Attorney granted to Robert L. Wineland:

                 /s/ JEFFREY G. KING                   Chief Executive Officer, President and
-----------------------------------------------------    Director (principal executive officer)
                   Jeffrey G. King

               /s/ ROBERT L. WINELAND                  Vice President, Chief Financial Officer and
-----------------------------------------------------    Secretary (principal financial and
                 Robert L. Wineland                      accounting officer)

              /s/ CHRISTOPHER LACOVARA                 Vice President, Treasurer, Assistant Secretary
-----------------------------------------------------    and Director
                Christopher Lacovara

                /s/ EVAN D. WILDSTEIN                  Vice President, Assistant Secretary and
-----------------------------------------------------    Director
                  Evan D. Wildstein

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on this 10th day of December, 1999.



                                          BIGGS MANUFACTURING, INC.



                                          By:    /s/ ROBERT L. WINELAND

                                            ------------------------------------

                                                     Robert L. Wineland


                                                  Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above:



                      SIGNATURE                                            TITLE
                      ---------                                            -----

                Executed pursuant to Power of Attorney granted to Robert L. Wineland:

                 /s/ JEFFREY G. KING                   Chief Executive Officer, President and
-----------------------------------------------------    Director (principal executive officer)
                   Jeffrey G. King

               /s/ ROBERT L. WINELAND                  Vice President, Chief Financial Officer and
-----------------------------------------------------    Secretary (principal financial and
                 Robert L. Wineland                      accounting officer)

              /s/ CHRISTOPHER LACOVARA                 Vice President, Treasurer, Assistant Secretary
-----------------------------------------------------    and Director
                Christopher Lacovara

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on this 10th day of December, 1999.



                                          NITROUS OXIDE SYSTEMS, INC.


                                          By:    /s/ ROBERT L. WINELAND
                                            ------------------------------------
                                                     Robert L. Wineland
                                                  Chief Financial Officer

     Each person whose individual signature appears below hereby authorizes and appoints Robert L. Wineland with full power of substitution and resubstitution and full power to act as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above:



                      SIGNATURE                                            TITLE
                      ---------                                            -----


                 /s/ JEFFREY G. KING                   Chief Executive Officer, President and
-----------------------------------------------------    Director (principal executive officer)
                   Jeffrey G. King

               /s/ ROBERT L. WINELAND                  Vice President, Chief Financial Officer and
-----------------------------------------------------    Secretary (principal financial and
                 Robert L. Wineland                      accounting officer)

              /s/ CHRISTOPHER LACOVARA                 Vice President, Treasurer, Assistant Secretary
-----------------------------------------------------    and Director
                Christopher Lacovara

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on this 10th day of December, 1999.



                                          EARL'S SUPPLY COMPANY, INC.


                                          By:    /s/ ROBERT L. WINELAND
                                            ------------------------------------
                                                     Robert L. Wineland
                                                  Chief Financial Officer

     Each person whose individual signature appears below hereby authorizes and appoints Robert L. Wineland with full power of substitution and resubstitution and full power to act as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above:


                      SIGNATURE                                            TITLE
                      ---------                                            -----


                 /s/ JEFFREY G. KING                   Chief Executive Officer, President and
-----------------------------------------------------    Director (principal executive officer)
                   Jeffrey G. King

               /s/ ROBERT L. WINELAND                  Vice President, Chief Financial Officer and
-----------------------------------------------------    Secretary (principal financial and
                 Robert L. Wineland                      accounting officer)

              /s/ CHRISTOPHER LACOVARA                 Vice President, Treasurer, Assistant Secretary
-----------------------------------------------------    and Director
                Christopher Lacovara

                /s/ EVAN D. WILDSTEIN                  Vice President, Assistant Secretary and
-----------------------------------------------------    Director
                  Evan D. Wildstein

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Holley Performance Products Inc.:

     We have audited the accompanying consolidated balance sheet of HOLLEY PERFORMANCE PRODUCTS INC. (a Delaware corporation) AND SUBSIDIARIES as of December 31, 1998 and the related consolidated statements of income, stockholder's equity and cash flows for the period from inception, May 16, 1998, to December 31, 1998. We have also audited the accompanying balance sheet of the Predecessor (businesses identified in Note 1) as of December 31, 1997, and the related statements of income, stockholder's equity and cash flows for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 to May 15, 1998 included in this registration statement and have issued our report thereon dated February 23, 1999.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of valuation and qualifying accounts is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The information presented in this schedule as of and for the periods ended December 31, 1996, December 31, 1997, May 15, 1998 and December 31, 1998 has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Nashville, Tennessee
February 23, 1999

                                                    FINANCIAL STATEMENT SCHEDULE

                                  SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS


                   COLUMN A                       COLUMN B      COLUMN C      COLUMN D       COLUMN E
                   --------                       --------      --------      --------       --------
                                                               ADDITIONS
                                                 BALANCE AT    CHARGED TO                   BALANCE AT
                                                BEGINNING OF   COSTS AND     DEDUCTIONS       END OF
                CLASSIFICATION                     PERIOD       EXPENSES    FROM RESERVES     PERIOD
                --------------                  ------------   ----------   -------------   ----------
                                                                    (IN THOUSANDS)
VALUATION AND QUALIFYING ACCOUNTS DEDUCTED
FROM THE ASSETS TO WHICH THEY APPLY:
  Allowance for doubtful accounts:
     For the period from May 16, 1998 to
       December 31, 1998......................     $1,575        $  397        $  (286)       $1,686
     For the period from January 1, 1998 to
       May 15, 1998...........................      1,118           457             --         1,575
     For the year ended December 31, 1997.....         14         1,104             --         1,118
     For the year ended December 31, 1996.....         12            54            (52)           14
  Allowance for outstanding rebate programs:
     For the period from May 16, 1998 to
       December 31, 1998......................     $1,071        $1,940        $(1,577)       $1,434
     For the period from January 1, 1998 to
       May 15, 1998...........................        467         1,193           (589)        1,071
     For the year ended December 31, 1997.....        383         2,855         (2,771)          467
     For the year ended December 31, 1996.....         --           608           (225)          383
  Reserve for product returns:
     For the period from May 16, 1998 to
       December 31, 1998......................     $3,629        $  265        $    --         3,894
     For the period from January 1, 1998 to
       May 15, 1998...........................      3,706            --            (77)        3,629
     For the year ended December 31, 1997.....      4,292           334           (920)        3,706
     For the year ended December 31, 1996.....      3,811           481             --         4,292

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER
-------
 3.1a      --  Certificate of Incorporation of Holley Performance Products
               Inc., as amended
 3.1b      --  Bylaws of Holley Performance Products Inc.
 3.2a      --  Certificate of Incorporation of Holley Performance Systems,
               Inc.
 3.2b      --  Bylaws of Holley Performance Systems, Inc.
 3.3a      --  Articles of Incorporation of Weiand Automotive Industries,
               Inc., as amended
 3.3b      --  Bylaws of Weiand Automotive Industries, Inc.
 3.4a      --  Articles of Incorporation of Lunati Cams, Inc., as amended
 3.4b      --  Bylaws of Lunati Cams, Inc.
 3.5a      --  Articles of Incorporation of LMT Motor Sports Corporation
 3.5b      --  Bylaws of LMT Motor Sports Corporation
 3.6a      --  Articles of Incorporation of Lunati & Taylor Pistons
 3.6b      --  Bylaws of Lunati & Taylor Pistons
 3.7a      --  Articles of Incorporation of Hooker Industries, Inc.
 3.7b      --  Bylaws of Hooker Industries, Inc., as amended
 3.8a      --  Articles of Incorporation of Biggs Manufacturing, Inc.
 3.8b      --  Bylaws of Biggs Manufacturing, Inc.
 3.9a*     --  Articles of Incorporation of Nitrous Oxide Systems, Inc.
 3.9b*     --  Bylaws of Nitrous Oxide Systems, Inc.
 3.10a*    --  Articles of Incorporation of Earl's Supply Company, Inc.
 3.10b*    --  Bylaws of Earl's Supply Company, Inc.
 4.1       --  Indenture for the 12 1/4% Senior Notes due 2007, dated as of
               September 20, 1999, between Holley Performance Products
               Inc., the Guarantors and State Street Bank and Trust
               Company, as Trustee
 4.2       --  Form of Global Note for 12 1/4% Senior Note due 2007
 4.3       --  Form of Global Note for 12 1/4% Senior Note due 2007, Series
               B
 5*        --  Legal Opinion of Hunton & Williams
10         --  Amended and Restated Credit Agreement as of September 20,
               1999, by and among KHPP Holdings, Inc., Holley Credit
               Agricole Indosuez as Administrative Agent and Comerica Bank
               as Co-Agent
12.1       --  Calculation of Ratio of Earnings to Fixed Charges
12.2*      --  Calculation of Ratio of EBITDA to Cash Interest Expense
12.3*      --  Calculation of Ratio of Net Debt to EBITDA
21*        --  Subsidiaries
23.1*      --  Consent of Arthur Andersen LLP
23.2       --  Consent of Hunton & Williams (included in Exhibit 5)
24         --  Power of attorney is contained in the signature page of this
               Registration Statement
25         --  Statement of the eligibility and qualification on Form T-1 of State Street Bank and Trust Company, as Trustee under the
               Indenture
27         --  Financial Data Schedule (for SEC use only)
99.1       --  Form of Letter of Transmittal

EXHIBIT
NUMBER
-------
99.2       --  Form Letter to Brokers, Dealers, Commercial Banks, Trust
               Companies and Other Nominees
99.3       --  Form of Notice of Guaranteed Delivery


---------------

* Filed herewith.